                                                                  EXHIBIT (10)C


                                U.S. $275,000,000

                         MULTICURRENCY CREDIT AGREEMENT

                         Dated as of September 29, 1993

                 As Amended and Restated as of December 13, 2000

                                      Among

                                   ECOLAB INC.

                         as a Borrower hereunder and as

                     Guarantor of all Borrowing Subsidiaries

                            to become parties hereto,

                             THE BANKS NAMED HEREIN

                                    as Banks,

                               CITICORP USA, INC.

                            as Administrative Agent,

                           CITIBANK INTERNATIONAL PLC

                                 as Euro-Agent,

                                       and

                                  Bank One, NA

                                       and

                           Credit Suisse First Boston

                                  as Co-Agents

ARTICLE I
          DEFINITIONS AND ACCOUNTING TERMS........................................................................1
     SECTION 1.01. Certain Defined Terms..........................................................................1
     SECTION 1.02. Computation of Time Periods...................................................................14
     SECTION 1.03. Accounting Terms and Change in Accounting Principles..........................................14
     SECTION 1.04. Currency Equivalents Generally................................................................14

ARTICLE II
          AMOUNTS AND TERMS OF THE ADVANCES......................................................................15
     SECTION 2.01. The Committed Advances........................................................................15
     SECTION 2.02. Making the A Advances.........................................................................16
     SECTION 2.03. The B Advances................................................................................21
     SECTION 2.04. Fees..........................................................................................27
     SECTION 2.05. Reduction of the Commitments; Increased Commitments;
           Additional Banks......................................................................................28
     SECTION 2.06. Repayment of Committed Advances...............................................................30
     SECTION 2.07. Interest on Committed Advances................................................................30
     SECTION 2.08. Additional Interest on Eurocurrency Advances..................................................33
     SECTION 2.09. Interest Rate Determination...................................................................33
     SECTION 2.10. Voluntary Conversion or Continuation of Advances..............................................37
     SECTION 2.11. Prepayments...................................................................................39
     SECTION 2.12. Increased Costs and Reduced Return............................................................40
     SECTION 2.13. Illegality....................................................................................41
     SECTION 2.14. Payments and Computations.....................................................................42
     SECTION 2.15. Sharing of Payments, Etc......................................................................43
     SECTION 2.16. Currency Equivalents..........................................................................44
     SECTION 2.17. Taxes.........................................................................................44
     SECTION 2.18. Substitution of Banks.........................................................................47
     SECTION 2.19. Extension of Commitments......................................................................48

ARTICLE III
          CONDITIONS OF LENDING..................................................................................49
     SECTION 3.01. Conditions Precedent to Initial Advances......................................................49
     SECTION 3.02. Conditions Precedent to Each Committed Borrowing..............................................50
     SECTION 3.03. Conditions Precedent to Certain Borrowings....................................................51
     SECTION 3.04. Conditions Precedent to Each B Borrowing......................................................51
     SECTION 3.05. Conditions Precedent to Initial Local Currency Borrowing under any Local Currency
              Addendum...........................................................................................52

ARTICLE IV
          REPRESENTATION AND WARRANTIES..........................................................................52
     SECTION 4.01. Representations and Warranties of the Company.................................................52
     SECTION 4.02. Representations and Warranties of Borrowing Subsidiaries......................................55

ARTICLE V
          COVENANTS OF THE COMPANY...............................................................................56

     SECTION 5.01. Affirmative Covenants.........................................................................56
     SECTION 5.02. Negative Covenants............................................................................60
     SECTION 5.03. Financial Covenant............................................................................61

ARTICLE VI
          EVENTS OF DEFAULT......................................................................................61
     SECTION 6.01. Events of Default.............................................................................61

ARTICLE VII
          THE AGENT AND THE EURO-AGENT...........................................................................63
     SECTION 7.01. Authorization and Action......................................................................63
     SECTION 7.02. Agent's Reliance, Etc.........................................................................64
     SECTION 7.03. Citicorp and Affiliates.......................................................................64
     SECTION 7.04. Bank Credit Decision..........................................................................65
     SECTION 7.05. Indemnification...............................................................................65
     SECTION 7.06. Successor Agents..............................................................................65

ARTICLE VIII
          GUARANTY...............................................................................................66
     SECTION 8.01. The Guaranty..................................................................................66
     SECTION 8.02. Guaranty Unconditional........................................................................66
     SECTION 8.03. Discharge Only Upon Payment In Full; Reinstatement in Certain Circumstances...................67
     SECTION 8.04. Waiver by the Company.........................................................................68
     SECTION 8.05. Subrogation...................................................................................68
     SECTION 8.06. Stay of Acceleration..........................................................................68

ARTICLE IX
          MISCELLANEOUS..........................................................................................68
     SECTION 9.01. Amendments, Etc...............................................................................68
     SECTION 9.02. Notices, Etc..................................................................................69
     SECTION 9.03. No Waiver; Remedies...........................................................................70
     SECTION 9.04. Costs and Expenses............................................................................70
     SECTION 9.05. Right of Set-off..............................................................................71
     SECTION 9.06. Judgment......................................................................................71
     SECTION 9.07. Binding Effect................................................................................71
     SECTION 9.08. Assignments and Participations................................................................72
     SECTION 9.09. Consent to Jurisdiction.......................................................................75
     SECTION 9.10. Governing Law.................................................................................75
     SECTION 9.11. Execution in Counterparts.....................................................................75
     SECTION 9.12. Indemnification...............................................................................75
     SECTION 9.13. Confidentiality...............................................................................76
     SECTION 9.14. Non-Reliance by the Banks.....................................................................76
     SECTION 9.15. No Indirect Security..........................................................................76
     SECTION 9.16. Waiver of Jury Trial..........................................................................76
     SECTION 9.17. Effectiveness of Amendment and Restatement....................................................77

EXHIBIT A-1                Form of A Note
EXHIBIT A-2                Form of B Note
EXHIBIT B-1                Form of Notice A Borrowing
EXHIBIT B-2                Form of Notice B Borrowing (Dollars)
EXHIBIT B-3                Form of Notice of B Borrowing (Alternative Currency)
EXHIBIT B-4                Form of Notice of Local Currency Borrowing
EXHIBIT C-1                Form of Assignment and Acceptance
EXHIBIT C-2                Form of Increase Agreement
EXHIBIT D                  Form of Election to Participate
EXHIBIT E                  Form of Opinion of General Counsel of the Company
                           (Initial Borrowing by the Company)
EXHIBIT F                  Form of Opinion of Special Counsel for the Company
                           (Initial Borrowing by the Company)
EXHIBIT G                  Form of Opinion of Special Counsel for a Borrowing
                           Subsidiary
EXHIBIT H                  Form of Opinion of General Counsel of the Company
                           (Initial Borrowing by a Borrowing Subsidiary)
EXHIBIT I                  Form of Opinion of Special Counsel for the Company
                           (Initial Borrowing by a Borrowing Subsidiary)
EXHIBIT J                  Form of Opinion of Special Counsel for the Agent
EXHIBIT K                  Form of Local Currency Addendum

SCHEDULE I                 Applicable Lending Office

                         MULTICURRENCY CREDIT AGREEMENT

                         Dated as of September 29, 1993

                 As Amended and Restated as of December 13, 2000

          ECOLAB INC., a Delaware corporation (the "COMPANY"), the Banks party hereto from time to time, Citicorp USA, Inc. ("CITICORP") as administrative agent (the "AGENT") for the Banks hereunder, CITIBANK INTERNATIONAL PLC, as agent for the banks in connection with certain of the Eurocurrency Advances (the "EURO-AGENT") and Bank One, NA and Credit Suisse First Boston, as co-agents (the "CO-AGENTS"), agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "A ADVANCE" means an advance by a Bank to a Borrower as part of an A Borrowing and refers to a Base Rate Advance, an Adjusted CD Rate Advance or a Eurocurrency Advance, each of which shall be a "TYPE" of A Advance.

          "A BORROWING" means a borrowing consisting of simultaneous A Advances of the same Type made to a single Borrower by each of the Banks pursuant to
SECTION 2.01.

          "A NOTE" means a promissory note of a Borrower payable to the order of any Bank, in substantially the form of EXHIBIT A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Bank resulting from the A Advances made by such Bank to such Borrower.

          "ADDED BANK" has the meaning specified in SECTION 2.05(c).

          "ADJUSTED CD RATE" means, for any Interest Period for each Adjusted CD Rate Advance comprising part of the same A Borrowing, an interest rate per annum equal to the sum of:

          (a) the rate per annum obtained by dividing (i) the rate of interest determined by the Agent to be the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the consensus bid rates determined by each of the Reference Banks for the bid rates per annum, at 9:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period, of New York certificate of deposit dealers of recognized standing selected by such Reference Bank for the purchase at face value of certificates of deposit of such Reference Bank in an amount substantially equal to such Reference Bank's

     Adjusted CD Rate Advance comprising part of such Borrowing and with a maturity equal to such Interest Period, by (ii) a percentage equal to 100% minus the Adjusted CD Rate Reserve Percentage (as defined below) for such Interest Period (PROVIDED, HOWEVER, for purposes of determining the amount of such certificate of deposit in the case of Citibank, such amount shall be substantially equal to the Adjusted CD Rate Advance to be made by Citicorp comprising part of such Borrowing), plus

          (b)  the Assessment Rate (as defined below) for such Interest Period.

The "ADJUSTED CD RATE RESERVE PERCENTAGE" for the Interest Period for each Adjusted CD Rate Advance comprising part of the same Borrowing means the reserve percentage applicable on the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion Dollars with respect to liabilities consisting of or including (among other liabilities) Dollar nonpersonal time deposits in the United States with a maturity equal to such Interest Period. The "ASSESSMENT RATE" for the Interest Period for each Adjusted CD Rate Advance comprising part of the same Borrowing means the annual assessment rate estimated by the Agent on the first day of such Interest Period for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank in the United States. The Adjusted CD Rate for each Interest Period for each Adjusted CD Rate Advance comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks on the first day of such Interest Period, SUBJECT, HOWEVER, to the provisions of SECTION 2.09.

          "ADJUSTED CD RATE ADVANCE" means an Advance denominated in Dollars which bears interest as provided in SECTION 2.07(b).

          "ADVANCE" means an A Advance, a Local Currency Advance or a B Advance.

          "AFFILIATE" means, when used with respect to a specified Person, another Person that directly or indirectly controls or is controlled by or is under common control with the Person specified.

          "AGREEMENT" means this Multicurrency Credit Agreement, originally dated and executed as of September 29, 1993, as the same has been amended, and amended and restated from time to time, including by this amendment and restatement dated as of December 13, 2000, and as it may from time to time hereafter be amended, restated, supplemented or otherwise modified from time to time. For ease of reference, the Agreement as it existed immediately prior to this amendment and restatement is sometimes hereinafter referred to as the "ORIGINAL AGREEMENT", and the Agreement as it exists upon and after this amendment and restatement may sometimes be referred to as the "RESTATED AGREEMENT".

          "ALTERNATIVE CURRENCY" means any lawful currency other than Dollars which is freely transferable and convertible into Dollars.

          "ANNIVERSARY DATE" means each December 13 occurring during the term of this Agreement, commencing December 13, 2001, or if any such date is not a Business Day, the next preceding Business day.

          "APPLICABLE LENDING OFFICE" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance, such Bank's CD Lending Office in the case of an Adjusted CD Rate Advance, such Bank's Eurocurrency Lending Office in the case of a Eurocurrency Advance (other than a Eurocurrency Advance which is a Local Currency Advance), such Bank's (or it's Affiliate's) branch or agency, as specified by such Bank in the applicable Local Currency Addendum, in the case of a Local Currency Advance, and, in the case of a B Advance, the office of such Bank notified by such Bank to the Agent as its Applicable Lending Office with respect to such B Advance.

          "APPLICABLE MARGIN" means, as applicable, the Applicable CD Rate Margin under SECTION 2.07(b), the Applicable Eurocurrency Margin under SECTION 2.07(c), the Applicable Floating Rate Margin under any Applicable Local Currency Addendum or the Applicable Fixed Rate Margin under any Local Currency Addendum.

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance in substantially the form of EXHIBIT C-1 hereto pursuant to which a Bank assigns all or a portion of such Bank's rights and obligations under this Agreement in accordance with the terms of SECTION 9.08.

          "AUSTRALIAN LOCAL CURRENCY ADDENDUM" or "AUSTRALIAN LOCAL CURRENCY ADDENDA" means, as applicable, each of or both of (a) the Local Currency Addendum dated as of October 17, 1997 among Ecolab PTY Limited, the Company, the Local Currency Banks named therein, the Agent, and Citisecurities Limited as Local Currency Agent, and (b) the Local Currency Addendum dated as of June 23, 1998 among Ecolab Finance PTY Limited, the Company, the Local Currency Banks named therein, the Agent, and Citisecurities Limited as Local Currency Agent.

          "AVAILABLE COMMITMENT" means, as to any Bank at any time, an amount equal to such Bank's Commitment at such time MINUS the aggregate of all such Bank's Committed Advances outstanding at such time.

          "B ADVANCE" means an advance by a Bank to a Borrower as part of a B Borrowing resulting from the applicable auction bidding procedure described in
SECTION 2.03.

          "B BORROWING" means a borrowing consisting of simultaneous B Advances to a Borrower from each of the Banks whose offer to make a B Advance as part of such borrowing has been accepted by the Company on behalf of such Borrower under the applicable auction bidding procedure described in Section 2.03.

          "B NOTE" means a promissory note of a Borrower payable to the order of any Bank, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of such Borrower to such Bank resulting from a B Advance made by such Bank.

          "B REDUCTION" has the meaning specified in SECTION 2.01.

          "BANKS" means the financial institutions listed on the signature pages hereof, and any assignee of an existing Bank pursuant to an Assignment and Acceptance.

          "BASE RATE" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; or

               (b)  one-half of one percent per annum above the Federal Funds
          Rate.

          "BASE RATE ADVANCE" means an A Advance denominated in Dollars which bears interest as provided in SECTION 2.07(a).

          "BORROWER" means the Company or any Borrowing Subsidiary, and their respective successors and permitted assigns, and "BORROWERS" means all of the foregoing.

          "BORROWING" means an A Borrowing, a Local Currency Borrowing or a B Borrowing.

          "BORROWING SUBSIDIARY" means any Subsidiary (i) that is a Wholly-Owned Consolidated Subsidiary, and (ii) as to which an Election to Participate shall have been delivered to the Agent, duly executed on behalf of such Borrowing Subsidiary and the Company, prior to the date of any Notice of Borrowing on behalf of such Borrowing Subsidiary. Ecolab PTY Limited and Ecolab Finance PTY Limited are Borrowing Subsidiaries as a result of Elections to Participate executed by each of them pursuant to this Agreement, on October 17, 1997 in the case of Ecolab Finance PTY and on June 23, 1998 in the case of Ecolab Finance PTY Limited.

          "BUSINESS DAY" means a day of the year (i) on which banks are not required or authorized to close in New York City, (ii) if the applicable Business Day relates to any Eurocurrency Advance, on which dealings are carried on in the London interbank market and (iii) if the applicable Business Day relates to a disbursement to or payment by a Borrowing Subsidiary or a branch of the Company under a Local Currency Addendum, on which banks are not required or authorized to close in the city in which the chief executive office or principal place of business of such Borrowing Subsidiary is located or in which such branch of the Company is located, respectively.

          "CAPITALIZATION" means, as of any date, the sum of Total Debt plus Shareholders' Equity.

          "CD LENDING OFFICE" means, with respect to any Bank, the office of such Bank specified as its "CD Lending Office" opposite its name on SCHEDULE I hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

          "CHANGE OF CONTROL" means an event which shall be deemed to have occurred if any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of stock of the Company of any class or classes where the stock the beneficial ownership of which is so acquired carries (otherwise than by reason only of the happening of a contingency) more than 50 percent of the ordinary voting power for the election of directors generally of the Company; or, during any period of 12 consecutive calendar months, individuals:

          (i) who were directors of the Company on the first day of such period, or

          (ii) whose election or nomination for election to the board of directors of the Company was recommended or approved by at least a majority of the directors then still in office who were directors of the Company on the first day of such period, or whose election or nomination for election was so approved shall cease to constitute a majority of the board of directors of the Company.

          "CITIBANK" means Citibank, N.A.

          "COMMITTED ADVANCE" means an A Advance or a Local Currency Advance.

          COMMITTED BORROWING" means an A Borrowing or a Local Currency
Borrowing.

          "COMMITMENT" has the meaning specified in SECTION 2.01.

          "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary the accounts of which would be consolidated with those of the Company in its consolidated financial statements at such date in accordance with GAAP.

          "CONVERT", "CONVERSION", and "CONVERTED" each refer to a conversion of Committed Advances of one Type into Committed Advances of another Type pursuant to SECTION 2.09, 2.10 or 2.13.

          "CREDIT RATING" means, at any time, the credit rating on the Company's long-term senior unsecured debt then most recently publicly announced by either Moody's or S&P and "CREDIT RATINGS" means both such credit ratings.

          "DEBT" means (but without duplication of any item) (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, excluding trade obligations and other accounts payable arising in the ordinary course of business, (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA. "DEBT" shall not include contingent obligations for the liabilities of any Joint Venture Entity imposed solely as a matter of law by virtue of ownership of equity interests in such Joint Venture Entity.

          "DEFAULT" means any event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "DESIGNATED A BORROWING" has the meaning specified in SECTION 2.01(b).

          "DESIGNATED LOCAL CURRENCY BORROWING" has the meaning specified in
SECTION 2.01(b).

          "DESIGNATED PREPAYMENT" has the meaning specified in SECTION 2.01(b).

          "DOLLARS" and the sign "$" each means lawful money of the United
States.

          "DOMESTIC LENDING OFFICE" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on
SCHEDULE I hereto or such other office of such Bank as such Bank may from time to time specify to the Company and the Agent.

          "ELECTION TO PARTICIPATE" means an Election to Participate in substantially the form of EXHIBIT D hereto.

          "ELIGIBLE ASSIGNEE" means (i) a Bank or any affiliate of a Bank; (ii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000; or
(iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000 or the local currency equivalent thereof, provided that such bank is acting through a branch or agency located in the United States.

          "ELIGIBLE LOCAL CURRENCY BANK" means with respect to any Local Currency Addendum, any Local Currency Bank under such Local Currency Addendum which meets the eligibility requirements set forth in such Local Currency Addendum.

          "ERISA" means the Employment Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

          "ERISA AFFILIATE" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Company or any of its Subsidiaries, (ii) partnership, trade or business under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Company or any of its Subsidiaries, and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Company or any of its Subsidiaries, any corporation described in clause (i) or any partnership, trade or business described in clause (ii).

          "EUROCURRENCY ADVANCE" means an Advance denominated in Dollars or in an Alternative Currency which bears interest as provided in SECTION 2.07(c).

          "EUROCURRENCY LENDING OFFICE" means, with respect to any Bank, the office of such Bank specified as its "Eurocurrency Lending Office" opposite its name on SCHEDULE I hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Company and the Agent. A Bank may specify different offices for its A Advances denominated in Dollars and its A Advances denominated in Alternative Currencies, respectively, and the term "Eurocurrency Lending Office" shall refer to any or all such offices, collectively, as the context may require when used in respect of such Bank.

          "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "EUROCURRENCY RATE" means, for the Interest Period for each Eurocurrency Advance comprising part of the same Committed Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or in the relevant Alternative Currency are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Advance comprising part of such Committed Borrowing and for a period equal to such Interest Period; PROVIDED, HOWEVER, for purposes of determining the amount of any such deposit in the case of Citibank, such amount shall be substantially equal to the Eurocurrency Advance to be made by Citicorp comprising part of such Borrowing. The Eurocurrency Rate for the Interest Period for each Eurocurrency Advance comprising part of the same Committed Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, SUBJECT, HOWEVER, to the provisions of
SECTION 2.09.

          "EUROCURRENCY RATE RESERVE PERCENTAGE" of any Bank for the Interest Period for any Eurocurrency Advance means the reserve percentage applicable during such Interest Period

(or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank (or for Citibank, in the case of Eurocurrency Advances of Citicorp) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "EVENTS OF DEFAULT" has the meaning specified in SECTION 6.01.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "FIXED RATE" means, as applicable, the Adjusted CD Rate, the Eurocurrency Rate, or any fixed interest rate set forth in a Local Currency Addendum.

          "FIXED RATE AUCTION" has the meaning specified in SECTION 2.03(b)(i).

          "FIXED RATE ADVANCE" means any Adjusted CD Rate Advance, any Eurocurrency Advance, or any Local Currency Advance which bears interest at a fixed interest rate set forth in the applicable Local Currency Addendum.

          "FLOATING RATE" means, as applicable, the Base Rate or any fluctuating interest rate set forth in a Local Currency Addendum.

          "FLOATING RATE ADVANCE" means any Base Rate Advance, or any Local Currency Advance which bears interest at a fluctuating interest rate set forth in the Local Currency Addendum.

          "GAAP" means generally accepted accounting principles set forth in the opinions, statements and pronouncements of the Financial Accounting Standards Board, Accounting Principles Board and the American Institute of Certified Public Accountants or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination and in any event applied in a manner consistent with the application thereof used in the preparation of the financial statements referred to in SECTION 4.01(e).

          "INCREASE AGREEMENT" means an Increase of Commitments Agreement executed by the Company, the Agent and one or more Increasing Banks or Added Banks, in accordance with SECTION 2.05(d) and in substantially the form of EXHIBIT C-2 hereto.

          "INCREASED COMMITMENTS" has the meaning specified in SECTION 2.05(b).

          "INCREASING BANK" has the meaning specified in SECTION 2.05(d).

          "INDEXED RATE AUCTION" has the meaning specified in SECTION
2.03(b)(i).

          "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, by which the present value of the vested benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

          "INTEREST PERIOD" means, for each Adjusted CD Rate Advance comprising part of the same A Borrowing, each Eurocurrency Advance comprising part of the same Committed Borrowing, or each other Fixed Rate Advance comprising part of the same Local Currency Borrowing, the period commencing on the date of such Committed Advance or the date of the Conversion or Redenomination, as applicable, of any Floating Rate Advance into such a Committed Advance and ending on the last day of the period selected by the Company (on behalf of the respective Borrower) pursuant to the provisions below, and thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Company (on behalf of the respective Borrower) pursuant to the provisions of SECTION
2.10 and subject to the provisions below. The duration of each such Interest Period shall be 30, 60, 90, 120, 150 or 180 days in the case of an Adjusted CD Rate Advance, one, two, three or six months, or nine or twelve months, if available, in the case of a Eurocurrency Advance, and such number of days or months as may be set forth in the applicable Local Currency Addendum in the case of a Fixed Rate Advance other than a Eurocurrency Advance, in each case as the Company may select pursuant to the provisions of SECTION 2.02(a) or SECTION 2.10, as applicable; PROVIDED, HOWEVER, that: (i) Interest Periods commencing on the same date for Committed Advances comprising part of the same Committed Borrowing shall be of the same duration; and (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; PROVIDED, in the case of any Interest Period for a Eurocurrency Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day. If, in accordance with SECTION 2.13 or otherwise, any Committed Borrowing shall include both Fixed Rate Advances and Floating Rate Advances, each such Floating Rate Advance shall be assigned an Interest Period that is coextensive with the Interest Period then assigned to such Fixed Rate Advances.

          "JOINT VENTURE" means the Joint Venture Entities, the equity in the income of which is reported on the consolidated income statements of the Company and its Consolidated Subsidiaries.

          "JOINT VENTURE AGREEMENT" means the Amended and Restated Umbrella Agreement dated as of June 26, 1991 between the Company and Henkel Kommanditgesellschaft auf Aktien.

          "JOINT VENTURE ENTITIES" means the joint venture entities and their subsidiaries collectively, from time to time established in accordance with the terms of the Joint Venture Agreement.

          "LOCAL CURRENCY ADDENDUM" means a local currency addendum among the Company, a Borrowing Subsidiary, one or more Local Currency Banks, a Local Currency Agent and the Agent, substantially in the form of EXHIBIT A.

          "LOCAL CURRENCY ADVANCE" means any Advance in an Alternative Currency, made to a Borrower pursuant to SECTION 2.02A and a Local Currency Addendum. Each Local Currency Advance shall be a Fixed Rate Advance or a Floating Rate Advance. Floating Rate Advances under a Local Currency Addendum, and Fixed Rate Advances of the same type under a Local Currency Addendum each shall be a "TYPE" of Local Currency Advance.

          "LOCAL CURRENCY AGENT" means one or more entities (which may be the Agent or one of its local Affiliates), satisfactory to the Agent, as specified in the applicable Local Currency Addendum. Unless the Agent otherwise elects, the Local Currency Agent under each Local Currency Addendum shall be the Agent or one of its local Affiliates.

          "LOCAL CURRENCY BANK" means any Bank (or any Affiliate, branch or agency thereof) party to a Local Currency Addendum. In the event any agency, branch or Affiliate of a Bank shall be party to a Local Currency Addendum, such agency, branch or Affiliate shall, to the extent of any commitment extended and any Advances made by it, have all the rights of such Bank hereunder; PROVIDED, however, that such Bank shall continue to the exclusion of such agency or Affiliate to have all the voting and consensual rights vested in it by the terms hereof.

          "LOCAL CURRENCY BORROWING" means a Borrowing comprised of Local Currency Advances.

          "LOCAL CURRENCY COMMITMENT" has the meaning specified in SECTION
2.02A.

          "LOCAL CURRENCY COUNTRY" means, with respect to any Local Currency Addendum, the country in which Local Currency Advances are to be made and repaid under such Local Currency Addendum.

          "LOCAL CURRENCY FACILITY" means a facility for providing Local Currency Advances pursuant to a Local Currency Addendum.

          "LOCAL CURRENCY FACILITY AGGREGATE COMMITMENT" has the meaning specified in SECTION 2.02A.

          "MAJORITY BANKS" means at any time Banks holding at least 51% of the then aggregate unpaid principal amount of the Committed Advances made by Banks, or, if no such principal amount is then outstanding, Banks having at least 51% of the Commitments. If at any time there shall be no outstanding Committed Advances and the Commitments shall have been terminated, "MAJORITY BANKS" shall mean the holders of 51% of the then aggregate unpaid principal amount of the B Notes.

          "MAJORITY LOCAL CURRENCY BANKS" means at any time with respect to any Local Currency Addendum, Local Currency Banks having at such time Local Currency Commitments representing at least 51% of the Local Currency Facility Aggregate Commitment at such time under such Local Currency Addendum.

          "MARGIN STOCK" has the meaning specified in Regulation U issued by the Board of Governors of the Federal Reserve System.

          "MOODY'S" means Moody's Investors Service, Inc.

          "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Company or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "MULTIPLE EMPLOYER PLAN" means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Company or any of its ERISA Affiliates, and more than one employer other than the Company or any of its ERISA Affiliates, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Company or any of its ERISA Affiliates made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

          "NOTE" means an A Note, a B Note or any note issued with respect to any Local Currency Advances.

          "NOTICE OF A BORROWING" has the meaning specified in SECTION 2.02(a).

          "NOTICE OF B BORROWING" means (i) in the case of a B Borrowing proposed to be made pursuant to SECTION 2.03(b), a written request for such B Borrowing substantially in the form of EXHIBIT B-2 hereto and (ii) in the case of a B Borrowing proposed to be made pursuant to SECTION 2.03(c), a written request for such B Borrowing substantially in the form of EXHIBIT B-3 hereto.

          "NOTICE OF LOCAL CURRENCY BORROWING" has the meaning specified in
SECTION 2.02B(a).

          "PAYMENT OFFICE" means (i) for Dollars, the principal office of Citibank in New York City, located on the date hereof at 399 Park Avenue, New York, New York 10043, (ii) for any Alternative Currency (other than with respect to Local Currency Advances), the office of Citibank International Plc located at 335 Strand, London WC2R ILS England, and (iii) with respect to any Local Currency Advance, the office of the Local Currency Agent set forth in the applicable Local Currency Addendum, or in any case, such other office of the Agent, the Euro-Agent or the Local Currency Agent, as applicable, as shall be from time to time selected by it by written notice to the Company and the Banks.

          "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "PLAN" means an employee benefit plan, other than a Multiemployer Plan, which is (or, in the event that any such plan has been terminated within five years after a transaction described in Section 4069 of ERISA, was) maintained for employees of the Company or any of its ERISA Affiliates and subject to Title IV of ERISA.

          "PRIMARY CURRENCY" means the lawful currency of each of the Federal Republic of Germany, France, Japan, Italy, the United Kingdom and Canada.

          "REDENOMINATE", "REDENOMINATION" and "REDENOMINATED" each refer to redenomination of Advances comprising all or part of the same Committed Borrowing from Dollars into an Alternative Currency or from an Alternative Currency into Dollars or another Alternative Currency, or the continuation of such Advances in the same Alternative Currency, in each case pursuant to SECTION 2.09, 2.10(b) or 2.13.

          "REFERENCE BANKS" means Citibank, Bank One, NA and Credit Suisse First Boston.

          "RESTATEMENT DATE" means December 13, 2000, the date that the amendment and restatement of this Agreement has become effective pursuant to
SECTION 9.17.

          "S&P" means Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SHAREHOLDERS' EQUITY" means at any date the consolidated shareholders' equity of the Company and its Consolidated Subsidiaries which would appear as such on a consolidated balance sheet as of such date of the Company and its Consolidated Subsidiaries, after deducting treasury stock and as determined in accordance with GAAP.

          "SIGNIFICANT SUBSIDIARY" shall have the meaning assigned to such term in Regulation S-X issued pursuant to the Securities Act and the Exchange Act.

          "STATED TERMINATION DATE" means December 13, 2005, or such later date as may be established pursuant to SECTION 2.19.

          "SUBSIDIARY" means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly (through one or more Subsidiaries) owned or controlled by the Company.

          "TERMINATION DATE" means the Stated Termination Date or the earlier date of termination in whole of the Commitments pursuant to SECTION 2.05(a) or 6.01.

          "TERMINATION EVENT" means (i) a "reportable event," as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in
Section 4062(f) of ERISA, or (ii) the withdrawal of the Company or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Company or any of its ERISA Affiliates under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or
(v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

          "TOTAL COMMITMENT" means, at any time, the sum of all of the Commitments at such time.

          "TOTAL DEBT" means, as of any date, all Debt of the Company and its Consolidated Subsidiaries on a consolidated basis, other than, to the extent included in Debt, liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

          "TYPE", in respect of any A Advance, has the meaning assigned thereto in the definition herein of "A ADVANCE", and in respect of any Local Currency Advance, has the meaning assigned thereto in the definition herein of "LOCAL CURRENCY ADVANCE".

          "UTILIZATION FEE" has the meaning specified in SECTION 2.04(b).

          "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" means any Consolidated Subsidiary in which all of the shares of capital stock or other equity interests are, at the time, directly or indirectly owned by the Company; PROVIDED that up to 10% of each class of such shares of capital stock or other equity interests may be directors' qualifying shares or shares or equity interests issued by such Subsidiary under employee compensation or incentive plans.

          "WITHDRAWAL LIABILITY" shall have the meaning given such term under
Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

          SECTION 1.03. ACCOUNTING TERMS AND CHANGE IN ACCOUNTING PRINCIPLES. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. If any changes in accounting principles from those used in the preparation of the financial statements referred to in SECTION 4.01(e) are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Company with the agreement of its independent certified public accountants and such changes result in a change in the components of the calculation of any of the financial covenants, standards or terms found in ARTICLE V hereof, the Company and the Agent agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such changes as if such changes had not been made, PROVIDED, HOWEVER, that no change in GAAP that would affect the components of the calculation of any of such financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Agent, to so reflect such change in accounting principles. Without limiting the generality of the foregoing, any sale of accounts receivable, chattel paper, instruments, general intangibles and related equipment or inventory or any other assets by the Company or any Subsidiary which constitutes a sale of such assets under GAAP as in effect from time to time shall not constitute Debt under this Agreement or the grant of a Lien on such assets for purposes of this Agreement. Notwithstanding anything in the second sentence of this Section to the contrary, whether any such sale constitutes a sale shall be determined by SFAS 125 or any successor pronouncement from and after its respective effective date.

          SECTION 1.04. CURRENCY EQUIVALENTS GENERALLY. For all purposes of this Agreement, except as otherwise provided in ARTICLE II, the equivalent in any Alternative Currency of an amount in Dollars shall be determined at the rate of exchange quoted by Citibank (or, if applicable, the applicable Local Currency Agent if other than Citibank or an Affiliate of Citibank), in London, at 9:00 A.M. (London time) (or if later, at the time of receipt of the applicable Notice) on the date of determination, to prime banks in London for the spot purchase in the London foreign exchange market of such amount of Dollars with such Alternative Currency; provided that if the rate of exchange cannot be determined as described above, then the rate of exchange shall be the rate determined by the Euro-Agent or the applicable Local Currency Agent in good faith to be the appropriate rate of exchange, having regard to market conditions as the Euro-Agent or such applicable Local Currency Agent deems appropriate.

                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01. THE COMMITTED ADVANCES.

          (a) Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to the Borrowers from time to time on any Business Day during the period from the date hereof until the Termination Date. Each Local Currency Bank under a Local Currency Addendum severally agrees, on the terms and conditions set forth herein and in such Local Currency Addendum, to make Local Currency Advances to a Borrower party to such Local Currency Addendum from time to time on any Business Day on and after the execution of such Local Currency Addendum until the earlier of the Termination Date or the termination of the Commitment of such Local Currency Bank under such Local Currency Addendum. The aggregate amount (determined in Dollars) of the Committed Advances of any Bank shall not exceed at any time outstanding the Dollar amount set opposite such Bank's name on the signature pages hereof (or of any Assignment and Acceptance to which such Bank is a party), as such amount may be reduced pursuant to SECTION 2.05(a) (such Bank's "COMMITMENT"), PROVIDED that the aggregate amount of the Commitments of the Banks shall be deemed used from time to time to the extent of the aggregate principal amount of the B Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be applied to the Banks ratably according to their respective unused Commitments (such deemed use of the aggregate amount of the Commitments being a "B REDUCTION").

          (b) Each A Borrowing shall consist of A Advances of the same Type made on the same day to the same Borrower by the Banks ratably according to their respective Available Commitments; PROVIDED HOWEVER, that if the Borrower desires to obtain Local Currency Advances under either Australian Local Currency Addendum, but lacks borrowing availability from the Local Currency Banks under such Local Currency Addendum because of the amount of outstanding A Advances, an A Borrowing (a "DESIGNATED A BORROWING") made to fund a prepayment of A Advances to such Local Currency Banks in order to increase borrowing availability under such Local Currency Addendum (a "DESIGNATED PREPAYMENT") shall, at the election of the Borrower set forth in the Notice of A Borrowing for such Designated A Borrowing, be made by the Banks ratably according to their respective Available Commitments after giving pro forma effect to both the Designated Prepayment and the Local Currency Advances to be made as a result of the increase of borrowing availability under the applicable Local Currency Addendum (the "DESIGNATED LOCAL CURRENCY BORROWING"); PROVIDED FURTHER, HOWEVER, that each Designated A Borrowing must be made on the same date as the corresponding Designated Prepayment and the proceeds of the Designated A Borrowing shall be applied simultaneously to the making of the corresponding Designated Prepayment, and the corresponding Designated Local Currency Borrowing shall be made within two Business Days thereafter. Each Local Currency Borrowing under a Local Currency Addendum shall consist of Local Currency Advances in the same Alternative Currency of the same Type made on the same day to the same Borrower by the applicable Local Currency

     Banks ratably according to the respective Local Currency Commitments of such Local Currency Banks. Each Committed Borrowing shall be in an aggregate amount:

          (i) in the case of a Borrowing comprised of Base Rate Advances, not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof;

          (ii) in the case of a Borrowing comprised of Eurocurrency Advances denominated in Dollars or Adjusted CD Rate Advances, not less than $9,000,000 or an integral multiple of $1,000,000 in excess thereof;

          (iii) in the case of a Borrowing comprised of Eurocurrency Advances denominated in a Primary Currency, not less than the equivalent in such Primary Currency of $9,000,000 or an integral multiple of the equivalent in such Primary Currency of $1,000,000;

          (iv) in the case of a Borrowing comprised of Eurocurrency Advances (other than Local Currency Advances) denominated in any Alternative Currency other than a Primary Currency, not less than any amount (and an integral multiple in excess thereof) advised to the Company by the Euro-Agent on the basis of then prevailing market conditions and conventions; and

          (v) in the case of a Local Currency Borrowing, not less than the amounts, if any, specified in the applicable Local Currency Addendum.

          (c) Within the limits of each Bank's Commitment, a Borrower may borrow, repay pursuant to SECTION 2.06 or prepay pursuant to SECTION 2.11, and reborrow under this SECTION 2.01. For purposes of this SECTION 2.01 and all other provisions of this ARTICLE II, the equivalent in Dollars of any Alternative Currency or the equivalent in any Alternative Currency of Dollars or of any other Alternative Currency shall be determined in accordance with SECTION 2.16.

          SECTION 2.02. MAKING THE A ADVANCES. (a) Each A Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) by the Company (on behalf of the applicable Borrower):

          (w) in the case of a proposed A Borrowing comprised of Base Rate Advances, to the Agent on the date of such proposed Borrowing (but two Business Days prior to the date of such proposed Borrowing in the case of a Designated A Borrowing);

          (x) in the case of a proposed A Borrowing comprised of Adjusted CD Rate Advances, to the Agent two Business Days prior to the date of such proposed Borrowing (but four Business Days prior to the date of such proposed Borrowing in the case of a Designated A Borrowing);

          (y) in the case of a proposed A Borrowing comprised of Eurocurrency Advances denominated in Dollars, to the Agent three Business Days prior to the date of such proposed Borrowing (but five Business Days prior to the date of such proposed Borrowing in the case of a Designated A Borrowing); and

          (z) in the case of a proposed A Borrowing comprised of Eurocurrency Advances denominated in an Alternative Currency, to the Euro-Agent three Business Days prior to the date of such proposed Borrowing (but five Business Days prior to the date of such proposed Borrowing in the case of a Designated A Borrowing).

The Agent or Euro-Agent, as applicable, shall give each Bank prompt notice thereof by telecopy, telex or cable. Each such notice of an A Borrowing (a "NOTICE OF A BORROWING") shall be by telecopy, telex or cable, confirmed immediately in writing, in substantially the form of EXHIBIT B-1 hereto, specifying therein the requested (i) Borrower, (ii) date of such A Borrowing,
(iii) Type of A Advances comprising such A Borrowing, (iv) in the case of a proposed A Borrowing comprised of Eurocurrency Advances, currency of such A Advances, (v) in the case of a proposed A Borrowing comprised of Eurocurrency Advances or Adjusted CD Rate Advances, initial Interest Period for each such Advance and (vi) aggregate amount of such A Borrowing. The Company shall certify, in each Notice of A Borrowing, the Credit Ratings, if any, then in effect. In the case of an A Borrowing comprised of Eurocurrency Advances denominated in an Alternative Currency, the Company shall request, within one-half hour prior to the issuance of the applicable Notice of A Borrowing, the advice of the Euro-Agent as to the applicable exchange rate then in effect with respect to such Alternative Currency, and the Company shall specify in such Notice of A Borrowing the exchange rate so advised to it by the Euro-Agent. In the case of a proposed A Borrowing comprised of Adjusted CD Rate Advances or Eurocurrency Advances, the Agent or the Euro-Agent, as applicable, shall promptly notify each Bank and the Company of the applicable interest rate under
SECTION 2.07(b) or 2.07(c), as applicable.

          (b) Each Bank shall make available for the account of its Applicable Lending Office:

          (i) in the case of an A Borrowing comprised of Base Rate Advances, to the Agent before 12:00 noon (New York City time)(or, if the applicable Notice of A Borrowing shall have been given on the date of such A Borrowing, before 4:00 P.M. (New York City time)) on the date of such A Borrowing, at such account maintained at the Payment Office for Dollars as shall have been notified by the Agent to the Banks prior thereto and in same day funds, such Bank's ratable portion of such A Borrowing;

          (ii) in the case of an A Borrowing comprised of Eurocurrency Advances denominated in Dollars or Adjusted CD Rate Advances, to the Agent before 12:00 noon (New York City time) on the date of such A Borrowing, at such account maintained at the Payment Office for Dollars as shall have been notified by the Agent to the Banks prior thereto and in same day funds, such Bank's ratable portion of such A Borrowing in Dollars; and

          (iii) in the case of an A Borrowing comprised of Eurocurrency Advances denominated in an Alternative Currency, to the Euro-Agent before 12:00 noon (London time) on the date of such A Borrowing, at such account maintained at the Payment Office for such Alternative Currency as shall have been notified by the Euro-Agent to the Banks prior thereto and in same day funds, such Bank's ratable portion of such A Borrowing in such Alternative Currency.

After the Agent's or the Euro-Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in ARTICLE III, the Agent or the Euro-Agent, as applicable, will make such funds available to the applicable Borrower at the aforesaid applicable Payment Office.

          (c) Each Notice of A Borrowing shall be irrevocable and binding on the Borrower on whose behalf it shall have been submitted. In the case of any A Borrowing which the related Notice of A Borrowing specifies is to be comprised of Eurocurrency Advances, the applicable Borrower shall indemnify each Bank against any loss, cost or expense reasonably incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of A Borrowing for such A Borrowing the applicable conditions set forth in ARTICLE III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the A Advance to be made by such Bank as part of such A Borrowing when such A Advance, as a result of such failure, is not made on such date.

          (d) Unless the Agent or Euro-Agent, as applicable, shall have received notice from a Bank prior to the date of any A Borrowing that such Bank will not make available to the Agent or Euro-Agent such Bank's ratable portion of such A Borrowing, the Agent or Euro-Agent, as applicable, may assume that such Bank has made such portion available to it on the date of such A Borrowing in accordance with SUBSECTION (b) of this SECTION 2.02 and it may, in reliance upon such assumption, make (but shall not be required to make) available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Agent or the Euro-Agent, as applicable, such Bank and such Borrower severally agree to repay to the Agent or Euro-Agent, as applicable, forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent or the Euro-Agent, as applicable, at (i) in the case of such Borrower, the interest rate applicable at the time to A Advances comprising such A Borrowing and (ii) in the case of such Bank, the Federal Funds Rate or the Agent's overdraft cost, if higher. If such Bank shall repay to the Agent or Euro-Agent, as applicable, such corresponding amount, such amount so repaid shall constitute such Bank's A Advance as part of such A Borrowing for purposes of this Agreement.

          (e) The failure of any Bank to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the A Advance to be made by such other Bank on the date of any A Borrowing.

          SECTION 2.02A. TERMS OF LOCAL CURRENCY FACILITIES. (a) Each of the Company and one or more Local Currency Banks may in its discretion from time to time agree that the Company and/or one or more Borrowing Subsidiaries may borrow Local Currency Advances on a revolving basis from any one or more Local Currency Banks by delivering a Local Currency Addendum (through the Agent), executed by the Company, the Local Currency Agent, each such Borrowing Subsidiary and each such Local Currency Bank; PROVIDED, HOWEVER, that on the date of such Local Currency Addendum (i) an exchange rate with respect to the Alternative Currency covered by such Local Currency Addendum shall be determinable by reference to the Reuters currency pages (or comparable publicly available screen) and (ii) no Default or Event of Default shall have occurred and be continuing. The Company, each Borrowing Subsidiary and, by agreeing to any Local Currency Addendum, each relevant Local Currency Bank, acknowledges and agrees that each reference in this Agreement to any Bank shall, to the extent applicable, be deemed to be a reference to such Local Currency Bank, subject to the second sentence of the definition of such term. In order to establish a Local Currency Facility, the Company shall advise each Bank of its desire to establish such facility, either directly or through the Agent, and shall discuss with any Bank expressing an interest in becoming a Local Currency Bank under the proposed Local Currency Facility the proposed terms thereof and the potential participation of such Bank therein. The participation of any Bank desiring to participate in a Local Currency Facility is at the sole discretion of the Company.

          (b) Each Local Currency Addendum shall set forth (i) the maximum amount (expressed in Dollars and without duplication) available to be borrowed from all Local Currency Banks under such Local Currency Addendum (a "LOCAL CURRENCY FACILITY AGGREGATE COMMITMENT") and (ii) with respect to each Local Currency Bank party to such Local Currency Addendum, the maximum amount (expressed in Dollars and without duplication) available to be borrowed from such Local Currency Bank thereunder (a "LOCAL CURRENCY COMMITMENT"). In no event shall the aggregate of all Local Currency Commitments in respect of any Local Currency Bank at any time exceed such Bank's Commitment. Except as provided herein or therein, the making of Local Currency Advances by a Local Currency Bank under a Local Currency Addendum shall under no circumstances reduce the amount available to be borrowed from such Bank under any other Local Currency Addendum to which such Bank is a party. Each Local Currency Addendum may also set forth eligibility criteria for any Local Currency Banks to be Eligible Local Currency Banks thereunder.

          (c) Except as otherwise required by applicable law, in no event shall the Local Currency Banks have the right to accelerate the Local Currency Advances outstanding under any Local Currency Addendum or to terminate their commitments (if any) thereunder to make Local Currency Advances prior to the stated termination date in respect thereof, except that such Local Currency Banks shall, in each case, have such rights upon an acceleration of the Advances and a termination of the Commitments pursuant to ARTICLE VI, respectively. No Local Currency Advance may be made if, (i) the outstanding Committed Advances of any Bank would exceed such Bank's Commitment, (ii) the aggregate principal amount of outstanding Local Currency

Advances would exceed the applicable Local Currency Facility Aggregate Commitment or (iii) the sum of the aggregate Committed Advances and the aggregate B Advances would exceed the Total Commitment.

          (d) The applicable Borrower and the applicable Local Currency Banks, or, if so specified in the relevant Local Currency Addendum, the Local Currency Agent acting on their behalf, shall furnish to the Agent, promptly following the making, payment or prepayment of each Local Currency Advance, and at any other time at the reasonable request of the Agent, a statement setting forth the outstanding Local Currency Advances made under such Local Currency Addendum.

          (e) The relevant Borrowing Subsidiary or the Company shall furnish to the Agent copies of any amendment, supplement or other modification to the terms of any Local Currency Addendum promptly after the effectiveness thereof.

          (f) The Company may terminate any Local Currency Addendum in its sole discretion if there are not any Advances outstanding thereunder, by written notice to the Agent and the Local Currency Agent, which notice shall be executed by the Company, each relevant Borrowing Subsidiary and, if their consent is required, each such Local Currency Bank.

          SECTION 2.02B. MAKING THE LOCAL CURRENCY ADVANCES. (a) Each Local Currency Borrowing shall be made on notice given by the Company (on behalf of itself or the applicable Borrowing Subsidiary) to the applicable Local Currency Agent, with copies to the Agent and the Euro-Agent, made at the time specified in the applicable Local Currency Addendum. The applicable Local Currency Agent shall give each applicable Local Currency Bank prompt notice thereof by telecopy, telex or cable. Each such notice of a Local Currency Borrowing (a "NOTICE OF LOCAL CURRENCY BORROWING") shall be by telecopy, telex or cable, confirmed immediately in writing, in substantially the form of EXHIBIT B-4 hereto, specifying therein the requested (i) Borrower, (ii) date of such Local Currency Borrowing, (iii) Type of Advances comprising such Local Currency Borrowing, (iv) in the case of a proposed Local Currency Borrowing comprised of Eurocurrency Advances or other Fixed Rate Advances, initial Interest Period for each such Advance and (v) aggregate amount of such Local Currency Borrowing. The Company shall certify, in each Notice of Local Currency Borrowing, the Credit Ratings, if any, then in effect. The Company shall request, within one-half hour prior to the issuance of the applicable Notice of Local Currency Borrowing, the advice of the Local Currency Agent as to the applicable exchange rate then in effect with respect to such Alternative Currency, and the Company shall specify in such Notice of Local Currency Borrowing the exchange rate so advised to it by the Local Currency Agent. In the case of a proposed Local Currency Borrowing comprised of Fixed Rate Advances, the Local Currency Agent shall promptly notify each Bank and the Company of the applicable interest rate under the Local Currency Addendum.

          (b) Subject to any alternative procedures set forth in the applicable Local Currency Addendum, each Local Currency Bank, for the account of its Applicable Lending Office, shall make such Local Currency Bank's ratable portion of such Local Currency

Borrowing on the proposed date thereof by wire transfer of immediately available funds to the applicable Local Currency Agent by the time specified in the Local Currency Addendum or Notice of Local Currency Borrowing, and the Local Currency Agent shall make such funds available to the applicable Borrower at the applicable Payment Office.

          (c) Each Notice of Local Currency Borrowing shall be irrevocable and binding on the Borrower on whose behalf it shall have been submitted. In the case of any Local Currency Borrowing which the related Notice of Local Currency Borrowing specifies is to be comprised of Eurocurrency Advances or other Fixed Rate Advances, the applicable Borrower shall indemnify each applicable Local Currency Bank against any loss, cost or expense reasonably incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Local Currency Borrowing for such Local Currency Borrowing the applicable conditions set forth in ARTICLE III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Local Currency Advance to be made by such Bank as part of such Local Currency Borrowing when such Local Currency Advance, as a result of such failure, is not made on such date.

          (d) Unless the applicable Local Currency Agent shall have received notice from a Local Currency Bank prior to the date of any Local Currency Borrowing that such Bank will not make available to the Local Currency Agent such Bank's ratable portion of such Local Currency Borrowing, the Local Currency Agent may assume that such Bank has made such portion available to it on the date of such Local Currency Borrowing in accordance with SUBSECTION (b) of this
SECTION 2.02B and it may, in reliance upon such assumption, make (but shall not be required to make) available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Local Currency Agent, such Bank and such Borrowing Subsidiary severally agree to repay to the Local Currency Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrowing Subsidiary until the date such amount is repaid to the Local Currency Agent at
(i) in the case of such Borrowing Subsidiary, the interest rate applicable at the time to Local Currency Advances comprising such Local Currency Borrowing and
(ii) in the case of such Bank, the Federal Funds Rate or the Agent's overdraft cost, if higher. If such Bank shall repay to the Local Currency Agent such corresponding amount, such amount so repaid shall constitute such Bank's Local Currency Advance as part of such Borrowing for purposes of this Agreement.

          (e) The failure of any Bank to make the Advance to be made by it as part of any Local Currency Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Local Currency Advance on the date of such Local Currency Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Local Currency Advance to be made by such other Bank on the date of any Local Currency Borrowing.

          SECTION 2.03. THE B ADVANCES. (a) Each Bank severally agrees that the Company and any Borrowing Subsidiary may make B Borrowings under this SECTION
2.03 from time to time on any Business Day during the period from the date hereof until the date occurring

15 days prior to the Termination Date in the manner set forth below; provided that, following the making of each B Borrowing, the aggregate amount (determined in Dollars) of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Banks (computed without regard to any B Reduction).

          (b) The procedures for the solicitation and acceptance of B Advances to be denominated in Dollars are set forth below:

          (i) The Company (on behalf of itself or any Borrowing Subsidiary) may request a B Borrowing denominated in Dollars under this SECTION 2.03(b) by delivering to the Agent, by telecopier, telex or cable, confirmed immediately in writing, a Notice of B Borrowing, identifying the applicable Borrower and specifying the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date may not be earlier than the date occurring 15 days after the date of such B Borrowing or later than the Termination Date), the interest payment date or dates relating thereto, and any other terms to be applicable to such B Borrowing, not later than 10:00 A.M. (New York City time) (A) one Business Day prior to the date of the proposed B Borrowing, if the Company shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Banks shall be fixed rates per annum (such type of solicitation being a "FIXED RATE AUCTION") and (B) three Business Days prior to the date of the proposed B Borrowing, if the Company shall instead specify in the Notice of B Borrowing an index or other basis to be used by the Banks in determining the rates of interest to be offered by them (such type of solicitation being an "INDEXED RATE AUCTION"). The Company shall, in addition, certify in each Notice of B Borrowing the Credit Ratings, if any, then in effect. The Agent shall, promptly following its receipt of a Notice of B Borrowing under this SECTION 2.03(b), notify each Bank of such request by sending such Bank a copy of such Notice of B Borrowing.

          (ii) Each Bank may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to the applicable Borrower as part of such proposed B Borrowing at a rate or rates of interest specified by such Bank in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to the Company), before 10:00 A.M. (New York City time) (A) on the date of such proposed B Borrowing, in the case of a Fixed Rate Auction, and (B) two Business Days before the date of such proposed B Borrowing, in the case of an Indexed Rate Auction, of the minimum amount and maximum amount of each B Advance which such Bank would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to the first sentence of SECTION 2.03(a), exceed such Bank's Commitment), the rate or rates of interest therefor and such Bank's Applicable Lending Office with respect to such B Advance; PROVIDED that if the Agent in its capacity as a Bank shall, in its sole discretion, elect to make any such offer, it shall notify the Company of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Banks.

          (iii) The Company shall, in turn, before 11:00 A.M. (New York City time) (A) on the date of such proposed B Borrowing, in the case of a Fixed Rate Auction, and (B) two Business Days before the date of such proposed B Borrowing, in the case of an Indexed Rate Auction, either:

                    (x) cancel such B Borrowing by giving the Agent notice to that effect, or

                    (y) accept (on behalf of the applicable Borrower), subject to SECTION 2.03(e), one or more of the offers made by any Bank or Banks pursuant to PARAGRAPH (ii) above, in its sole discretion, by giving notice to the Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Company by the Agent on behalf of such Bank for such B Advance pursuant to PARAGRAPH
          (ii) above) to be made by each Bank as part of such B Borrowing, and reject any remaining offers made by Banks pursuant to PARAGRAPH (ii) above by giving the Agent notice to that effect.

          (iv) If the Company notifies the Agent that such B Borrowing is cancelled pursuant to PARAGRAPH (iii)(x) above, the Agent shall give prompt notice thereof to the Banks and such B Borrowing shall not be made.

          (v) If the Company accepts (on behalf of the applicable Borrower) one or more of the offers made by any Bank or Banks pursuant to PARAGRAPH (iii)(y) above, the Agent shall in turn promptly notify
               (A) each Bank that has made an offer as described in paragraph
               (ii) above of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Bank pursuant to paragraph (ii) above have been accepted by the Company, (B) each Bank that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Bank as part of such B Borrowing, and (C) each Bank that is to make a B Advance as part of such B Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in ARTICLE III. Each Bank that is to make a B Advance as part of such B Borrowing shall, before 12:00 noon (New York City time) on the date of such B Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Bank shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at the Payment Office such Bank's portion of such B Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in ARTICLE III and after receipt by the Agent of such funds, the Agent will make such funds available to the applicable Borrower at the Agent's aforesaid address. Promptly after each B Borrowing the Agent will notify each Bank of the amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

          (c) The procedures for the solicitation and acceptance of B Advances to be denominated in an Alternative Currency are set forth below:

          (i) The Company (on behalf of itself or any Borrowing Subsidiary) may request a B Borrowing denominated in an Alternative Currency under this
     SECTION 2.03(c) by delivering to the Euro-Agent, by telecopier, telex or cable, confirmed immediately in writing, a Notice of a B Borrowing identifying the applicable Borrower and specifying the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date may not be earlier than the date occurring 15 days after the date of such B Borrowing or later than the Termination Date), the interest payment date or dates relating thereto, the requested Alternative Currency and any other terms to be applicable to such B Borrowing, not later than 4:00 P.M. (London time) four Business Days prior to the date of the proposed B Borrowing. Each solicitation made under this SUBSECTION (c) shall contemplate an Indexed Rate Auction. The Company shall request, within one-half hour prior to the issuance of a Notice of B Borrowing under this
     SECTION 2.03(c), the advice of the Euro-Agent as to the exchange rate then in effect with respect to the applicable Alternative Currency, and the Company shall specify in such Notice of B Borrowing the exchange rate so advised to it by the Euro-Agent. The Company shall, in addition, certify in each Notice of B Borrowing the Credit Ratings, if any, then in effect. The Euro-Agent shall, promptly following its receipt of a Notice of B Borrowing under this SECTION 2.03(c), notify each Bank of such request by sending such Bank a copy of such Notice of B Borrowing.

          (ii) Each Bank may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to the applicable Borrower as part of such proposed B Borrowing in the requested Alternative Currency and at a rate or rates of interest specified by such Bank in its sole discretion, by notifying the Euro-Agent (which shall give prompt notice thereof to the Company), before Noon (London time) three Business Days before the date of such proposed B Borrowing, of the minimum amount and maximum amount of each B Advance which such Bank would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to the first sentence of SECTION 2.03(a), exceed such Bank's Commitment), the rate or rates of interest therefor and such Bank's Applicable Lending Office with respect to such B Advance; PROVIDED that if the Euro-Agent in its capacity as a Bank shall, in its sole discretion, elect to make any such offer, it shall notify the Company of such offer before 11:30 A.M. (London time) on the date on which notice of such election is to be given to the Euro-Agent by the other Banks.

          (iii) The Company shall, in turn, before 4:00 P.M. (London time) three Business Days before the date of such proposed B Borrowing either:

                    (x) cancel such B Borrowing by giving the Euro-Agent notice to that effect, or

                    (y) accept (on behalf of the applicable Borrower), subject to SECTION 2.03(e), one or more of the offers made by any Bank or Banks pursuant to PARAGRAPH (ii) above, in its sole discretion, by giving notice to the Euro-Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Company by the Euro-Agent on behalf of such Bank for such B Advance pursuant to PARAGRAPH (ii) above) to be made by each Bank as part of such B Borrowing, and reject any remaining offers made by Banks pursuant to PARAGRAPH (ii) above by giving the Euro-Agent notice to that effect.

          (iv) If the Company notifies the Euro-Agent that such B Borrowing is cancelled pursuant to PARAGRAPH (iii)(x) above, the Euro-Agent shall give prompt notice thereof to the Banks and such B Borrowing shall not be made.

          (v) If the Company accepts (on behalf of the applicable Borrower) one or more of the offers made by any Bank or Banks pursuant to PARAGRAPH
     (iii)(y) above, the Euro-Agent shall in turn promptly notify (A) each Bank that has made an offer as described in paragraph (ii) above of the Borrower, Alternative Currency, date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Bank pursuant to paragraph (ii) above have been accepted by the Company, (B) each Bank that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Bank as part of such B Borrowing, and (C) each Bank that is to make a B Advance as part of such B Borrowing, upon receipt, that the Euro-Agent has received forms of documents appearing to fulfill the applicable conditions set forth in ARTICLE III. Each Bank that is to make a B Advance as part of such B Borrowing shall, before 12:00 noon (London time) on the date of such B Borrowing specified in the notice received from the Euro-Agent pursuant to clause (A) of the preceding sentence or any later time when such Bank shall have received notice from the Euro-Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Euro-Agent at the Payment Office for the applicable Alternative Currency such Bank's portion of such B Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in ARTICLE III and after receipt by the Euro-Agent of such funds, the Euro-Agent will make such funds available to the applicable Borrower at the Euro-Agent's aforesaid address. Promptly after each B Borrowing the Euro-Agent will notify each Bank of the Borrower, Alternative Currency and amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

          (d) Each B Borrowing shall, (i) in the case of a B Borrowing to be denominated in Dollars, be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof (ii) in the case of a B Borrowing to be denominated in an Alternative Currency, be in such minimum amount as shall be advised by the Euro-Agent as being appropriate in light of the prevailing market conditions and conventions at the time notice is given pursuant to SECTION 2.03(c)(i), and, following the making of each B Borrowing, the Borrowers shall be in compliance with the limitation set forth in the proviso to the first sentence of SUBSECTION (a) above.

          (e)  Each acceptance by the Company pursuant to SECTION 2.03(b)
(iii)(y) or SECTION 2.03(c)(iii)(y) of the offers made in response to a Notice of B Borrowing shall be treated as an acceptance of such offers in ascending order of the rates or margins, as applicable, at which the same were made but if, as a result thereof, two or more offers at the same such rate or margin would be partially accepted, then the amounts of the B Advances in respect of which such offers are accepted shall be treated as being the amounts which bear the same proportion to one another as the respective amounts of the B Advances so offered bear to one another but, in each case, rounded as the Euro-Agent may consider necessary to ensure that the amount of each such B Advance is $500,000 (or, if the currency in which such B Advance is denominated is an Alternative Currency, such comparable and convenient multiple thereof as the Euro-Agent shall consider appropriate for the purpose) or an integral multiple thereof.

          (f) Within the limits and on the conditions set forth in this SECTION 2.03, each Borrower may from time to time borrow under this SECTION 2.03, repay pursuant to SUBSECTION (g) below, and reborrow under this SECTION 2.03.

          (g) Each Borrower shall repay to the Agent for the account of each Bank which has made a B Advance to it or (if different) for the account of the holder of the applicable B Note, on the maturity date of each B Advance (such maturity date being that specified by the Company for repayment of such B Advance in the related Notice of B Borrowing and provided in the B Note evidencing such B Advance), the then unpaid principal amount of such B Advance. No Borrower shall have any right to prepay any principal amount of any B Advance unless, and then only on the terms, specified by the Company for such B Advance in the related Notice of B Borrowing and set forth in the B Note evidencing such B Advance.

          (h) Each Borrower shall pay interest on the unpaid principal amount of each B Advance made to it, from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Bank making such B Advance in the related notice submitted by such Bank pursuant to SECTION 2.03(b)(ii) or SECTION 2.03(c)(ii), as applicable, payable on the interest payment date or dates specified by the Company for such B Advance in such Notice of B Borrowing, in each case as provided in the B Note evidencing such B Advance. In the event the term of any B Advance shall be longer than three months, interest thereon shall be payable not less frequently than once each three-month period during such term.

          (i) The indebtedness of each Borrower resulting from each B Advance made to it shall be evidenced by a separate B Note of such Borrower payable to the order of the Bank making such B Advance.

          SECTION 2.04. FEES.

          (a) FACILITY FEE. The Company agrees to pay each Bank a facility fee at the respective rate per annum set forth below on such Bank's average daily Commitment (irrespective of usage and without giving effect to any B Reduction) from the date hereof until the Termination Date, payable on the last day of each March, June, September and December during the term of such Bank's Commitment, commencing December 31, 2000, and on the Termination Date. The facility fee in respect of any period shall be determined on the basis of the Credit Ratings in effect during such period, in accordance with the table set forth below. The rate per annum at which such facility fee is calculated shall change when and as any Credit Rating changes.


                   Credit Rating                            Facility Fee
                   -------------                            ------------
                                                          (Rate per annum)
          A or better (S&P) OR                                 0.07%
          A2 or better (Moody's)

          Below A (S&P) and A2 (Moody's)
          but
          A- (S&P) OR                                          0.08%
          A3 (Moody's)

          Below A- (S&P) and A3 (Moody's)
          but                                                  0.09%
          BBB+ (S&P) OR
          Baa1 (Moody's)

          Below BBB+ (S&P) and Baa1 (Moody's)
          but                                                  0.11%
          BBB (S&P) OR
          Baa2 (Moody's)

          Below BBB (S&P) and Baa2 (Moody's)                   0.15%
          but
          BBB- (S&P) AND Baa3 (Moody's)

          Below BBB- (S&P) or Baa3 (Moody's)                   0.20%

     If, during any period, the Company shall not have Credit Ratings from both S&P and Moody's, the Credit Rating of the Company for purposes of this
     SECTION 2.04(a) shall be deemed to be below BBB- (S&P) and below Baa3 (Moody's) during such period. In addition, and notwithstanding the foregoing chart, if the Credit Rating of the Company from S&P is more than one level higher or lower than the equivalent Credit Rating of the Company from Moody's at such time, then the facility fee rate shall be determined as if the applicable Credit Rating of the Company from each of S&P and Moody's were one level higher than the lower of the two Credit Ratings.

          (b) UTILIZATION FEE. For each day on which the aggregate outstanding principal amount of the Advances exceeds 50% of the aggregate amount of the Commitments, a utilization fee (the "UTILIZATION FEE") (in addition to all other interest and fees payable with respect to the Advances) will accrue on each outstanding Advance at a rate equal to 0.10% per annum (computed daily on the basis of a three hundred sixty (360) day year and actual days elapsed). The Utilization Fee will be payable, when applicable, with respect to each applicable Advance, on each date that interest is payable with respect to such Advance.

          (c) AGENCY FEE. The Company agrees to pay to the Agent and the Euro-Agent for the Australian Local Currency Facility those fees as are described in that certain letter agreement dated November 9, 2000 (as the same may from time to time be amended, supplemented, restated or otherwise modified), when and as the same shall become due and payable by the Company as provided therein.

          SECTION 2.05. REDUCTION OF THE COMMITMENTS; INCREASED COMMITMENTS; ADDITIONAL BANKS.

          (a) The Company shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks; PROVIDED, that the aggregate amount of the Commitments of the Banks shall not be reduced to an amount which is less than the aggregate principal amount of the B Advances then outstanding; and PROVIDED, FURTHER, that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

          (b) The Company may, upon at least thirty (30) days notice to the Agent (which shall promptly provide a copy of such notice to the Banks), propose to increase the aggregate amount of the Commitments by an amount not to exceed $50,000,000 (the amount of any such increase, the "INCREASED COMMITMENTS"). The Company shall be entitled to have the aggregate Commitments increased pursuant to this Section only once. Each Bank party to this Agreement at such time shall have the right (but no obligation), for a period of fifteen (15) days following receipt of such notice, to elect by notice to the Company and the Agent to increase its Commitment by a principal amount which bears the same ratio to the Increased Commitments as its then Commitment bears to the aggregate Commitments then existing.

          (c) If any Bank party to this Agreement shall not elect to increase its Commitment pursuant to SUBSECTION (b) of this Section, the Company may designate another lender or other lenders (which may be, but need not be, one or more of the existing Banks) which at the time agree to (i) in the case of any such lender that is an existing Bank, increase its Commitment and (ii) in the case of any other such lender (an "ADDED BANK"), become a party to this Agreement. The sum of the increases in the Commitments of the existing Banks pursuant to this SUBSECTION (c) plus the Commitments of the Added Banks shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.

          (d) An increase in the aggregate amount of the Commitments pursuant to this SECTION 2.05 shall become effective upon the receipt by the Agent of an Increase Agreement signed by the Company, by each Added Bank, and by each other Bank whose Commitment is to be increased (each such Bank, an "INCREASING BANK"), setting forth the new Commitments of such Banks and setting forth the agreement of each Added Bank to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Company with respect to the Increased Commitments and such opinions of counsel for the Company with respect to the Increased Commitments as set forth in the Increase Agreement. Once the Increase Agreement has been executed and delivered by the applicable parties, this Agreement shall be deemed to be amended to reflect the increase in Commitments provided for therein notwithstanding the provisions of SECTION 9.01.

          By executing and delivering an Increase Agreement, each Increasing Bank and each Added Bank confirms to and agrees with each party hereto as follows: (i) neither the Agent nor any Bank makes any representation or warranty, nor assumes any responsibility with respect to, any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (ii) neither the Agent nor any Bank makes any representation or warranty, nor assumes any responsibility with respect to, the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto.

          Within five (5) Business Days after execution of an Increase Agreement, the Company, at its own expense, shall execute and deliver to the Agent a new A Note to the order of each Added Bank and, if requested by any Increasing Bank, to such Increasing Bank. Such new A Note or Notes shall be dated the effective date of such Increase Agreement and shall otherwise be in substantially the form of EXHIBIT A-1 hereto.

          (e) If there are any A Advances outstanding on the effective date of any Increase Agreement, each Bank other than an Added Bank or an Increasing Bank (each such Bank an "ASSIGNING BANK") agrees that it will assign to each Added Bank and Increasing Bank such portion of such Assigning Bank's rights and obligations under this Agreement as shall be necessary to cause each Added Bank and Increasing Bank to share ratably (based on the proportion that such Added Bank's or Increasing Bank's Commitment bears to the Total Commitment after giving effect to the Increase Agreement) in each such A Advance. Such assignments shall be effected by execution and delivery by the applicable Assigning Banks, Added Banks or Increasing Banks of Assignments and Acceptances. In consideration of such assignments, each Added Bank and Increasing Bank shall before 12:00 noon (New York City time) on the effective date of the Increase Agreement, make available for the account of its Applicable Lending Office to the Agent at its address referred to in SECTION 9.02, in same day funds, such Added Bank's or Increasing Bank's ratable portion (based on (1) the proportion that such Added Bank's Commitment or the increase in such Increasing Bank's Commitment bears to the Total Commitment after giving effect to the Increase Agreement) of each A Borrowing then outstanding, together with an amount equal to such ratable portion of the interest which has accrued to such date and remains unpaid on such A Advances. After the Agent's receipt of such funds, the Agent will promptly make such same day funds available to the account of each Assigning Bank in an amount equal to such Assigning Bank's ratable portion of such payment by the Added Banks and Increasing Banks.

          SECTION 2.06. REPAYMENT OF COMMITTED ADVANCES. Except as otherwise provided in SECTION 2.13, each Borrower shall repay on the Termination Date the principal amount of each A Advance made to it. Except as otherwise specified in
SECTION 2.13, each Borrower shall repay on the Termination Date (or on any earlier date specified in the Local Currency Addendum relating to such Local Currency Advance) the principal amount of each Local Currency Advance made to it.

          SECTION 2.07. INTEREST ON COMMITTED ADVANCES. Each Borrower shall pay interest on the unpaid principal amount of each Committed Advance made by each Bank to such Borrower from the date of such Committed Advance until such principal amount shall be paid in full, at the following rates per annum:

          (a) BASE RATE ADVANCES. If such Committed Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable monthly on the tenth day of each month and on the date such Base Rate Advance shall be paid in full; PROVIDED, that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 2% per annum above the Base Rate in effect from time to time. The Agent shall provide telephonic notice to the Company (which in turn shall advise the applicable Borrower) of the amount of interest due and payable on Base Rate Advances by a date not later than the date such payment is due; PROVIDED, HOWEVER, that the Agent's failure to give such notice shall not discharge the applicable Borrower from the payment of interest but shall only delay the due date of such interest until such telephonic notice is given.

               (b) ADJUSTED CD RATE ADVANCES. If such Committed Advance is an Adjusted CD Rate Advance, a rate per annum equal at all times during the Interest Period for such A Advance to the sum of the Adjusted CD Rate for such Interest Period for such Advance plus the Applicable CD Rate Margin, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than 90 days, on each day which occurs during such Interest Period every 90 days from the first day of such Interest Period; PROVIDED that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 2% per annum above
          (x) if the originally scheduled Interest Period shall then be in effect, the sum of the Adjusted CD Rate plus the Applicable CD Rate Margin then in effect with respect to such A Advance, and (y) in all other cases, the Base Rate in effect from time to time. "APPLICABLE CD RATE MARGIN" means, in respect of any Adjusted CD Rate Advance, a rate per annum determined as of the first day of the Interest Period for such Adjusted CD Rate Advance in reference to the table set forth below on the basis of the Credit Ratings at such time.

                                                                       Applicable CD Rate
                                                                             Margin
          Credit Rating                                                  (Rate Per Annum)
          -------------                                                 ------------------
          A or better (S&P) OR
          A2 or better (Moody's)                                              0.280%

          Below A (S&P) and A2
          (Moody's) but
          A- (S&P) OR A3 (Moody's)                                            0.290%

          Below A- (S&P) and A3 (Moody's)
          but
          BBB+ (S&P) OR Baa1 (Moody's)                                        0.335%

          Below BBB+ (S&P) and Baa1 (Moody's)
          but
          BBB (S&P) OR Baa2 (Moody's)                                         0.390%

          Below BBB (S&P) and Baa2 (Moody's)
          but
          BBB- (S&P) AND Baa3 (Moody's)                                       0.475%

          Below BBB- (S&P) OR Baa3 (Moody's)                                  0.625%

          If, on the first day of the Interest Period for any Adjusted CD Rate Advance, the Company shall not have Credit Ratings from both S&P and Moody's, the Credit Ratings of the Company for purposes of this SECTION 2.07(b) shall be deemed to be below BBB- (S&P) and below Baa3 (Moody's) during such period. In addition, and notwithstanding the foregoing chart, if the Credit Rating of the Company from S&P is more than one level higher or lower than the equivalent Credit Rating from Moody's at such time, then the Applicable CD Rate Margin shall be determined as if the applicable Credit Rating of the Company from each of S&P and Moody's were one level higher than the lower of the two Credit Ratings.

               (c) EUROCURRENCY ADVANCES. If such Committed Advance is a Eurocurrency Advance, a rate per annum equal at all times during the Interest Period for such Committed Advance to the sum of the Eurocurrency Rate for such Interest Period plus the Applicable Eurocurrency Margin, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period; PROVIDED that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 2% per annum above (x) if the originally scheduled Interest Period shall then be in effect, the sum of the Eurocurrency Rate plus the Applicable Eurocurrency Margin then in effect with respect to such A Advance, and
          (y) in all other cases, the Base Rate in effect from time to time. "APPLICABLE EUROCURRENCY MARGIN" means, in respect of any Eurocurrency Advance (unless such Eurocurrency Advance is a Local Currency Advance and the applicable Local Currency Addendum specifies a different Applicable Margin or Margins), a rate per annum determined as of the first day of the Interest Period for such Eurocurrency Advance in reference to the table set forth below on the basis of the Credit Ratings at such time.

                                                                    Applicable
                                                                Eurocurrency Margin
          Credit Rating                                          (Rate per Annum)
          -------------                                         -------------------
          A or better (S&P) OR
          A2 or better (Moody's)                                          0.155%

          Below A (S&P) and A2 (Moody's)
          but
          A- (S&P) OR
          A3 (Moody's)                                                    0.165%

          Below A- (S&P) and A3 (Moody's)
          but
          BBB+ (S&P) OR
          Baa1 (Moody's)                                                  0.210%

          Below BBB+ (S&P) and Baa1 (Moody's)

          but
          BBB (S&P) OR
          Baa2 (Moody's)                                                  0.265%

          Below BBB (S&P) and Baa2 (Moody's)
          but
          BBB- (S&P) AND
          Baa3 (Moody's)                                                  0.350%
          Below BBB- (S&P) OR
          Baa3 (Moody's)                                                  0.500%

          If, on the first day of the Interest Period for any Eurocurrency Advance, the Company shall not have Credit Ratings from both S&P and Moody's, the Credit Ratings of the Company, for purposes of this
          SECTION 2.07(b), shall be deemed to be below BBB- (S&P) and below Baa3 (Moody's) during such period. In addition, and notwithstanding the foregoing chart, if the Credit Rating of the Company from S&P is more than one level higher or lower than the equivalent Credit Rating of the Company from Moody's at such time, then the Applicable Eurocurrency Margin shall be determined as if the Credit Rating of the Company from each of S&P and Moody's were one level higher than the lower of the two Credit Ratings.

               (d) LOCAL CURRENCY ADVANCES OTHER THAN EUROCURRENCY ADVANCES. If such Advance is a Local Currency Advance other than a Eurocurrency Advance, a rate per annum calculated in the manner specified in the applicable Local Currency Addendum, payable on the dates specified in such Local Currency Addendum.

               SECTION 2.08. ADDITIONAL INTEREST ON EUROCURRENCY ADVANCES. Each Borrower shall pay to each Bank, so long as such Bank (or Citibank, in the case of Eurocurrency Advances of Citicorp) shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurocurrency Advance made by such Bank to such Borrower, from the date of such Committed Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurocurrency Rate for the Interest Period for such Committed Advance from
(ii) the rate obtained by dividing such Eurocurrency Rate by a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Committed Advance. Such additional interest so notified to the Company (which in turn shall advise the applicable Borrower) by any Bank shall be payable to the Agent (or, in the case of (a) any A Advance which is a Eurocurrency Advance denominated in an Alternative Currency, the Euro-Agent, or (b) any Local Currency Advance, the applicable Local Currency Agent) for the account of such Bank on the dates specified for payment of interest for such Advance in SECTION 2.07.

               SECTION 2.09. INTEREST RATE DETERMINATION.

               (a) Each Reference Bank agrees to furnish to the Agent (in the case of Adjusted CD Rate Advances and A Advances which are Eurocurrency Advances denominated in Dollars), the Euro-Agent (in the case of A Advances which are Eurocurrency Advances denominated in any Alternative Currency) and the applicable Local Currency Agent (in the case of Local Currency Advances which are Eurocurrency Advances) timely information for the purpose of determining each Adjusted CD Rate or Eurocurrency Rate, as applicable. The Agent, Euro-Agent and Local Currency Agent, as applicable, shall give prompt notice to the Company (which in turn shall advise the applicable Borrower) and the Banks of the applicable interest rate determined by the Agent for purposes of SECTION 2.07(a), (b) or (c), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under SECTION 2.07(b) or (c), as applicable.

               (b) If the Agent, the Euro-Agent or a Local Currency Agent shall, at least one Business Day before the date of any requested Committed Borrowing or the Conversion, Redenomination or continuation of any Committed Borrowing, notify the Company and the Banks that less than two of the Reference Banks shall have failed to furnish timely information to the Agent for determining the Adjusted CD Rate for any Adjusted CD Rate Advances, or the Eurocurrency Rate for any Eurocurrency Advances denominated in a particular currency, the Agent shall forthwith notify the Company and the Banks that the interest rate cannot be determined for such Adjusted CD Rate Advances or Eurocurrency Advances, as the case may be, whereupon

               (i) each such Advance will automatically, on the last day of the then outstanding Interest Period therefor, Convert into or be Redenominated as, and with respect to a requested Committed Borrowing Advance as part of a requested Committed Borrowing, such Advance shall be, a Eurocurrency Advance denominated in Dollars, or, if the request was for Adjusted CD Rate Advances, or if the affected currency is Dollars, as applicable, a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance) or if the request was for a Local Currency Advance at the Eurocurrency Rate, a Floating Rate Advance bearing interest at such other rate as may be specified in such event in any applicable Local Currency Addendum, and

               (ii) the rights of the Borrowers to select, and the obligation of the Banks to make, or to Convert Advances into or Redenominate or continue Advances as, Adjusted CD Rate Advances or Eurocurrency Advances in such currency, as the case may be, shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist.

               (c) If, with respect to any Eurocurrency Advances or Local Currency Advances bearing interest at a Fixed Rate (unless the applicable Local Currency Addendum has provided that this Section shall not apply to Local Currency Advances under such Local Currency Addendum), the Majority Banks (or in the case of Local Currency Advances, the Majority Local Currency Banks under the applicable Local Currency Addendum) shall at least one Business Day before the requested date of, or the proposed Conversion, Redenomination or continuation of the Advances comprising all or part of, any Committed Borrowing, notify the Agent that the Eurocurrency Rate (or any other requested Fixed Rate in the case of Local Currency Advances) for any Interest Period for such Advances in a particular currency will not adequately reflect the cost to such Majority Banks (or Majority Local Currency Banks, as applicable) of making, funding or maintaining their respective Eurocurrency Advances or Local Currency Advances bearing interest at a Fixed Rate for such Interest Period, the Agent shall forthwith so notify the Company and the Banks, whereupon

               (i) each such outstanding Eurocurrency Advance or Local Currency Advance will automatically, on the last day of the then existing Interest Period therefor, Convert or be Redenominated into or continued as, and with respect to a requested Committed Advance as part of a requested Committed Borrowing, such Advance shall be, a Eurocurrency Advance denominated in Dollars (or, if the affected currency is Dollars, a Base Rate Advance) or, if the request was for a Local Currency Advance at a Fixed Rate, a Floating Rate Advance bearing interest at such other rate as may be specified in such event in any applicable Local Currency Addendum, and

               (ii) the rights of the Borrowers to select, and the obligation of the Banks to make, or to Convert Advances into, or Redenominate or continue Advances as, Eurocurrency Advances in such currency or Local Currency Advances as such Fixed Rate Advances shall be suspended until the Majority Banks have notified the Agent and the Agent shall notify the Company and the Banks that the circumstances causing such suspension no longer exist.

               (d) If any Bank shall, not later than 10:00 A.M. (London time) two Business Days before the date of, or the proposed Conversion, Redenomination or continuation of, any requested Eurocurrency Advance or Local Currency Advance (unless the applicable Local Currency Addendum has provided that this Section shall not apply to Local Currency Advances under such Local Currency Addendum), notify the Agent, the Euro-Agent and any applicable Local Currency Agent that such Bank is not satisfied that deposits in the relevant Alternative Currency will be freely available to it in the relevant amount and for the relevant Interest Period, the Agent shall forthwith so notify the Company and the Banks, whereupon

               (i) each such outstanding Eurocurrency Advance or Local Currency Advance of such Bank will automatically, on the last day of the then existing Interest Period therefor, Convert or be Redenominated into or continued as, and with respect to a requested Committed Advance as part of a requested Committed Borrowing, such Advance shall be, a Eurocurrency Advance denominated in Dollars and having an Interest Period coextensive with the Interest Period in effect in respect of all other Committed Advances comprising part of such Committed Borrowing; and

               (ii) the right of the Borrowers to request Eurocurrency Advances or Local Currency Advances in such Alternative Currency from such Bank as part of such Committed Borrowing or any other Committed Borrowing shall be suspended until such Bank shall notify the Agent, the Euro-Agent, or the applicable Local Currency Agent that the circumstances causing such suspension no longer exist, and the Advance to be made by such Bank as part of such Committed Borrowing (and the Advance to be made by such Bank as part of any subsequent Committed Borrowing in respect of which such Alternative Currency shall have been requested during such period of suspension) shall be a Eurocurrency Advance denominated in Dollars and having an Interest Period coextensive with the Interest Period in effect in respect of all other Advances a part of such Committed Borrowing.

               (e) If any Bank shall, not later than 10:00 A.M. (London time) two Business Days before the date of, or the proposed Conversion, Redenomination or continuation of, any requested Eurocurrency Advance (other than a Local Currency Advance) in an Alternative Currency other than a Primary Currency, notify the Agent or the Euro-Agent that such Bank, in its sole discretion, does not wish to fund the requested Eurocurrency Advance in such Alternative Currency for the relevant Interest Period, the Agent shall forthwith so notify the Company and the Banks, whereupon

               (i) each such outstanding Eurocurrency Advance of such Bank will automatically, on the last day of the then existing Interest Period therefor, Convert or be Redenominated into or continued as, and with respect to a requested A Advance as part of a requested A Borrowing, such Advance to be made by such Bank as part of such A Borrowing shall be, a Eurocurrency Advance denominated in Dollars and having an Interest Period coextensive with the Interest Period in effect in respect of all other A Advances comprising a part of such A Borrowing; and

               (ii) the right of the Borrowers to request Eurocurrency Advances in such Alternative Currency from such Bank as part of such A Borrowing shall be suspended as to such A Borrowing for such Interest Period.

               (f) Each of the Agent, the Euro-Agent and any Local Currency Agent shall, upon becoming aware that the circumstances causing any such suspension referred to in SECTIONS 2.09 (b)-(e) or 2.13 no longer apply, promptly so notify the Company, PROVIDED that the failure of the Agent, the Euro-Agent or any Local Currency Agent to so notify the Company shall not impair the rights of the Banks under this SECTION
          2.09 or SECTION 2.13, as applicable, or expose the Agent, the Euro-Agent or any Local Currency Agent to any liability.

               (g) If the applicable Borrower shall fail to select the duration of any Interest Period for any Fixed Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in
          SECTION 1.01 and the provisions of SECTION 2.10 or any applicable Local Currency Addendum, or is not entitled to Convert, continue or Redenominate such Advances into or as Fixed Rate Advances pursuant to
          SECTION 2.10, the Agent will forthwith so notify the Company and the Banks and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Floating Rate Advances.

               (h) On the date on which the aggregate unpaid principal amount of A Advances comprising any A Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $9,000,000 (or its equivalent in any Alternative Currency), such A Advances shall, if they are A Advances of a Type other than Base Rate Advances, automatically Convert or be Redenominated into Base Rate Advances, and on and after such date the right of the applicable Borrower to Convert or Redenominate such A Advances into A Advances of a Type other than Base Rate Advances shall terminate; PROVIDED, HOWEVER, that if and so long as each such A Advance shall be of the same Type and have the same Interest Period as A Advances comprising another Borrowing or other Borrowings of such Borrower, and the aggregate unpaid principal amount of all such A Advances shall equal or exceed $9,000,000 (or its equivalent in any Alternative Currency), the Borrower shall have the right to continue all such Advances as, or to Convert or Redenominate all such Advances into, Advances of such Type having such Interest Period. On the date on which the aggregate unpaid principal amount of Fixed Rate Advances comprising any Local Currency Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $9,000,000 (or its equivalent in the relevant Alternative Currency), or such other minimum amount for Borrowings of Fixed Rate Advances as has been set forth in the applicable Local Currency Addendum, such Fixed Rate Advances shall automatically Convert into Floating Rate Advances, and on and after such date the right of the applicable Borrower to Convert such Advances into Advances other than Floating Rate Advances shall terminate; PROVIDED, HOWEVER, that if and so long as each such Fixed Rate Advance shall be of the same Type and have the same Interest Period as Fixed Rate Advances comprising another Local Currency Borrowing or other Local Currency Borrowings of such Borrower under such Local Currency Addendum, and the aggregate unpaid principal amount of all such Fixed Rate Advances shall equal or exceed $9,000,000 (or its equivalent in the relevant Alternative Currency) or such other applicable minimum, the Borrower shall have the right to continue all such Advances as, or to Convert such Advances into, Fixed Rate Advances of such Type having such Interest Period.

               SECTION 2.10. VOLUNTARY CONVERSION OR CONTINUATION OF ADVANCES.

               (a) The applicable Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed Conversion or continuation, and subject to the provisions of SECTIONS 2.09 and
          2.13 and the provisos in this SECTION 2.10(a) and, if applicable any

          Local Currency Addendum, Convert all or any part of the Committed Advances of one Type denominated in Dollars (or the relevant Alternative Currency, in the case of Local Currency Advances) comprising the same Committed Borrowing into Advances of another Type denominated in Dollars (or the relevant Alternative Currency, in the case of Local Currency Advances) or continue all or any part of the Committed Advances of one Type denominated in Dollars comprising the same Committed Borrowing as Committed Advances of the same Type denominated in Dollars (or the relevant Alternative Currency, in the case of Local Currency Advances); PROVIDED, HOWEVER, that any such Conversion or continuation of any Fixed Rate Advances shall be made on, and only on, the last day of an Interest Period for such Fixed Rate Advances; and PROVIDED FURTHER, that no Committed Advance may be Converted into or continued as, a Fixed Rate Advance, at any time that a Default or Event of Default has occurred and is continuing. Any such Conversion or continuation of any Committed Advances shall be in the minimum amounts and increments specified in SECTION 2.01(b); PROVIDED, that in the case of the continuation of a Borrowing comprised of Eurocurrency Advances denominated in an Alternative Currency, such continuation may, subject to the terms and conditions otherwise set forth herein, be in an aggregate principal amount equal to the aggregate principal amount of the Borrowing being continued. Each such notice of a Conversion or continuation shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Committed Advances to be Converted, and (iii) if such Conversion is into Fixed Rate Advances, the duration of the Interest Period for each such Committed Advance.

               (b) The Borrower may, upon notice given to the Agent not later than 11:00 a.m. (New York City time) on a Business Day at least three Business Days prior to the date of the proposed Redenomination, and subject to the provisions of SECTION 2.09 and 2.13 and the provisos in this SECTION 2.10(b), request that all or any part of the Advances comprising the same A Borrowing be Redenominated from Dollars into an Alternative Currency, from an Alternative Currency into Dollars or another Alternative Currency, or continued in the same Alternative Currency; PROVIDED, HOWEVER, that any Redenomination shall be made on, and only on, the last day of an Interest Period for such Advances; PROVIDED FURTHER, that any such Redenomination of A Advances shall be in the minimum amounts and increments specified in SECTION 2.01(b); and PROVIDED FURTHER, that no Advance may be Redenominated at any time that a Default or Event of Default has occurred and is continuing. Each such notice of request of a Redenomination (a "NOTICE OF REDENOMINATION") shall be by telecopier, telex or cable, confirmed immediately in writing, specifying (i) the Advances comprising the A Borrowing to be Redenominated, (ii) the date of the proposed Redenomination, (iii) the currency into which such Advances are to be Redenominated, and (iv) the duration of the Interest Period for such Advances upon being so Redenominated. Subject to the provisions of SECTIONS 2.09 and 2.13 and of the second proviso in SECTION 2.10(b), each Advance so requested to be Redenominated will be Redenominated, on the date specified therefor in such Notice of Redenomination, into an equivalent amount thereof in the currency requested in such Notice of Redenomination, such equivalent amount to be determined on such date in accordance with SECTION 2.16, and, upon being so Redenominated, will have an initial Interest Period as requested in such Notice of Redenomination.

               SECTION 2.11. PREPAYMENTS.

               (a) Subject to SECTION 9.04(b) hereof, and to the terms of the applicable Local Currency Addendum, if applicable, a Borrower may (i) following notice given to the Agent by the Company (on behalf of such Borrower) not later than 11:00 A.M. (New York City time or local time, as applicable) on the proposed date of prepayment (or two Business Days prior to such prepayment in the case of a Designated Prepayment), such notice specifying the applicable Borrower, the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amounts of the Base Rate Advances comprising part of the same A Borrowing or Floating Rate Advances comprising the same Local Currency Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and (ii) following notice given to the Agent (or, in the case of Fixed Rate Advances denominated in any Alternative Currency, the Euro-Agent or the applicable Local Currency Agent, as applicable) by the Company (on behalf of such Borrower) not later than 11:00 A.M. (London time or local time, as applicable) three Business Days prior to the proposed date of prepayment (or five Business Days prior to the proposed date of prepayment in the case of a Designated Prepayment), such notice specifying the applicable Borrower, the proposed date of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amounts of the Fixed Rate Advances comprising a Committed Borrowing in whole (and not in part), together with accrued interest to the date of such prepayment on the principal amount prepaid; PROVIDED, HOWEVER, that Fixed Rate Advances that are A Advances may be prepaid ratably in part if such prepayment is a Designated Prepayment. In the case of a Designated Prepayment which provides for a prepayment in part of an A Borrowing, such prepayment shall be allocated only to the Local Currency Banks under the Australian Local Currency Addenda and allocated among such Banks according to their Local Currency Commitments under the Australian Local Currency Addenda. In the case of a Committed Borrowing comprised of Base Rate Advances or other Floating Rate Advances, each partial prepayment shall be in an aggregate principal amount not less than $1,000,000.

               (b) If on any date that Dollar equivalents of (i) Advances outstanding in an Alternative Currency or (ii) Local Currency Advances, are determined pursuant to SECTION 2.16 (each such date, a "COMPUTATION DATE"), it is determined that as a result of currency fluctuations with respect to the Advances or Local Currency Advances to which such Computation Date applies, the Dollar equivalent of the aggregate principal amount of all outstanding Advances exceeds the aggregate of all of the Commitments, the Borrowers shall on such date prepay an aggregate principal amount of A Advances ratably to the Banks in an amount equal to or, at the option of the Borrower, greater than such excess, with accrued interest to the date of such prepayment on the principal amount prepaid. The Borrowers may determine which Borrowing such prepayment shall be allocated to, and any such prepayment of Fixed Rate Advances shall be subject to the provisions of SECTION 9.04(b).

               SECTION 2.12. INCREASED COSTS AND REDUCED RETURN.

               (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Adjusted CD Rate Advances, included in the Adjusted CD Rate Reserve Percentage or the Assessment Rate, or, in the case of Eurocurrency Advances, included in the Eurocurrency Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) adopted after the Restatement Date, or reasonably determined by a Bank only after the Restatement Date to be applicable to it or to its Eurocurrency Advances, Adjusted CD Rate Advances, or other Fixed Rate Advances, there shall be any increase after the date hereof in the cost to any Bank of agreeing to make or making, funding or maintaining Adjusted CD Rate Advances, Eurocurrency Advances, or other Fixed Rate Advances, by an amount deemed by such Bank to be material, then the Company shall from time to time, within 15 days after demand by such Bank, accompanied by the certificate required therefor under SECTION 2.12(c) (with a copy of such demand and such certificate to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. It shall be assumed, for the purpose of computing amounts to be paid by the Company to Citicorp pursuant to this SECTION 2.12(a), that the making, funding or maintaining by Citicorp of any Advance has been by Citibank.

               (b) If any Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office or any corporation controlling such Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, which adoption, change, request or directive is effected, made or promulgated after the Restatement Date, or if effective, made or promulgated prior to such date, is reasonably determined by a Bank only after the Restatement Date to be applicable to it or its obligations hereunder, has or would have the effect after the date hereof of reducing the rate of return on such Bank's capital or the capital of any corporation controlling such Bank as a consequence of such Bank's obligation hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance by an amount deemed by such Bank to be material, then the Company shall, from time to time, within 15 days after demand by such Bank, accompanied by the certificate required therefor under SECTION 2.12(c) (with a copy of such demand and such certificate to the Agent), pay to the Agent for the account of such Bank such additional amount or amounts as will compensate such Bank or such controlling corporation for such reduction.

               (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. In determining such amount, such Bank may use any reasonable averaging and attribution methods. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the basis for the calculation thereof shall be conclusive in the absence of manifest error.

The Company shall not be obligated to pay any additional amounts with respect to a demand under SECTION 2.12(a) or 2.12(b) that are attributable to the period (the "EXCLUDED PERIOD") ending 120 days prior to the Company's receipt of the certificate with respect to such demand required under SECTION 2.12(c); PROVIDED, HOWEVER, that to the extent such additional amounts accrue during the Excluded Period because of the retroactive effect of the applicable law, rule, regulation, guideline or request promulgated during the 120 day period prior to the Company's receipt of such certificate, the limitation set forth in this
SECTION 2.11(d) shall not apply.

               SECTION 2.13. ILLEGALITY. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) at any time that the making or continuance of any of its Local Currency Advances or its Eurocurrency Advances in Dollars or in any Alternative Currency has become unlawful because of the introduction of or any change in or in the interpretation of any law or regulation or because of the assertion of unlawfulness by any central bank or other governmental authority, then, in any such event, such Bank shall give prompt notice (by telephone confirmed in writing) to the Company and to the Agent of such determination (which notice the Agent shall promptly transmit to the other Banks).

               (b) Upon the giving of the notice to the Company referred to in SUBSECTION (a) above, then (i) the obligation of the Banks to make, or to Convert Committed Advances into or to continue Committed Advances as, such Local Currency Advances or Eurocurrency Advances shall be suspended until the applicable Bank notifies the Agent and the Agent shall notify the Company and the Banks that the circumstances causing such suspension no longer exist, and
(ii) if any affected Local Currency Advances or Eurocurrency Advances are then outstanding, the Company shall (or shall cause the affected Borrower), upon at least one Business Day's written notice to the Agent (and, if the affected Eurocurrency Advances are denominated in any Alternative Currency, the Euro-Agent or the applicable Local Currency Agent, as applicable) and the affected Bank, or if permitted by applicable law no later than the date permitted thereby, in the Company's sole discretion, either (i) prepay the principal amount of all outstanding Local Currency Advances or Eurocurrency Advances of such Bank to which such notice related, together with accrued interest thereon to the date of payment or (ii) Convert or Redenominate each such Local Currency Advance or Eurocurrency Advance into a Base Rate Advance, or, if applicable and if permitted by applicable law, into a Floating Rate Advance pursuant to the applicable Local Currency Addendum, and, in each case be obligated to reimburse the Banks in respect thereof pursuant to SECTION 9.04(b) hereof. If more than one Bank gives notice pursuant to SECTION 2.13(a) at any time, then all outstanding Local Currency Advances or Eurocurrency Advances, as applicable, of such Banks must be treated the same by the applicable Borrower pursuant to this SECTION 2.13(b). Any Base Rate Advance or other Floating Rate Advance arising by reason of this
SECTION 2.13(b) shall have an Interest Period assigned to it that ends on the date that the Local Currency Advance or Eurocurrency Advance for which it shall have been substituted would have expired, and the principal thereof and interest thereon shall be payable on the date that principal and interest would otherwise have been payable on such Local Currency Advance or Eurocurrency Advance. Such Base Rate Advance or other Floating Rate Advance may not be prepaid at any time prior to the date that the Local Currency Advance or Eurocurrency Advances comprising a part of such Committed Borrowing shall be prepaid.

               SECTION 2.14. PAYMENTS AND COMPUTATIONS.

               (a) The Borrowers shall make each payment hereunder and under the Notes (except with respect to principal of, interest on, and other amounts relating to Advances denominated in an Alternative Currency) not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent in same day funds by deposit of such funds to the Agent's account maintained at the Payment Office for Dollars in New York City. The Borrowers shall make each payment hereunder and under the Notes with respect to principal of, interest on, and other amounts relating to Advances denominated in an Alternative Currency not later than 11:00 A.M. (London time) on the day when due in such Alternative Currency to the Euro-Agent in same day funds by deposit of such funds to the Euro-Agent's account maintained at the Payment Office for such Alternative Currency, or, in the case of Local Currency Advances, at such other time and place as shall be specified in the applicable Local Currency Addendum. The Agent, the Euro-Agent or the applicable Local Currency Agent, as applicable, will give the Company prior notice of the due date of the principal of any Committed Advance and of the due date and amount of any fees payable hereunder; PROVIDED that the failure to give any such prior notice shall not limit the Company's or the applicable Borrower's liability for such payment, but shall delay the due date of such payment for purposes of SECTIONS 6.01(a) or (b), as applicable, by the number of days after such due date that such notice is given. The Agent, Euro-Agent or the applicable Local Currency Agent, as applicable, will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to SECTION 2.03, 2.08, 2.12 or 2.17) to the applicable Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

               (b) Each Borrower hereby authorizes each Bank, if and to the extent payment owed to such Bank by such Borrower is not made when due hereunder, under any applicable Local Currency Addendum or under any Note held by such Bank, to charge from time to time against any or all of such Borrower's accounts with such Bank any amount so due. Each Bank agrees promptly to notify the Company after any such charge, provided that the failure to give such notice shall not affect the validity of such charge.

               (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Adjusted CD Rate, the Eurocurrency Rate or the Federal Funds Rate and of fees shall be made by the Agent, Euro-Agent or the applicable Local Currency Agent, as applicable, and all computations of interest pursuant to SECTION 2.08 shall be made by a Bank, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Agent, Euro-Agent or the applicable Local Currency Agent. (or, in the case of SECTION 2.08, by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

               (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such cases be included in the computation of payment of interest or commitment fee, as the case may be; PROVIDED, HOWEVER, if such extension would cause payment of interest on or principal of Eurocurrency Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

               (e) Unless the Agent, Euro-Agent or the applicable Local Currency Agent, shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Agent, Euro-Agent or the applicable Local Currency Agent, as applicable, may assume that such Borrower has made such payment in full to it on such date and it may, in reliance upon such assumption, cause (but shall not be required to cause) to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent such Borrower shall not have so made such payment in full to the Agent, Euro-Agent or the applicable Local Currency Agent, as applicable, each Bank shall repay to the Agent, Euro-Agent or the applicable Local Currency Agent, as applicable, forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, Euro-Agent or the applicable Local Currency Agent, as applicable, at the Federal Funds Rate.

               SECTION 2.15. SHARING OF PAYMENTS, ETC. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances made by it (other than pursuant to SECTION 2.08, 2.12 or 2.17) in excess of its ratable share of payments on account of the A Advances obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the A Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this SECTION 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation.

               SECTION 2.16. CURRENCY EQUIVALENTS. For purposes of determining compliance with the provisions of this ARTICLE II at any time, the equivalent in Dollars in respect of any Advance denominated (or proposed to be denominated) in an Alternative Currency shall be determined in accordance with SECTION 2.02(a),
SECTION 2.02A, SECTION 2.02B, SECTION 2.03(c)(I), SECTION 2.09, SECTION 2.10 or
SECTION 2.13 by the Euro-Agent, or by the applicable Local Currency Agent, in the case of a Local Currency Advance, in each case, in consultation with the Company, immediately prior to the issuance by the Company of the Notice of Borrowing requesting such Advances or any notice of Conversion or continuation or Notice of Redenomination with respect to such Advances. Any equivalent determined in accordance with SECTION 2.02(a), SECTION 2.02A, SECTION 2.02B,
SECTION 2.03(c)(I), SECTION 2.09, SECTION 2.10, SECTION 2.13 or this SECTION 2.16, with respect to any Borrowing of Fixed Rate Advances, shall be deemed to remain in effect at all times during (and until the last day of) the applicable Interest Period in respect of the Advances comprising the applicable Borrowing, notwithstanding any fluctuation in exchange rates occurring prior to the last day of such Interest Period; any such equivalent determined with respect to any Borrowing of Floating Rate Advances under any Local Currency Addendum, unless otherwise specified in such Local Currency Addendum (or unless an Interest Period is assigned to any such Floating Rate Advance pursuant to SECTION 2.09(d) or SECTION 2.13, in which case the preceding provisions of this sentence shall apply), shall be deemed to remain in effect until the last Business Day of the month in which such determination is made and shall be redetermined by the applicable Local Currency Agent, in consultation with the Company, on such last Business Day of such calendar month, and on the last Business Day of each succeeding month that such Floating Rate Advances are outstanding.

               SECTION 2.17. TAXES.

               (a) Subject to SECTION 2.17(f), any and all payments by each Borrower hereunder or under the Notes shall be made, in accordance with SECTION 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Bank, the Agent, the Euro-Agent, and each Local Currency Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank, the Agent, the Euro-Agent or such Local Currency Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such

          Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). Subject to SECTION 2.17(f), if any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank, the Agent, the Euro-Agent, or any Local Currency Agent, (i) the sum payable by such Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.17(a)) such Bank, the Agent, the Euro-Agent or such Local Currency Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

               (b) In addition, the Borrowers jointly and severally agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder, under any Local Currency Addendum or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Local Currency Addendum or the Notes (hereinafter referred to as "OTHER TAXES"). The Agent, Euro-Agent and any Local Currency Agent may demand payment of, and seek recourse on, any Other Taxes from any Borrower, without any requirement that the Agent, the Euro-Agent or such Local Currency Agent allocate the reimbursement obligation for such Other Taxes among the Borrowers.

               (c) Each Borrower will indemnify each Bank, the Agent, the Euro-Agent and any Local Currency Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
          SECTION 2.17) paid by such Bank, the Agent, the Euro-Agent or such Local Currency Agent (as the case may be) and any liability (including penalties, interest and expenses reasonably incurred) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank, the Agent, the Euro-Agent or such Local Currency Agent (as the case may be) makes written demand therefor.

               (d) The Agent, Euro-Agent and any Local Currency Agent may, from time to time, request that the Company furnish (and the Company shall, promptly following any such request, furnish) to the Agent, the Euro-Agent or such Local Currency Agent the originals or certified copies of receipts evidencing the payment of Taxes by and on behalf of the Borrowers or, if no Taxes are payable in respect of any payment hereunder or under the Notes, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes.

               (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrowers contained in this SECTION

          2.17 shall survive the payment in full of principal and interest hereunder and under the Notes.

               (f) (i) On or prior to the Restatement Date (or, in the case of any assignee party to an Assignment and Acceptance, on the effective date of its becoming a "Bank" hereunder), each Bank organized under the laws of a jurisdiction outside the United States shall provide the Agent with the forms prescribed by the Internal Revenue Service of the United States certifying such Bank's exemption from United States withholding taxes with respect to all payments to be made to such Bank hereunder and under any of the Notes, and each such Bank shall thereafter provide the Agent with such supplements and amendments thereto and such additional forms as may from time to time be required by applicable law. If a Bank that is organized under the laws of a jurisdiction outside the United States shall fail to deliver, or improperly delivers, the forms described in this SECTION 2.17(f)(i),
          SECTION 2.17(a) shall not apply with respect to any payments made to such Bank under this Agreement during the period that such failure or deficiency shall continue, and the Borrowers, the Agent, the Euro-Agent or any Local Currency Agent shall be permitted to withhold United States federal, state and local income taxes from any payments made under this Agreement at the applicable statutory rate.

               (ii) On or prior to the date of any Local Currency Addendum (or, in the case of any assignee party to an Assignment and Acceptance which would result in such Bank's becoming a Local Currency Bank, on the effective date of its becoming a "Bank" hereunder), each Bank which will be a Local Currency Bank under such Local Currency Addendum which is organized under the laws of a jurisdiction outside the jurisdiction in which Local Currency Advances are to be made under such Local Currency Addendum shall provide the Local Currency Agent and the Agent with the forms, if any, prescribed by the applicable governmental agent of such Local Currency Country certifying such Bank's exemption from withholding taxes imposed by such Local Currency Country with respect to all payments to be made to such Bank under such Local Currency Addendum, and each such Bank shall thereafter provide the Local Currency Agent and the Agent with such supplements and amendments thereto and such additional forms as may from time to time be required by applicable law. If a Local Currency Bank that is organized under the laws of a jurisdiction outside the applicable Local Currency Country shall fail to deliver, or improperly delivers, the forms described in this SECTION 2.17(f)(ii), SECTION 2.17(a) shall not apply with respect to any payments made to such Bank under such Local Currency Addendum during the period that such failure or deficiency shall continue, and the applicable Borrower, the Agent, or Local Currency Agent shall be permitted to withhold Local Currency Country federal, state and local income taxes from any payments made under such Local Currency Addendum at the applicable statutory rate.

               (iii) on the date of any Local Currency Addendum (or, in the case of any assignee party to an Assignment and Acceptance which would result in such Bank Becoming a Local Currency Bank, on the effective date of its becoming a "Local Currency Bank" under such Local Currency Addendum), each Bank which will be a Local Currency Bank under such Local Currency Addendum will, unless otherwise provided in the Local

          Currency Addendum, be an Eligible Local Currency Bank and shall so confirm in the Local Currency Addendum. If such confirmation by such Local Currency Bank shall not be correct on such effective date, and as a result thereof, the Borrowers, the Agent, the Euro-Agent or any Local Currency Agent shall be required to withhold Local Currency Country federal, state or local income taxes from any payments made under such Local Currency Addendum, then during the period that such failure to qualify as an Eligible Local Currency Bank shall continue,
          SECTION 2.17(a) shall not apply with respect to any payments made to such Local Currency Bank under such Local Currency Addendum and the applicable Borrower, the Agent, or Local Currency Agent shall be permitted to withhold Local Currency Country federal, state and local income taxes, from any payments made under such Local Currency Addendum at the applicable statutory rate.

               (g) If any Bank determines, in its sole discretion, that it has actually and finally realized, by reason of a refund, deduction or credit of any Taxes or Other Taxes paid or reimbursed by a Borrower pursuant to this SECTION 2.17 in respect of payments under the Credit Agreement or the Notes, a current monetary benefit that it would otherwise not have obtained but for such refund, deduction or credit, and that would result in the total payments under this SECTION 2.17 exceeding the amount needed to make such Bank whole, such Bank shall pay to such Borrower, with reasonable promptness following the date on which it actually realizes such benefit, an amount equal to the lesser of the amount of such benefit or the amount of such excess, in each case net of all reasonable out-of-pocket expenses in securing such refund, deduction or credit.

               SECTION 2.18. SUBSTITUTION OF BANKS. In the event that (w) any one or more Banks, pursuant to SECTION 2.12 hereof, incurs any increased costs, receives a reduced payment or is required to make any payment for which any such Bank demands compensation pursuant to such Section, or makes a claim for indemnity or compensation under SECTION 2.17 hereof with respect to a payment when no other Bank makes a claim for indemnity or compensation under SECTION
2.17 with respect to such payment, in any such case which compensation or indemnity increases the effective lending rate of such Bank with respect to its share of the A Advances in excess of the effective lending rate of the other Banks, or, if applicable, the effective lending rate of such Bank with respect to Local Currency Advances in excess of the effective lending rate of the other Banks party to the Local Currency Addendum under which such Local Currency Advances are outstanding, and such Bank has not mitigated such increased costs, reduced payment or additional payment within 30 days after receipt by such Bank from the Company of a written notice that such Bank's effective lending rate has so exceeded the effective lending rate of the other Banks; (x) any one or more Banks have determined pursuant to SECTION 2.09(d) or 2.13(a) hereof that it may not make or maintain all or certain of its Eurocurrency Advances or Local Currency Advances at such time (and the other Banks shall continue to be able to make or maintain their corresponding Eurocurrency Advances at such time or the other applicable Local Currency Banks shall continue to be able to make or maintain their corresponding Local Currency Advances at such time) and the inability of such Bank or Local Currency Bank, as applicable, to make or maintain such Eurocurrency Advances or Local Currency Advances continues for 30 or more days after the receipt by such Bank from the Company of written notice of such inability and the Company's request that such Bank alleviate such inability; (y) any Bank shall decline (or be deemed to have declined) to extend its Commitment hereunder after a request for extension of Commitments pursuant to SECTION 2.19 and Banks holding Commitments equaling or exceeding 51% of the Total Commitment have agreed to extend their Commitments pursuant to such request; or (z) any Local Currency Bank under a Local Currency Addendum ceases to be an Eligible Local Currency Bank under such Local Currency Addendum, then and in any such event, the Company may substitute for such Bank an existing Bank, or another financial institution which is acceptable to the Agent, to assume the Commitment and/or Local Currency Commitment of such Bank and to purchase the A Note and/or any Local Currency Advances of such Bank hereunder, without recourse to or warranty (other than as to unencumbered ownership) by, or expense to, such Bank for a purchase price equal to the outstanding principal amount of the A Advances and/or Local Currency Advances then payable to such Bank plus any accrued but unpaid interest and accrued but unpaid fees with respect thereto. Such purchase shall be effected by execution and delivery by such Bank and its replacement of an Assignment and Acceptance, and shall otherwise be made in the manner described in SECTION 9.08. Upon such purchase, to the extent of the rights and benefits assigned, such Bank shall no longer be a party hereto or to the applicable Local Currency Addendum or have any rights or benefits hereunder or under said Local Currency Addendum (except for rights or benefits that such Bank would retain hereunder upon termination of this Agreement) and the replacement Bank shall succeed to the rights and benefits, and shall assume the obligations, of such Bank hereunder, under such A Note and under any Local Currency Addendum to which such Bank is a party.

               SECTION 2.19. EXTENSION OF COMMITMENTS. (a) One time during each period from the date that is 90 days prior to each Anniversary Date to the date that is 30 days prior to each such Anniversary Date, the Borrowers may, by written notice (an "EXTENSION REQUEST") given to the Agent, request that the Stated Termination Date be extended. Each such Extension Request shall contemplate an extension of the Stated Termination Date to a date that is one year after the Stated Termination Date then in effect.

               (b) The Agent shall promptly advise each Bank of its receipt of any Extension Request. Each Bank may, in its sole discretion, consent to a requested extension by giving written notice thereof to the Agent by not later than the date (the "EXTENSION CONFIRMATION DATE") that is 15 days after the date of the Extension Request, which consent shall be irrevocable when given. Failure on the part of any Bank to respond to an Extension Request by the applicable Extension Confirmation Date shall be deemed to be a denial of such request by such Bank. If all of the Banks shall consent in writing to the requested extension, such request shall be granted with respect to each consenting Bank. Promptly following the opening of business on the first Business Day following the applicable Extension Confirmation Date, the Agent shall notify the Company in writing as to whether the requested extension has been granted (such written notice being an "EXTENSION CONFIRMATION NOTICE") and, if granted, such extension shall become effective upon the issuance of such Extension Confirmation Notice. The Agent shall promptly thereafter provide a copy of such Extension Confirmation Notice to each Bank. If such extension is not granted, the Agent shall give the Company notice of the identity of any non-consenting Banks. If the Company replaces one or more non-consenting Banks pursuant to the

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

provisions of SECTION 2.18, and any such replacement Bank becomes a Bank on or before the earlier of (i) 30 days after the Extension Confirmation Date and (b) 5 days before the applicable Anniversary Date, and consents to the Extension Request at the time it becomes a Bank, such consent shall be effective retroactively as of the Extension Confirmation Date.

                                  ARTICLE III
                              CONDITIONS OF LENDING

               SECTION 3.01. CONDITIONS PRECEDENT TO INITIAL ADVANCES. The obligation of each Bank to make its initial Advance on the occasion of the initial Borrowing by each Borrower (including each Borrowing Subsidiary) on or after the Restatement Date is subject to the conditions precedent that (i) all commitment, facility, agency and administrative fees provided for under the terms of this Agreement, accrued to the date of such initial Advance, shall have been paid by the Company and (ii) the Agent shall have received on or before the day of such initial Borrowing the following, each dated such day or within two Business Days prior to such day, or dated as of the Restatement Date in the case of (1) the items specified in (c)(i), (e), and (f)(i), and (2) with respect to the Company, the items specified in items (a), (d)(i) and (g), in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Bank:

               (a) The A Notes of such Borrower payable to the order of the Banks, respectively.

               (b) For the initial Borrowing by each Borrowing Subsidiary, an Election to Participate executed by such Borrowing Subsidiary and by the Company.

               (c) Certified copies of (i) for the initial Borrowing by the Company, the resolutions of the Board of Directors of the Company approving this Agreement and the Notes of the Company; (ii) for the initial Borrowing by each Borrowing Subsidiary, the resolutions or other authorizing action of the Board of Directors or other governing body of such Borrowing Subsidiary approving its Election to Participate, this Agreement and the Notes of such Borrowing Subsidiary, and the resolutions of the Board of Directors of the Company approving this Agreement and the addition of a Borrowing Subsidiary pursuant to the terms of this Agreement; and (iii) for the initial Borrowing by each Borrower, all documents evidencing other necessary corporate or other authorizing action and governmental approvals, if any, with respect to this Agreement and the Notes of such Borrower.

               (d) Signed copies of (i) a certificate of the Secretary or an Assistant Secretary or other appropriate officer or representative of such Borrower certifying the names and true signatures of the officers or other representatives of such Borrower authorized to sign this Agreement (if the Borrower is the Company), such Borrower's Election to Participate (if the Borrower is a Borrowing Subsidiary) and the Notes of such Borrower and the other documents or certificates to be delivered by such Borrower pursuant to this Agreement and (ii) for the initial Borrowing by each Borrower other than the Company, a certificate of the Secretary or an Assistant Secretary or other appropriate officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and such Borrower's Election to Participate. The Agent may conclusively rely on each such certificate of such Borrower or of the Company until the Agent shall receive a further certificate of the Secretary or an Assistant Secretary or other representative of such Borrower or of the Company, as the case may be, cancelling or amending the prior certificate of such Borrower or of the Company, as the case may be, and submitting the signatures of the officers or other representatives named in such further certificate.

               (e) A certificate executed by the Treasurer of the Company on behalf of the Company certifying that as of the Restatement Date, since December 31, 1999 there has been no material adverse change in the business, financial condition, operations, properties or performance of the Company and its Subsidiaries, taken as a whole, or in the ability of the Company to perform its obligations under this Agreement or any Note.

               (f) Favorable opinions of (i) for the initial Borrowing by the Company, the General Counsel of the Company in substantially the form of EXHIBIT E hereto and special counsel for the Company in substantially the form of EXHIBIT F hereto, (ii) for the initial Borrowing by each Borrowing Subsidiary, counsel for such Borrowing Subsidiary in substantially the form of EXHIBIT G hereto, the General Counsel of the Company in substantially the form of EXHIBIT H hereto and special counsel for the Company in substantially the form of
          EXHIBIT I hereto, and (iii) for any initial Borrowing, counsel for the Company or the applicable Borrowing Subsidiary as to such other matters as any Bank through the Agent may reasonably request. Such counsel shall be satisfactory to the Agent.

               (g) A favorable opinion of Sidley & Austin, counsel for the Agent and the Euro-Agent, in substantially the form of EXHIBIT J hereto.

Notwithstanding the foregoing, the conditions precedent in this SECTION 3.01 with respect to the initial Borrowings subsequent to the Restatement Date by Ecolab Pty Limited and Ecolab Finance Pty Ltd. shall be deemed to have been satisfied.

               SECTION 3.02. CONDITIONS PRECEDENT TO EACH COMMITTED BORROWING. The obligation of each Bank to make a Committed Advance on the occasion of each Committed Borrowing pursuant to SECTION 2.02 or 2.02B (including the initial Committed Borrowing) by each Borrower (including each Borrowing Subsidiary) shall be subject to the further conditions precedent that on the date of such Committed Borrowing (a) the following statements shall be true and the Agent shall have received for the account of such Bank a certificate signed by a duly authorized officer of the Company as follows:

               (i)  The representations and warranties contained in subsections
                    (a), (b), (c) and (d) of SECTION 4.01 and, if such Committed Borrowing is by a Borrowing Subsidiary, SECTION 4.02 (as to such Borrowing Subsidiary) are correct in all material respects on and as of the date of such Committed Borrowing, before and after giving effect to such Committed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

               (ii) No event has occurred and is continuing, or would result from such Committed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default;

and (b) if the Agent shall have reasonably requested prior to the delivery of the Notice of Borrowing for such Committed Borrowing, approvals, opinions or, pursuant to SECTION 5.01(b)(xiii), documents for the purpose of verifying compliance by the Company or any Borrower with the terms of this Agreement or with applicable law, the Agent shall have received such approvals, opinions or documents.

               SECTION 3.03. CONDITIONS PRECEDENT TO CERTAIN BORROWINGS. The obligation of each Bank to make that portion of a Committed Advance on the occasion of any Committed Borrowing pursuant to SECTION 2.02 or 2.02B which would increase the aggregate outstanding amount in any currency of Committed Advances owing to such Bank from all Borrowers over the aggregate amount of Committed Advances owing to such Bank in such currency outstanding immediately prior to the making of such Committed Advance shall be subject to the further conditions precedent that on the date of such Committed Borrowing (i) the representations and warranties contained in subsections (e), (f), (g), (h), (i),
(k), (l), (m) and (n) of SECTION 4.01 are correct in all material respects on and as of the date of such Committed Borrowing, before and after giving effect to such Committed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; (ii) no event has occurred and is continuing, or would result from such Committed Borrowing or from the application of the proceeds therefrom, which would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and
(iii) the certificate furnished pursuant to SECTION 3.02 shall include statements to the effect of clauses (i) and (ii) above.

               SECTION 3.04. CONDITIONS PRECEDENT TO EACH B BORROWING. The obligation of each Bank which is to make a B Advance on the occasion of a B Borrowing (including the initial B Borrowing) to make such B Advance as part of such B Borrowing is subject to the conditions precedent that (i) at or before the applicable time and date before the date of such B Borrowing set forth in
SECTION 2.03(b)(i) or 2.03(c)(i), as applicable, the Agent shall have received the Notice of B Borrowing with respect thereto, (ii) at or before the applicable time and date before the date of such B Borrowing set forth in SECTION 2.03(b)(iii) or 2.03(c)(iii), as applicable, the Agent shall have received the written confirmatory notice of such B Borrowing to be given by the Company pursuant to SECTION 2.03(b)(iii) or SECTION 2.03(c)(iii), as applicable, (iii) on or before the date of such B Borrowing but prior to such B Borrowing, the Agent shall have received a B Note signed by the applicable Borrower payable to the order of such Bank for each of the one or more B Advances to be made by such Bank as part of such B Borrowing, in a principal amount equal to the principal amount of the B Advance to be evidenced thereby and otherwise on such terms as were agreed to for such B Advance in accordance with SECTION 2.03, and (iv) on the date of such B Borrowing the following statements shall be true (and each of the giving of the applicable Notice of B Borrowing and the acceptance by such Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by the Company that on the date of such B Borrowing such statements are true):

               (a) the representations and warranties contained in SECTION 4.01 (other than SUBSECTIONS (j) and (o) thereof) and, if such B Borrowing is by a Borrowing Subsidiary, SECTION 4.02 (as to such Borrowing Subsidiary) are correct in all material respects on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

               (b) No event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

               SECTION 3.05. CONDITIONS PRECEDENT TO INITIAL LOCAL CURRENCY BORROWING UNDER ANY LOCAL CURRENCY ADDENDUM. The obligation of each Local Currency Bank under any Local Currency Addendum to make its initial Local Currency Advance under such Local Currency Addendum is subject to the additional conditions precedent that the Agent shall have received on or before the day of such initial Local Currency Advances in sufficient copies for each such Local Currency Bank:

               (a) An election to Participate executed by the applicable Borrowing Subsidiary and by the Company.

               (b) A Local Currency Addendum executed by such Borrowing Subsidiary, the Company, the applicable Local Currency Agent and the Local Currency Banks party thereto providing for a Local Currency Facility Maximum Borrowing Amount at least equal to such initial Local Currency Borrowing.

               (c) Such other documents that the applicable Local Currency Agent shall reasonably request.

                                   ARTICLE IV
                          REPRESENTATION AND WARRANTIES

               SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Banks and the Agent as follows:

               (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

               (b) The execution, delivery and performance by the Company of this Agreement, its Notes and each Local Currency Addendum are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Company's restated certificate of incorporation or by-laws or (ii) law or any contractual restriction binding on or affecting the Company.

               (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Agreement, the Notes, or any Local Currency Addendum except any such approvals, notices, actions or filings which have already been made, obtained or given.

               (d) This Agreement is, and the Company's Notes and any Local Currency Addendum when delivered hereunder will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity.

               (e) The consolidated balance sheets of the Company and its Consolidated Subsidiaries as of December 31, 1999, and the related statements of income, cash flows and shareholders' equity of the Company and its Consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, fairly present the financial condition of the Company and its Consolidated Subsidiaries as at such date and the consolidated results of the operations of the Company and its Consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied.

               (f) There are no pending actions, suits or proceedings against the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is (in the best judgment of the Company) a reasonable possibility of an adverse decision which would affect (i) the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, to the extent that there is (in the best judgment of the Company) a reasonable possibility that such decision would prevent the Company from repaying its obligations in accordance with the terms of this Agreement or, (ii) the legality, validity or enforceability of this Agreement or any Note.

               (g) United States Federal income tax returns of the Company and its Subsidiaries have been examined and closed through the year ended December 31, 1996. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except such taxes or assessments, if any, as are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes are, in the opinion of the Company, adequate.

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

               (h) Each of the Company's Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing (or the equivalent under applicable local law) under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except in each case where the failure to do so could not reasonably be expected to affect (i) the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries to the extent that there is a reasonable possibility that such failure would prevent any of the Borrowers from repaying its obligations in accordance with the terms of this Agreement, or (ii) the legality, validity or enforceability of this Agreement.

               (i) The sum of the Insufficiencies of any and all Plans with respect to which a Termination Event has occurred and is still in existence (or, in the case of a Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event has occurred, the liability related thereto) does not exceed $25,000,000.

               (j) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) with respect to each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Agent, was complete and accurate and fairly presented the funding status and financial condition of such Plan as of the date of such Schedule B, and since such date there has been no material adverse change in such funding status or financial condition, considered in the aggregate, except for a decline, if any, in the funded ratio of the Ecolab Pension Plan primarily attributable to a decrease in the interest rate which must be used to measure pension plan liabilities.

               (k) Neither the Company nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), is greater than $25,000,000.

               (l) Neither the Company nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Company and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years most recently ended by an amount exceeding $7,500,000 per annum.

               (m) The Company and its Subsidiaries are in compliance in all material respects with all environmental and hazardous waste laws, rules and regulations, and neither the Company nor any of its Subsidiaries has been cited as being in violation of such law, rule or regulation by any Federal, state or local governmental agency or other authority responsible for or having jurisdiction over hazardous waste disposal, where the failure to so comply or being so cited would (in the best judgment of the Company) affect the business, consolidated financial position or consolidated results of operations of the Company and its Subsidiaries, to the extent that there is (in the best judgment of the Company) a reasonable possibility that such non-compliance or being so cited or listed would prevent the Company from repaying its obligations under this Agreement in accordance with the terms hereof.

               (n) There are no pending or, to the knowledge of the Company, threatened actions, suits or proceedings against the Company or any of its Subsidiaries before any court or arbitrator or other governmental agency or authority arising out of or relating to hazardous waste disposal or environmental compliance or asserting a claim for damages based upon the use or other application of any products of the Company or any of its Subsidiaries, in which there is (in the best judgment of the Company) a reasonable possibility of an adverse decision which would affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries to the extent that there is (in the best judgment of the Company) a reasonable possibility that such decision would prevent the Company from repaying its obligations under this Agreement in accordance with the terms hereof.

               (o) As of the Restatement Date, since December 31, 1999 there has been no material adverse change in the business, financial condition, operations, properties or performance of the Company and its Subsidiaries, taken as a whole, or in the ability of the Company to perform its obligations under this Agreement or any Note.

               SECTION 4.02. REPRESENTATIONS AND WARRANTIES OF BORROWING SUBSIDIARIES. Each Borrowing Subsidiary shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:

               (a) It is duly organized, validly existing and in good standing (or its equivalent under local law) under the laws of the jurisdiction of its organization.

               (b) The execution and delivery by it of its Election to Participate, its Notes, and any Local Currency Addendum to which it is a party, and the performance by it of this Agreement, its Notes, and any Local Currency Addendum to which it is a party, are within its powers, have been duly authorized by all necessary action, and do not contravene (i) its constituent documents or (ii) law or any contractual restriction binding on or affecting such Borrowing Subsidiary.

               (c) This Agreement constitutes a legal, valid and binding agreement of such Borrowing Subsidiary, and its Notes, when executed and delivered in accordance with this Agreement, will constitute legal, valid and binding obligations of such Borrowing Subsidiary, enforceable against such Borrowing Subsidiary in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity.

                                   ARTICLE V
                            COVENANTS OF THE COMPANY

               SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Company will, unless the Majority Banks shall otherwise consent in writing:

               (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith, and (ii) required capitalization of each Borrowing Subsidiary, except in each case where the failure to do so could not reasonably be expected to affect (i) the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries to the extent that there is a reasonable possibility that such failure would prevent any of the Borrowers from repaying its obligations in accordance with the terms of this Agreement, or (ii) the legality, validity or enforceability of this Agreement.

               (b) REPORTING REQUIREMENTS. Furnish to the Banks:

               (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the consolidated statement of income and shareholders' equity and the consolidated statement of cash flows of the Company and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by a designated financial officer of the Company;

               (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a copy of the annual report for such year for the Company and its Consolidated Subsidiaries, containing financial statements for such year certified in a manner acceptable to the Majority Banks by PriceWaterhouse Coopers or other independent public accountants acceptable to the Majority Banks;

               (iii) within the designated time frame for the delivery of financial statements referred to in clauses (i) and (ii) above, a certificate of a designated financial officer of the Company (A) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of SECTIONS 5.02(a), and
                    5.03 on the date of such financial
                    statements and (B) stating whether there exists on the date of such certificate any Event of Default or condition or event which with notice or lapse of time or both would become an Event of Default and, if any Event of Default or any such condition or event then exists, setting forth the details thereof and the action which the Company is taking with respect thereto;

               (iv) promptly after the sending or filing thereof, copies of all reports which the Company sends generally to its security holders, and copies of all periodic reports (including reports on Form 8-K) and all registration statements which the Company or any Subsidiary files with the Securities and Exchange Commission (other than registration statements on Form S-8 or Form 11-K, or registration statements on Form S-3 relating solely to the registration of securities for resale by the holders thereof);

               (v) as soon as possible and, in any event, within 14 Business Days after the Company (in its best judgment) has made a determination pursuant to any notice or claim received by the Company or any of its Subsidiaries to the effect that the Company or any of its Subsidiaries is a potentially responsible party for response costs incurred or to be incurred at any facility, other than a facility owned or operated by the Company or any of its Subsidiaries under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any state equivalent, that the potential liability (taking into account the probability that other Persons will provide contributions or otherwise share in the response costs to be incurred at the facility) of the Company or any of its Subsidiaries could reasonably be expected to exceed $25,000,000, a copy of such notice or claim and a statement of an officer of the Company explaining the Company's understanding of the basis for such notice or claim;

               (vi) as soon as possible and, in any event, within 14 Business
                    Days from the date the Company (in its best judgment) makes a determination, pursuant to any notice given with respect to property owned or operated by the Company or any of its Subsidiaries, to Federal or state environmental agencies under any applicable environmental requirement of law, reporting the release of a hazardous or toxic waste, substance, pollutant or contaminant, including petroleum-based substances or wastes, into the environment, that the potential liability (taking into account the probability that other Persons will provide contributions or otherwise share in the response costs to be incurred at the facility) of the Company or any of its Subsidiaries could reasonably be expected to exceed $25,000,000, a copy of such notice and a statement of an officer of the Company explaining the Company's understanding of the basis for such notice;

               (vii) as soon as possible and, in any event, within 14 Business
                    Days after the Company acquires actual knowledge that the operations or facilities of the

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                    Company or any of its Subsidiaries has become the subject of any state or federal investigation evaluating whether any remedial action pursuant to the National Contingency Plan, or any state equivalent, is needed to respond to a release or threatened release of a hazardous or toxic waste, substance, pollutant or contaminant, including petroleum-based substances or wastes, into the environment, if it could reasonably be expected that the cost to the Company and its Subsidiaries of the anticipated remedial action would exceed $25,000,000 a statement by an officer of the Company informing the Banks of such investigation and explaining the Company's understanding of the basis for such investigation;

               (viii) as soon as possible and, in any event, within 14 Business
                    Days after the Company acquires actual knowledge that any of the operations or facilities of the Company or any of its Subsidiaries becomes listed or is proposed for listing on the National Priorities List in accordance with 40 C.F.R.
                    Part 300, Appendix B, or any state equivalent, and it could reasonably be expected that the cost to the Company and its Subsidiaries of response costs related thereto would equal or exceed $12,500,000, or receives any written notice or claim to the effect that it is a potentially responsible party for response costs involving an aggregate cost to the Company or its Subsidiaries of $25,000,000 or more incurred or to be incurred under CERCLA or any state equivalent, at any facility owned or operated by the Company or any of its Subsidiaries, a statement by an officer of the Company so informing the Banks and explaining the Company's understanding of the basis for such listing or notice;

               (ix) as soon as possible and in any event (A) within 45 days after the Company or any of its ERISA Affiliates acquires actual knowledge that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan has occurred, and (B) within 14 days after the Company or any of its ERISA Affiliates acquires actual knowledge that any other Termination Event with respect to any Plan has occurred, (PROVIDED, HOWEVER, that the statement referred to below would not be required if (1) such Termination Event is described in clause (ii) of the definition of Termination Event, unless the occurrence of such Termination Event could reasonably be expected to or does result in aggregate liability of the Company and all ERISA Affiliates of the Company to any Multiple Employer Plan or to the PBGC of more than $25,000,000, (2) such Termination Event is described in clause (iii) of the definition of Termination Event, unless such Termination Event is not a "standard termination" as defined in Section 4041 of ERISA, or (3) it could not reasonably be expected that the aggregate cost to the Company and its Subsidiaries of any event set forth in clause (A) or (B) of this SECTION 5.01(b)(ix) and not otherwise excluded from the reporting requirements of this Section would exceed $5,000,000) a statement of an officer of the Company

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

                    describing such Termination Event and the action, if any, which the Company or any of its ERISA Affiliates proposes to take with respect thereto;

               (x) promptly and in any event within 5 Business Days after receipt thereof by the Company or any of its ERISA Affiliates, copies of each notice received by the Company or any such ERISA Affiliate from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

               (xi) promptly and in any event within 14 Business Days after receipt thereof by the Company or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan, if the amount of liability incurred or expected to be incurred pursuant to such notice exceeds $10,000,000, a copy of each such notice received by the Company or such ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by such Multiemployer Plan, (B) the determination that such Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of such Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or expected to be incurred, by the Company or any such ERISA Affiliate, as the case may be, in connection with any event described in clause (A), (B) or (C) above;

               (xii) as soon as possible and, in any event, within 5 Business
                    Days after the Company acquires actual knowledge that either of its Credit Ratings has changed, written notice informing the Agent of such change; and

               (xiii) promptly, and in any event as soon as reasonably
                    practicable, such other information with respect to the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries or ERISA Affiliates as any Bank through the Agent may from time to time reasonably request, including, without limitation, Schedule B (Actuarial Information) to the annual reports (Form 5500 Series) filed with the Internal Revenue Service for each Plan.

          With respect to any financial statement, report or other document required to be delivered to the Banks pursuant to clauses (i), (ii) or
          (iv) above, the Company shall be deemed to have fulfilled its obligation to deliver such document to the extent that such document has been filed electronically with the Securities and Exchange Commission and is available on the web site operated by the Securities and Exchange Commission on or before the date that such document is required to be delivered pursuant to such clause.

               (c) CORPORATE EXISTENCE. Subject to SECTION 5.02(b), preserve and keep, and will cause each of its Subsidiaries to preserve and keep, its corporate existence, rights, franchises and licenses in full force and effect, PROVIDED, HOWEVER, that the Company may terminate the corporate existence of any Subsidiary, or permit the termination or abandonment of any Subsidiary, or permit the termination or abandonment of any right, franchise or license if, in the good faith judgment of the appropriate officer or officers of

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

          the Company, such termination or abandonment is not materially disadvantageous to the Company and is not materially disadvantageous to the Banks or the holders of the Notes.

               (d) INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, insurance with sound and reputable insurers covering all such properties and risks as are customarily insured by, and in amounts not less than those customarily carried by, corporations engaged in similar businesses and similarly situated.

               (e) PROPERTIES. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, in all material respects its properties which are deemed by the Company or such Subsidiary to be necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

               (f) BUSINESS. Without prohibiting the Company from making acquisitions or divestitures permitted under SECTION 5.02(b), remain in the same businesses, similar businesses or other manufacturing or service businesses reasonably related thereto, taken as a whole, as are carried on at the date of this Agreement.

               (g) USE OF PROCEEDS. Use the proceeds of the Advances made under this Agreement only for general corporate purposes, including, without limitation, the repurchase of shares of capital stock of the Company (as duly approved by the Company's board of directors from time to time), the repayment of other indebtedness and acquisitions.

               SECTION 5.02. NEGATIVE COVENANTS. So long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Company will not, without the written consent of the Majority Banks:

               (a) LIENS, ETC. Create or suffer to exist, or permit any of its Consolidated Subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance ("LIEN") upon or with respect to any of its properties (other than Margin Stock), whether now owned or hereafter acquired, or assign, or permit any of its Consolidated Subsidiaries to assign, any right to receive income, in each case to secure any Debt of any Person or entity, other than (i) Liens securing Debt which in the aggregate does not exceed $50,000,000 or (ii) Liens granted by any Consolidated Subsidiary as security for any Debt owing to the Company or to a Wholly-Owned Consolidated Subsidiary.

               (b) CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. Consolidate with or merge with or into any other Person or sell, lease or otherwise transfer all or a majority of its assets (other than Margin Stock) to any other Person or permit any Significant Subsidiary or Borrowing Subsidiary to consolidate with, merge into or sell, lease or otherwise transfer all or a majority of its assets to any Person other than the Company or a Wholly-Owned Consolidated Subsidiary except:


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

          (i) the Company may merge or consolidate with any other corporation so long as the Company is the surviving corporation in such transaction and immediately after consummation of such transaction no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

          (ii) the Company may merge into any corporation solely for the purpose of redomiciling so long as the surviving corporation in such transaction expressly assumes all of the obligations of the Company under this Agreement, under its Notes and under the letter agreement referred to in SECTION 2.04(b) and immediately after consummation of such transaction no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

          (iii) any Significant Subsidiary may consolidate or merge with or sell, lease or otherwise transfer all or more than a majority of its assets to any other Person so long as immediately after consummation of such transaction no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          (c) USE OF PROCEEDS FOR SECURITIES PURCHASES. Use any proceeds of any Advance to acquire any security in any transaction which is subject to
     Section 13(d), 13(g) or 14(d) of the Exchange Act except to the extent such transaction complies with such Act and the rules and regulations thereunder.

          SECTION 5.03. FINANCIAL COVENANT. So long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Company will not, without the written consent of the Majority Banks, create or suffer to exist, or permit any of its Consolidated Subsidiaries to create or suffer to exist, any Debt, if, immediately after giving effect to such Debt and the receipt and application of any proceeds thereof, the ratio of Total Debt to Capitalization exceeds 0.55 to 1.00.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

          SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) Any Borrower shall fail to pay any principal of any Note, or of any Advance not evidenced by a Note, when due; or

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



          (b) Any Borrower shall fail to pay any fee under this Agreement or any interest on any Note (or on any Advance not evidenced by a Note) within ten days after the due date thereof; or

          (c) Any written representation or warranty made by any Borrower herein or in connection with this Agreement shall prove to have been incorrect in any material respect when made; provided that if any such representation or warranty shall have been incorrect through inadvertence or oversight, no Event of Default shall occur if such representation or warranty shall be made correct within 30 days after any Borrower shall have discovered the error; or

          (d) The Company shall fail to perform or observe any of the covenants contained in SECTION 5.02 (other than with respect to any involuntary Lien for purposes of SECTION 5.02(a)) or SECTION 5.03 (with respect to a Total Debt to Capitalization ratio equal to or greater than 0.60 to 1.00); or the Company shall fail to perform or observe any other term, covenant (including SECTION 5.02(a) with respect to any involuntary Lien and SECTION
     5.03 with respect to a Total Debt to Capitalization Ratio less than 0.60 to 1.00) or agreement contained in this Agreement, other than in (a) or (b) above, on its part to be performed or observed and such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Agent or any Bank; or

          (e) The Company or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $20,000,000 (or its equivalent in any other currency) in the aggregate (but excluding Debt evidenced by the Notes or consisting of Advances not evidenced by the Notes) of the Company or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or a prepayment required due to a voluntary sale or condemnation of collateral securing such Debt, or in the case of Debt which was Debt of an entity acquired by the Company or any of its Subsidiaries and which Debt was assumed by the Company or such Subsidiary as part of such acquisition, a prepayment required due to a sale or other transfer or condemnation of assets), prior to the stated maturity thereof; or

          (f) The Company, any of its Significant Subsidiaries or any Borrowing Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company, any of its Significant Subsidiaries or any Borrowing Subsidiary seeking to adjudicate it a


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


     bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and in the event of any such proceeding instituted against the Company, any of its Significant Subsidiaries or any Borrowing Subsidiary, such proceeding shall remain undismissed or unstayed for a period of 60 days or shall result in the entry of an order for relief, the appointment of a trustee or receiver, or other result adverse to the Company, such Significant Subsidiary or such Borrowing Subsidiary; or the Company, any of its Significant Subsidiaries or any Borrowing Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

          (g) Any judgment or order for the payment of money (to the extent not covered by insurance under which the insurer has admitted its liability in writing) in excess of $10,000,000 (or its equivalent in any other currency) shall be rendered against the Company or any of its Subsidiaries and (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and there shall be any time at which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect or (ii) enforcement proceedings shall not have been commenced by any creditor upon such judgment or order and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Company, declare the obligation of each Bank to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Company, declare the Notes, any Advances not evidenced by Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, any Advances not evidenced by Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company; PROVIDED, HOWEVER, that in the event of an Event of Default described in SECTION 6.01(f), (A) the obligation of each Bank to make Advances shall automatically be terminated and (B) the Notes, any Advances not evidenced by Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company.

                                  ARTICLE VII
                          THE AGENT AND THE EURO-AGENT

          SECTION 7.01. AUTHORIZATION AND ACTION. On and as of the Restatement Date, each Bank hereby appoints Citicorp as Agent and each Bank hereby appoints and authorizes each of the Agent and the Euro-Agent to take such action as agent on its behalf and to exercise powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), neither the Agent nor the Euro-Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; PROVIDED, HOWEVER, that neither the Agent nor the Euro-Agent shall be required to take any action which exposes the Agent or the Euro-Agent to personal liability or which is contrary to this Agreement or applicable law. Each of the Agent and the Euro-Agent agrees to give to each Bank prompt notice of each written notice given to it by the Company pursuant to the terms of this Agreement.

          SECTION 7.02. AGENT'S RELIANCE, ETC. Neither the Agent, the Euro-Agent, or any Affiliate of either of them, nor any of their respective Directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each of the Agent and the Euro-Agent: (i) may treat the Bank that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assignment and Acceptance entered into by such Bank, as assignor, and an Eligible Assignee, as assignee, as provided in SECTION 9.08; (ii) may consult with legal counsel (including counsel for any of the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any of the Borrowers or to inspect the property (including the books and records) of any of the Borrowers; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 7.03. CITICORP AND AFFILIATES. With respect to its Commitment the Advances made by it and the notes issued to it, Citicorp shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Citicorp in its individual capacity. Citicorp and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of its Subsidiaries (including, without limitation, any Borrowing Subsidiary) and any Person who may do business with or own securities of the Company or any of its Subsidiaries all as if Citicorp were not the Agent and Citibank International Plc were not the Euro-Agent and without any duty to account therefor to the Banks.


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



          SECTION 7.04. BANK CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Agent, the Euro-Agent or any other Bank and based on the financial statements referred to in SECTION 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, the Euro-Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.05. INDEMNIFICATION. The Banks agree to indemnify the Agent and the Euro-Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective principal accounts of the A Notes then held by each of them (or if no A Notes are at the time outstanding or if any A Notes are held by Persons which are not Banks, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or the Euro-Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent or the Euro-Agent under this Agreement, PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or the Euro-Agent's gross negligence or wilful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent or the Euro-Agent, as applicable, promptly on demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent and the Euro-Agent are not reimbursed for such expenses by the Borrowers.

          SECTION 7.06. SUCCESSOR AGENTS. Either of the Agents may resign at any time by giving written notice thereof to the Banks and the Company and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint one of the Banks as the successor Agent and such Bank or an affiliate of such Bank as the successor Euro-Agent. If no successor Agent or Euro-Agent, as applicable, shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's or retiring Euro-Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent or retiring Euro-Agent, then the retiring Agent or retiring Euro-Agent may, on behalf of the Banks, appoint one of the Banks (or an affiliate of one of the Banks, in the case of a successor Euro-Agent) as its successor. If none of the Banks will accept such an appointment, the retiring Agent or Euro-Agent, as applicable, may, on behalf of the Banks, appoint a successor Agent or Euro-Agent, as applicable, which, in the case of a successor Agent, shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000, and in the case of a successor Euro-Agent, shall be a commercial bank organized under the laws of any country which is a member of the OECD, or a



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political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000 or the local currency equivalent thereof, PROVIDED that such bank is located in, or acting through a branch or agency located in, London, England. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, or as Euro-Agent hereunder by a successor Euro-Agent, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or the retiring Euro-Agent, as applicable, and the retiring Agent or the retiring Euro-Agent, as applicable, shall be discharged from its duties and obligations under this Agreement. The successor Agent or the successor Euro-Agent, as applicable, shall immediately notify the Company of such appointment. After any retiring Agent's or retiring Euro-Agent's resignation or removal hereunder as Agent or Euro-Agent, as applicable, the provisions of this ARTICLE VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Euro-Agent, as applicable, under this Agreement.

          SECTION 7.07. CO-AGENTS. Neither of the Banks identified in this Agreement as a "Co-Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, neither of such Banks shall have or be deemed to have a fiduciary relationship with any Bank.

                                  ARTICLE VIII
                                    GUARANTY

          SECTION 8.01. THE GUARANTY. The Company hereby unconditionally and irrevocably guarantees the due and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by any Borrowing Subsidiary (and each Advance made to any Borrowing Subsidiary not evidenced by a Note) pursuant to this Agreement, and the due and punctual payment of all other amounts payable by any Borrowing Subsidiary under this Agreement or any Local Currency Addendum. Upon failure by any Borrowing Subsidiary to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid in the currency, at the place, in the manner and with the effect otherwise specified in ARTICLE II of this Agreement and the terms of any applicable Local Currency Addendum. If payment has become due under this guaranty as provided in the preceding sentence, the Company further agrees that if any such payment in respect of any guaranteed amounts shall be due in a currency other than Dollars and/or at a place of payment other than New York and if, by reason of any applicable law, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, payment of such amounts in such currency or such place of payment shall be impossible or, in the judgment of any applicable Bank, not consistent with the protection of its rights or interests, then, at the election of any applicable Bank, the Company shall make payment of such amount in Dollars (based upon the applicable exchange rate in effect on the date of payment) and/or in New York.

          SECTION 8.02. GUARANTY UNCONDITIONAL. The obligations of the Company hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:


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          (i)  any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrowing Subsidiary under this Agreement, any Note or any Local Currency Addendum or the exchange, release or non-perfection of any collateral security therefor;

          (ii) any modification or amendment of or supplement to this Agreement, any Note or any Local Currency Addendum:

          (iii) any change in the corporate existence, structure or ownership of any Borrowing Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrowing Subsidiary or its assets;

          (iv) the existence of any claim, set-off or other rights which the Company may have at any time against any Borrowing Subsidiary, the Agent, the Euro-Agent, any Local Currency Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (v) any invalidity or unenforceability relating to or against any Borrowing Subsidiary for any reason of any provision or all of this Agreement, any Note or any Local Currency Addendum, or any provision of applicable law or regulation purporting to prohibit the payment by any Borrowing Subsidiary of the principal of or interest on any Advance or any other amount payable by it under this Agreement; or

          (vi) any other act or omission to act or delay of any kind by any Borrowing Subsidiary, the Agent, the Euro-Agent, any Local Currency Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Company's obligations hereunder.

          SECTION 8.03. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The Company's obligations hereunder shall remain in full force and effect until the principal of and interest on the Notes, all Advances not evidenced by the Notes and all other amounts payable by the Company and each Borrowing Subsidiary under this Agreement shall have been paid in full and shall survive the Termination Date. If at any time any payment of the principal of or interest on any Note, or on any Advance not evidenced by a Note, or any other amount payable by any Borrowing Subsidiary under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrowing Subsidiary or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.



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


          SECTION 8.04. WAIVER BY THE COMPANY. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any right be exhausted or any action be taken by the Agent, the Euro-Agent, any Local Currency Agent, any Bank or any other Person against any Borrowing Subsidiary or any other Person or any collateral security.

          SECTION 8.05. SUBROGATION. Upon making any payment hereunder, the Company shall be subrogated to the rights of the Banks against any such Borrowing Subsidiary with respect to such payment; PROVIDED that the Company shall not enforce any right or demand or receive any payment by way of subrogation until all amounts of principal of and interest on the Notes of such Borrowing Subsidiary and all other amounts payable by such Borrowing Subsidiary under this Agreement and any Local Currency Addendum to which such Borrowing Subsidiary is a party have been paid in full.

          SECTION 8.06. STAY OF ACCELERATION. In the event that acceleration of the time for payment of any amount payable by any Borrowing Subsidiary under this Agreement or any of its Notes is stayed upon the insolvency, bankruptcy or reorganization of such Borrowing Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Agent for the account of the Banks.

                                   ARTICLE IX
                                  MISCELLANEOUS

          SECTION 9.01. AMENDMENTS, ETC. Except as provided by SECTION 2.05(d), no amendment or waiver of any provision of this Agreement, the A Notes or any Local Currency Addendum, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by (x) the Majority Banks, in the case of this Agreement or the A Notes, or (y) the Majority Local Currency Banks under any Local Currency Addendum, in the case of such Local Currency Addendum, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that (a) no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (i) waive any of the conditions specified in SECTION 3.01, 3.02, 3.03 (if and to the extent that the A Borrowing which is the subject of such waiver would involve an increase in the aggregate outstanding amount of A Advances over the aggregate amount of A Advances outstanding immediately prior to such A Borrowing) or 3.04; PROVIDED that the conditions set forth in SECTIONS 3.04(iii) and 3.04(iv) with respect to any B Borrowing may be waived by the Banks making B Advances as part of such B Borrowing; (ii) increase the Commitments of the Banks or subject the Banks to any additional obligations, (iii) reduce the principal of, or interest on, the A Notes or any fees or other amounts payable hereunder, (iv) postpone any date fixed for any payment of principal of, or interest on, the A Notes or any fees or other amounts payable hereunder, (v) release the Company's guaranty obligations pursuant to ARTICLE VIII, (vi) change the percentage of the Commitments, or of the aggregate unpaid principal amount of the Notes, or of the Local Currency Commitments, or the unpaid principal amount of the Local Currency Advances, which shall be required for the Banks or any of the Banks to take any action hereunder or (vii) amend this SECTION 9.01; (b) after a Change of Control has occurred, no amendment, waiver or consent shall be effective with respect to SECTION 5.03 unless the same shall be in writing and signed by Banks holding at least 65% of the then aggregate unpaid principal amount of the Committed Advances held by Banks, or, if no such principal amount is then outstanding, Banks having at least 65% of the Commitments; (c) no amendment, waiver or consent shall, unless in writing and signed by the Agent and/or the Euro-Agent and/or any Local Currency Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent and/or the Euro-Agent, and/or such Local Currency Agent, as applicable, under this Agreement or any applicable Local Currency Addendum; and
(d) no amendment, waiver or consent shall, unless in writing and signed by all of the Local Currency Banks party to a Local Currency Addendum, do any of the following: (i) waive any of the conditions specified in SECTION 3.05; (ii) increase the Local Currency Commitments of the Local Currency Banks thereunder or subject such Local Currency Banks to any additional obligations; (iii) reduce the principal of, or interest on, any Local Currency Advances made pursuant thereto; (iv) postpone any date fixed for any payment of principal of, or interest on, any Local Currency Advance payable thereunder;

          SECTION 9.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered,

          (i) if to the Company, at its address at Ecolab Center, St. Paul, Minnesota 55102, Attention: Treasurer, Telecopier No. 612-293-2401, with a copy to the Company at the same address,
               Attention: General Counsel;

          (ii) if to any Borrowing Subsidiary, at its address specified in its Election to Participate;

          (iii) if to any Bank, at its Domestic Lending Office specified opposite its name on SCHEDULE I hereto or specified in the Assignment and Acceptance pursuant to which it became a party hereto;

          (iv) if to the Agent, at its address at Bank Loan Syndications, Two Penns Way, Suite 200, New Castle, Delaware 19720, Attention: Lisa Rodriguez, Telecopier No. 302-894-6120, with a copy to Citicorp Securities, Inc., 500 West Madison Street, Chicago, Illinois 60661, Attention: Lesley Noer, Telecopier No. 312-627-3990;

          (v) if to the Euro-Agent, at its address at Riverdale House, 68 Molesworth Street, Lewisham SE13 7EU, England, Attention: Andrew Bennett, Loans Agency, Telecopier No. 0171-500-4482, Telex No. 299831 CIBLA; and

          (vi) if to any Local Currency Agent, at its address set forth in the applicable Local Currency Addendum;

or, as to the Company, the Agent, the Euro-Agent or any Local Currency Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company, the Agent, the Euro-Agent and any Local Currency Agent. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent or the Euro-Agent pursuant to ARTICLE II or VII, or to any Local Currency Agent pursuant to the Local Currency Addendum to which it is a party, shall not be effective until received by the Agent, the Euro-Agent or such Local Currency Agent, as applicable.

          SECTION 9.03. NO WAIVER; REMEDIES. No failure on the part of any Bank or the Agent, Euro-Agent or any Local Currency Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.04. COSTS AND EXPENSES. (a) The Company agrees to pay on demand all reasonable, out-of-pocket costs and expenses of the Agent, the Euro-Agent and any Local Currency Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, the Euro-Agent and any Local Currency Agent with respect thereto and with respect to advising the Agent, the Euro-Agent and any Local Currency Agent as to rights and responsibilities under this Agreement, and all costs and expenses, if any, of the Agent, the Euro-Agent, any Local Currency Agent and the Banks (including, without limitation, reasonable counsel fees and expenses, which may be allocated costs of counsel who are employees of any Bank) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes, any Local Currency Addendum and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this SECTION 9.04(a).

          (b) If any payment of principal of any Fixed Rate Advance is made other than on the last day of the Interest Period for such Advance, as a result of acceleration of the maturity of the Notes and Advances not evidenced by the Notes pursuant to SECTION 6.01 or for any other reason, including the purchase of an assignment pursuant to SECTION 2.05(e), the applicable Borrower shall, upon demand by any Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense reasonably incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance. Such Bank's demand shall set forth the reasonable basis for calculation of such loss, cost or expense.



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



          SECTION 9.05. RIGHT OF SET-OFF. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making by the Majority Banks of the request or the granting of the consent specified by SECTION 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of SECTION 6.01, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company or the applicable Borrowing Subsidiary against any and all of the obligations of the Company or the applicable Borrowing Subsidiary now or hereafter existing under this Agreement, the Notes held by such Bank, and any Local Currency Addendum to which such Bank is a party, irrespective of whether or not such Bank shall have made any demand under this Agreement, any such Note or such Local Currency Addendum and although such obligations may be unmatured. Each Bank agrees promptly to notify the Company after any such set-off and application made by such Bank, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

          SECTION 9.06. JUDGMENT. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Euro-Agent could purchase the Original Currency with the Other Currency at London, England on the third Business Day preceding that on which final judgment is given.

          (b) The obligation of the applicable Borrower in respect of any sum due in the Original Currency from it to any Bank or the Agent, Euro-Agent or any Local Currency Agent hereunder, under the Notes held by such Bank, or under any Local Currency Addendum shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Bank, the Agent, Euro-Agent or such Local Currency Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Bank, the Agent, Euro-Agent or such Local Currency Agent (as the case may be) may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Bank or the Agent, Euro-Agent or such Local Currency Agent (as the case may be) in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank, the Agent, Euro-Agent or such Local Currency Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Bank, the Agent, Euro-Agent or such Local Currency Agent (as the case may be) in the Original Currency, such Bank or the Agent, Euro-Agent or such Local Currency Agent (as the case may be) agrees to remit to such Borrower such excess.

          SECTION 9.07. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Company and the Agent and Euro-Agent and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agent, the Euro-Agent and each Bank and their respective successors and assigns, except that the Borrowers shall not have the right to assign their respective rights hereunder or any interest herein without the prior written consent of the Banks.

          SECTION 9.08. ASSIGNMENTS AND PARTICIPATIONS.

          (a) Each Bank may, upon obtaining the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement and, on a percentage basis equal to the percentage of the Commitment being assigned, under any Local Currency Addendum (including, without limitation, all or a portion of its Commitment, any Local Currency Commitment, the Advances owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations so assigned, (ii) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) may be in the amount of such Bank's entire Commitment but otherwise shall not be less than $15,000,000 and shall be an integral multiple of $500,000 unless the Borrower and the Agent otherwise consent, (iii) each such assignment shall be to an Eligible Assignee, and in the case of an assignment of rights and obligations under a Local Currency Addendum, each such assignment shall be to an entity that qualifies as an Eligible Local Currency Bank under the terms of such Local Currency Addendum, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance (and such other document or documents as may be required by any applicable Local Currency Addendum), together with a processing and recordation fee of $3,000; and PROVIDED, FURTHER, that, notwithstanding the foregoing, each Bank may, without the consent of the Company and without the payment of the processing and recordation fee, assign to one or more Affiliates of such Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least two Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and to any Local Currency Addendum, if applicable, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under any such Local Currency Addendum and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and under any such Local Currency Addendum (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto and to any such Local Currency Addendum).

          (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any Local Currency Addendum or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;
     (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any Borrowing Subsidiary or the performance or observance by the Company or any Borrowing Subsidiary of any of its obligations under this Agreement or any Local Currency Addendum or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, and any applicable Local Currency Addendum, together with copies of the financial statements referred to in SECTION 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee and, if applicable, an Eligible Local Currency Bank; (vi) such assignee appoints and authorizes each of the Agent, the Euro-Agent and any Local Currency Agent, if applicable, to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent, the Euro-Agent, and any such Local Currency Agent, as applicable, by the terms hereof and of any applicable Local Currency Addendum, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and of any applicable Local Currency Addendum are required to be performed by it as a Bank.

          (c) The Agent shall maintain at its address referred to in SECTION
     9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Advances owing to, each Bank from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent, the Euro-Agent, any Local Currency Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that (x) it is an Eligible Assignee, and, (y) in the case of an assignment of rights and obligations under a Local Currency Addendum, representing that it is (or its Affiliate, branch or agency which will be the Local Currency Bank is) an Eligible Local Currency Bank under the terms of such Local Currency Addendum, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT C-1 hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers.

          (e) Each Bank may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement and, on a percentage basis equal to the percentage of the Commitment so participated, any applicable Local Currency Addendum (including, without limitation, all or a portion of its Commitment and the Advances owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) and any applicable Local Currency Addendum shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note and the maker of any Advance for all purposes of this Agreement, (iv) the Borrowers, the Agent, the Euro-Agent, any Local Currency Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) any agreement between such Bank and any participant in connection with such participating interest shall not restrict such Bank's right to agree to any amendment or waiver of any provision of this Agreement or any applicable Local Currency Addendum, or any consent to any departure by any Borrower therefrom, except (to the extent such participant would be affected thereby) a reduction of the principal of, or interest on, any Advance or postponement of any date fixed for payment thereof or a release of the Company's guaranty obligations pursuant to ARTICLE VIII.

          (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 9.08, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Bank by or on behalf of the Borrowers; PROVIDED that, prior to any such disclosure of non-public information, such Bank shall have obtained the Company's consent (which consent shall not be unreasonably withheld or delayed) and, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrowers received by it from such Bank.

          (g) Notwithstanding any other provisions set forth in this Agreement, any Bank at any time may assign, as collateral or otherwise, any of its rights (including, without limitation, rights to payments of principal of and/or interest on the Advances) under this Agreement to any Federal Reserve Bank without notice to or consent of the Company, any Borrowing Subsidiary, any other Bank, the Agent, the Euro-Agent or any Local Currency Agent.

          SECTION 9.09. CONSENT TO JURISDICTION. (a) Each Borrowing Subsidiary hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or in such Federal court. Each Borrowing Subsidiary hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Borrowing Subsidiary hereby irrevocably appoints CT Corporation System (the "PROCESS AGENT"), with an office on the date hereof at 1633 Broadway, New York, New York 10019, United States, as its agent to receive on behalf of such Borrowing Subsidiary and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to such Borrowing Subsidiary in care of the Process Agent at the Process Agent's above address with a copy to such Borrowing Subsidiary at its address specified in its Election to Participate, and such Borrowing Subsidiary hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Borrowing Subsidiary also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Borrowing Subsidiary at its address specified in its Election to Participate. Each Borrowing Subsidiary agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Nothing in this SECTION 9.09 shall affect the right of the Agent, the Euro-Agent, any Local Currency Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Agent or any Bank to bring any action or proceeding against any Borrowing Subsidiary or its property in the courts of any other jurisdictions.

          SECTION 9.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 9.11. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 9.12. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Agent, the Euro-Agent, each Local Currency Agent, each Bank and each of their affiliates and their respective directors, officers, employees and agents (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, liabilities and expenses (including, without limitation, fees and disbursements of counsel) which may be incurred by or asserted against any Indemnified Party in connection with or arising out of any investigation, litigation or proceeding related to the Advances, the Notes, this Agreement, any Local Currency Addendum, any of the transactions contemplated hereby, or the use of the proceeds of the Borrowings by the Borrowers, whether or not such Indemnified Party is a party thereto, PROVIDED, HOWEVER, that the Company shall not be liable for any portion of such claims, damages, liabilities and expenses of an Indemnified Party resulting from such Indemnified Party's gross negligence or willful misconduct or for such claims and liabilities settled without the consent of the Company. Each Bank agrees to give the Company prompt written notice of any investigation, litigation or proceeding which may lead to a claim for indemnification under this Section, PROVIDED that the failure to give such notice shall not affect the validity or enforceability of the indemnification hereunder.

          SECTION 9.13. CONFIDENTIALITY. Each Bank hereby agrees that it will use reasonable efforts to keep confidential any information from time to time supplied to it by the Company under SECTION 5.01(b) or otherwise in connection with this Agreement, which the Company designates in writing at the time of its delivery to the Bank is to be treated confidentially; PROVIDED, HOWEVER, that nothing herein shall affect the disclosure of any such information to: (i) the extent required by statute, rule, regulation or judicial process; (ii) counsel for any Bank, the Agent, the Euro-Agent or any Local Currency Agent or to their respective accountants; (iii) bank examiners and auditors; (iv) the Agent, the Euro-Agent, any Local Currency Agent, any Local Currency Bank, any other Bank, or, subject to the provisions of SECTION 9.08(f), any transferee or prospective transferee of any Note; or (v) any other Person in connection with any litigation to which any one or more of the Banks is a party; PROVIDED FURTHER, HOWEVER, that each Bank hereby agrees that it will use reasonable efforts to promptly notify the Company of any request for information under this subpart
(v) or with respect to any request for information not enumerated in this
SECTION 9.13.

          SECTION 9.14. NON-RELIANCE BY THE BANKS. Each Bank by its signature to this Agreement represents and warrants that (i) it has not relied in the extension of the credit contemplated by this Agreement, nor will it rely in the maintenance thereof, upon any assets of the Company or its Subsidiaries consisting of Margin Stock as collateral and (ii) after reviewing the financial statements of the Company and its Subsidiaries referred to in SECTION 4.01(e), such Bank has concluded therefrom that the consolidated cash flow of the Company and its Subsidiaries is sufficient to support the credit extended to the Company pursuant to this Agreement.

          SECTION 9.15. NO INDIRECT SECURITY. Notwithstanding any Section or provision of this Agreement to the contrary, nothing in this Agreement shall (i) restrict or limit the right or ability of the Company or any of its Subsidiaries to pledge, mortgage, sell, assign, or otherwise encumber or dispose of any Margin Stock, or (ii) create an Event of Default arising out of or relating to any such pledge, mortgage, sale, assignment or other encumbrance or disposition.

          SECTION 9.16. WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE BORROWING SUBSIDIARIES, THE AGENT, THE EURO-AGENT, EACH LOCAL CURRENCY AGENT AND THE BANKS IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR

OTHERWISE, AMONG ANY OF THE PARTIES HERETO ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY NOTE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

          SECTION 9.17. EFFECTIVENESS OF AMENDMENT AND RESTATEMENT. The amendment and restatement of this Agreement dated as of December 13, 2000, shall be effective as of such date when, and only when, the Agent shall have received counterparts of this Agreement (as so amended and restated) executed by the Borrower and all of the Banks. Upon the Restatement Date, the terms and provisions of the Original Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Restated Agreement. This Restated Agreement is not intended to and does not constitute a novation.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                     ECOLAB INC.


                                     By:  /s/ Daniel J. Schmechel
                                         -----------------------------
                                         Vice President and Treasurer


                                     CITICORP USA, INC., as Administrative Agent


                                     By: /s/ Mary O'Connell
                                         -----------------------------
                                         Vice President


                                     CITIBANK INTERNATIONAL PLC, as Euro-Agent


                                     By: /s/ David F. Basset
                                         ------------------------------
                                         Vice President


                                     CREDIT SUISSE FIRST BOSTON, as Co-Agent


                                     By: /s/ David W. Kratovil
                                         -------------------------------
                                         Director

                                     By: /s/ Bill O'Daly
                                         -------------------------------
                                         Vice President


                                     BANK ONE, NA (Main Office Chicago), as
                                        Co-Agent


                                     By: /s/ J. Garland Smith
                                         --------------------------------
                                     Title: Managing Director




                                Signature Page 1

                                     BANKS

COMMITMENT


$53,000,000                          CITICORP USA, INC.


                                     By: /s/ Mary O'Connell
                                         -------------------------------
                                         Vice President


$45,000,000                          CREDIT SUISSE FIRST BOSTON


                                     By: /s/ David W. Kratovil
                                         -------------------------------
                                     Title: Director


                                     By: /s/ Bill O'Daly
                                         -------------------------------
                                     Title: Vice President


$45,000,000                          BANK ONE, NA (Main Office Chicago)


                                     By: /s/ J. Garland Smith
                                         -------------------------------
                                     Title: Managing Director


$33,000,000                          WELLS FARGO BANK, NATIONAL ASSOCIATION


                                     By: /s/ Allison S. Gelfman
                                         -------------------------------
                                     Title: Vice President


                                     By: /s/ Donglas A. Lindstrom
                                         -------------------------------
                                     Title: Vice President


$33,000,000                          MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                                     By: /s/ Robert Bottamedi
                                         -------------------------------
                                     Title: Vice President





                                Signature Page 2

$33,000,000                          BANK OF AMERICA, N.A.


                                     By: /s/ David Noda
                                         -------------------------------------
                                     Title:


$33,000,000                          WACHOVIA BANK, N.A.


                                     By: /s/ Thomas N. McKinstry
                                         -------------------------------------
                                     Title:


$275,000,000            Total of the Commitments





                                Signature Page 3

                                   EXHIBIT A-1

                                 FORM OF A NOTE

                          Dated: __________ __, 20__

                  FOR VALUE RECEIVED, the undersigned, [ECOLAB INC.]
[Name of Borrowing Subsidiary], a [Delaware corporation] [_____________] (the "Borrower"), HEREBY PROMISES TO PAY to the order of ___________ (the "Bank") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the A Advances (as defined in the Credit Agreement referred to below) made by the Bank to the Borrower pursuant to the Credit Agreement, payment thereof to be made on the Termination Date (as defined in the Credit Agreement).

                  The Borrower promises to pay interest on the unpaid principal amount of each A Advance from the date of such A Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest in respect of each A Advance denominated (i) in United States Dollars are payable in lawful money of the United States of America to the Agent (as defined below) at the office of Citibank, N.A. at 399 Park Avenue, New York, New York 10043, United States of America, in same day funds and (ii) in any currency other than United States Dollars are payable in such currency to the Euro-Agent (as defined below) at the office of the Euro-Agent which the Euro-Agent shall designate for such payment in same day funds. Each A Advance made by the Bank to the Borrower pursuant to the Credit Agreement, and all payments made on account of the principal amount thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is a part of this Promissory Note.

                  This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Multicurrency Credit Agreement dated as of September 29, 1993, as amended and restated as of December 13, 2000 (as the same may be hereafter amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Ecolab Inc., the Bank and certain other banks parties thereto, and Citicorp USA, Inc., as administrative agent (the "Agent") for the Bank and such other banks Citibank International plc, as agent (the "Euro-Agent") for the Bank and such other banks in connection with certain advances, and Bank One, NA and Credit Suisse First Boston, as Co-Agents thereunder. [The Borrower has executed and delivered to the Agent a duly completed "Election to Participate" dated as of __________, 20___ and has, in accordance with the terms of the Credit Agreement, become a "Borrowing Subsidiary" under the Credit Agreement.](1) The Credit Agreement, among other things, (i) provides for the making of "A Advances" by the Bank to the Borrower from time to time in an aggregate amount (together with all other "Advances" made by the Bank to other "Borrowers"

______________________
(1) To be included in the event that the maker of the A Note is not the Company.

                                 Exhibit A-1 - 1
under and as defined in the Credit Agreement) not to exceed at any time outstanding the Bank's Commitment (as defined in the Credit Agreement), the indebtedness of the Borrower resulting from each such A Advance made to the Borrower by the Bank being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

          This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States.

                                            [NAME OF BORROWER]


                                            By:_________________________________
                                            Title:




                                Exhibit A-1 - 2

                       ADVANCES AND PAYMENTS OF PRINCIPAL

----------------- ------------------- -------------------- ------------------- ----------------
       Date            Currency &           Amount of        Unpaid Principal       Notation
                        Amount of        Principal Paid           Balance           Made By
                        Advance           or Prepaid
----------------- ------------------- -------------------- ------------------- ----------------
----------------- ------------------- -------------------- ------------------- ----------------
----------------- ------------------- -------------------- ------------------- ----------------





                                Exhibit A-1 - 3

                                   EXHIBIT A-2

                                 FORM OF B NOTE

[Currency and Amount]                       Dated: ____________, 20__


                  FOR VALUE RECEIVED, the undersigned, [ECOLAB INC.] [Name of Borrowing Subsidiary], a [Delaware corporation] [___________] (the "Borrower"), HEREBY PROMISES TO PAY to the order of _____________________________ (the "Bank") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below), on __________, 20__, the principal amount of ______________ [Currency and Amount] (______________).

                  The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

                  Interest Rate: ____% per annum (calculated on the basis of a year of ____days for the actual number of days elapsed).

                  Interest Payment Date or Dates: _________________________

                  Both principal and interest are payable in [state the currency] to [the Agent (as defined below) for the account of the Bank at the office of Citibank, N.A. at 399 Park Avenue, New York, New York 10043] [the Euro-Agent (as defined below) for the account of the Bank at the office of ______________ at __________________](2) in same day funds and, subject to the terms of the Credit Agreement, free and clear of and without any deduction, with respect to the payee named above, for any and all present and future taxes, deductions, charges or withholdings, and all liabilities with respect thereto.

                  This Promissory Note is one of the B Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of September 29, 1993, as amended and restated as of December 13, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Ecolab Inc., the Bank and certain other banks parties thereto, Citicorp USA, Inc. as administrative agent (the "Agent") for the Bank and such other banks, Citibank International plc, as agent (the "Euro-Agent") for the Bank and such other banks in connection with certain advances, and Bank One, NA and Credit Suisse First Boston as "Co-Agents" thereunder. [The Borrower has executed and delivered to the Agent a duly completed "Election to Participate" dated as of ______________, [19__/20__] and has, in

_______________________
(2) The office of the Agent shall be used in the case of a B Advance denominated in Dollars. The applicable office of the Euro-Agent
    (such office to be specified by the Euro-Agent at the time of the applicable B Note is issued) shall be used in the case of a B Advance denominated in an Alternative Currency.


                                Exhibit A-2 - 1
accordance with the terms of the Credit Agreement, become a "Borrowing Subsidiary" under the Credit Agreement.](3). The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

                  The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                  This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States.

                                   [BORROWER]


                                   By:____________________________
                                   Title:





________________________
(3) To be included in the event that the maker of the B Note is not the Company.

                                Exhibit A-2 - 2

                                   EXHIBIT B-1

                              NOTICE OF A BORROWING

                                     [Date]

[Citibank International plc,
   as Euro-Agent
Loan Agency Department
Third Floor
Riverdale House
68 Molesworth Street
Lewisham SE13 7EU England
Attention: Kenneth Purchase](4)

Citicorp USA, Inc., as Administrative Agent
Bank Loan Syndications
Two Penns Way, Suite 200
New Castle, Delaware 19720
Attention: Lisa Rodriguez

Citicorp Securities, Inc.
500 West Madison Street
Chicago, Illinois 60661
Attention: Lesley Noer

Ladies and Gentlemen:

                  The undersigned, Ecolab Inc. (the "Company"), refers to the Multicurrency Credit Agreement, dated as of September 29, 1993, as amended and restated as of December 13, 2000 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Banks parties thereto, Citicorp USA, Inc., as administrative agent for said Banks (the "Agent"), Citibank International plc as "Euro-Agent" thereunder and Bank One, NA and Credit Suisse First Boston as "Co-Agents" thereunder. The undersigned hereby gives you notice, irrevocably, pursuant to SECTION 2.02 of the Credit Agreement that the undersigned hereby requests an A Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such A Borrowing (the "Proposed Borrowing") as required by SECTION 2.02(a) of the Credit Agreement:

                  (i)    The Borrower is proposed to be _________________.


__________________
(4)  Solely for purposes of a Notice of A Borrowing contemplating
     Eurocurrency Advances denominated in an Alternative Currency.

                                 Exhibit B-1 - 1

                  (ii) The Business Day of the Proposed Borrowing is _____________, 20__.

                  (iii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Adjusted CD Rate Advances] [Eurocurrency Advances].

                  (iv) The currency of the Proposed Borrowing is ___________.(5)

                  (v) The aggregate amount of the Proposed Borrowing is _______.

                 [(vi) The Interest Period for each A Advance made as part of the Proposed Borrowing is [___ days] [____ months].(6)

                 [(vii) The exchange rate in respect of the Proposed Borrowing is ______________.](7)

                 [viii] The Proposed Borrowing is a Designated A Borrowing.(8)

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

                  (A) The representations and warranties contained in [subsections (a), (b), (c) and (d) of SECTION 4.01](9) [SECTION 4.01 (other than subsections(j) and (o) thereof)](10) of the Credit Agreement are correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                  (B) No event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which

______________________
(5)  To be included for a Proposed Borrowing comprised of Eurocurrency
     Advances.

(6) To be included for a Proposed Borrowing comprised of Adjusted CD Rate Advances or Eurodollar Advances.

(7) To be included for a Proposed Borrowing comprised of Eurocurrency Advances denominated in an Alternative Currency.

(8)  To be included for a Designated A Borrowing, as defined and described in
     SECTION 2.01(b) of the Credit Agreement.

(9) To be used unless the conditions precedent set forth in SECTION 3.03 of the Credit Agreement apply to the Proposed Borrowing.

(10) To be used if the conditions precedent set forth in SECTION 3.03 of the Credit Agreement apply to the Proposed Borrowing.

                                Exhibit B-1 - 2
         constitutes an Event of Default [or would constitute an Event of Default but for the requirement that notice be given or time elapse or both].(11)

                  (C)  The Credit Ratings of the Company are as follows:
         S&P _________ and Moody's________.

                  [(D) The proposed Borrower has become, and remains qualified as, a "Borrowing Subsidiary" under and in accordance with the terms of the Credit Agreement and the representations and warranties contained in SECTION 4.02 of the Credit Agreement are correct as to the proposed Borrower in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date.](12)


                                           Very truly yours,

                                           ECOLAB INC.



                                           By: _____________________________
                                           Title:



_______________________
(11) To be included if the conditions precedent set forth in SECTION 3.03 of the Credit Agreement apply to the Proposed Borrowing.

(12) To be included if the proposed Borrower is not the Company.


                                 Exhibit B-1 - 3

                                   EXHIBIT B-2

                              NOTICE OF B BORROWING

                                    (Dollars)

                                     [Date]

Citicorp USA, Inc., as Administrative Agent
Bank Loan Syndications
Two Penns Way, Suite 200
New Castle, Delaware 19720
Attention: Lisa Rodriguez

Citicorp Securities, Inc.
500 West Madison Street
Chicago, Illinois 60661
Attention: Lesley Noer

Ladies and Gentlemen:

                  The undersigned, Ecolab Inc. (the "Company"), refers to the Credit Agreement, dated as of September 29, 1993, as amended and restated as of December 13, 2000 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Banks parties thereto, Citicorp USA, Inc., as administrative agent (the "Agent") for said Banks, Citibank International plc as "Euro-Agent" thereunder and Bank One, NA and Credit Suisse First Boston as "Co-Agents" thereunder. The undersigned hereby gives you notice pursuant to SECTION 2.03(b) of the Credit Agreement that the undersigned hereby requests a B Borrowing denominated in Dollars under the Credit Agreement, and in that connection sets forth the terms on which such B Borrowing (the "Proposed B Borrowing") is requested to be made:

         (A) Borrower: ______________________________________
         (B) Date of B Borrowing:____________________________
         (C) Amount of B Borrowing: _________________________
         (D) Maturity Date: _________________________________
         (E) Interest Rate Basis: ___________________________
         (F) Interest Payment Date(s): ______________________
         (G) _____________________   ______________________
         (H) _____________________   ______________________


                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed B
Borrowing:


                                 Exhibit B-2 - 1

                  (b)  the representations and warranties contained in SECTION
         4.01 (other than SUBSECTIONS (j) and (o) thereof) of the Credit Agreement are correct in all material respects, before and after giving effect to the Proposed B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

                  (c) no event has occurred and is continuing, or would result from the Proposed B Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

                  (d) the aggregate amount of the Proposed B Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Banks; [and]

                  (e)  the Credit Ratings of the Company are as follows:
         S&P _____ and Moody's ______[.] [; and]

                 [(e) the proposed Borrower has become, and remains qualified as, a "Borrowing Subsidiary" under and in accordance with the terms of the Credit Agreement and the representations and warranties contained in SECTION 4.02 of the Credit Agreement are correct as to the proposed Borrower in all material respects, before and after giving effect to the Proposed B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date.](13)

                  The undersigned hereby confirms that the Proposed B Borrowing is to be made available to it in accordance with SECTION 2.03(b) and (e) of the Credit Agreement.

                                       Very truly yours,

                                       ECOLAB INC.


                                       By: __________________________
                                       Title:



_____________________
(13) To be included if the proposed Borrower is not the Company.

                                  Exhibit B-2 - 2

                                   EXHIBIT B-3

                              NOTICE OF B BORROWING

                             (Alternative Currency)

                                     [Date]

Citibank International plc,
as Euro-Agent
Loan Agency Department
Third Floor
Riverdale House
68 Molesworth Street
Lewisham SE13 7EU England
Attention: Kenneth Purchase

Citicorp USA, Inc., as Administrative Agent
Bank Loan Syndications
Two Penns Way, Suite 200
New Castle, Delaware 19720
Attention: Lisa Rodriguez

Citicorp Securities, Inc.
500 West Madison Street
Chicago, Illinois 60661
Attention: Lesley Noer

Ladies and Gentlemen:

                  The undersigned, Ecolab Inc. (the "Company"), refers to the Credit Agreement, dated as of September 29, 1993, as amended and restated as of December 13, 2000 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Banks parties thereto, Citicorp USA, Inc., as administrative agent (the "Agent") for said Banks, Citibank International plc as "Euro-Agent" thereunder and Bank One, NA and Credit Suisse First Boston as "Co-Agents" thereunder. The undersigned hereby gives you notice pursuant to SECTION 2.03(c) of the Credit Agreement that the undersigned hereby requests a B Borrowing denominated in an Alternative Currency under the Credit Agreement, and in that connection sets forth the terms on which such B Borrowing (the "Proposed B Borrowing") is requested to be made:

         (A)      Borrower:______________________________________
         (B)      Alternative Currency:__________________________
         (C)      Date of B Borrowing:___________________________
         (D)      Amount of B Borrowing:_________________________


                                 Exhibit B-3 - 1

         (E)      Maturity Date:_________________________________
         (F)      Interest Rate Basis:___________________________
         (G)      Interest Payment Date(s):______________________
         (H)      Exchange Rate:______________________________
         (I)      ___________________________________________
         (J)      ___________________________________________


                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed B
Borrowing:

                  (a) the representations and warranties contained in SECTION
         4.01 (other than SUBSECTIONS (j) and (o) thereof) of the Credit Agreement are correct in all material respects, before and after giving effect to the Proposed B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

                  (b) no event has occurred and is continuing, or would result from the Proposed B Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

                  (c) the aggregate amount of the Proposed B Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Banks; [and]

                  (d) the Credit Ratings of the Company are as follows:
         S&P _____ and Moody's ______[.] [; and]

                 [(e) the proposed Borrower has become, and remains qualified as, a "Borrowing Subsidiary" under and in accordance with the terms of the Credit Agreement and the representations and warranties contained in SECTION 4.02 of the Credit Agreement are correct as to the proposed Borrower in all material respects, before and after giving effect to the Proposed B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date.](14)

                  The undersigned hereby confirms that the Proposed B Borrowing is to be made available to it in accordance with SECTION 2.03(c) and (e) of the Credit Agreement.



                                          Very truly yours,

                                          ECOLAB INC.


                                          By: _________________________
                                          Title:

________________________
(14) To be included if the proposed Borrower is not the Company.

                                 Exhibit B-3 - 2

                                   EXHIBIT B-4

                       NOTICE OF LOCAL CURRENCY BORROWING

                                     [Date]

[Name and address of Local
Currency Agent]

Citicorp USA, Inc., as Administrative Agent
Bank Loan Syndications
Two Penns Way, Suite 200
New Castle, Delaware 19720
Attention: Lisa Rodriguez

Citicorp Securities, Inc.
500 West Madison Street
Chicago, Illinois 60661
Attention: Lesley Noer

Ladies and Gentlemen:

                  The undersigned, Ecolab Inc. (the "Company"), refers to (1) the Multicurrency Credit Agreement, dated as of September 29, 1993, as amended and restated as of December 13, 2000 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Banks parties thereto, Citicorp USA, Inc., as administrative agent for said Banks (the "Agent"), Citibank International plc as "Euro-Agent" thereunder and Bank One, NA and Credit Suisse First Boston as "Co-Agents" thereunder, and (2) that certain ___________ Local Currency Addendum dated as of ____________, ____________ among ____________ (the "Borrowing Subsidiary"), the Company, the Agent, the Local Currency Agent named therein and the Local Currency Banks party thereto (the "Addendum"). The undersigned hereby gives you notice, irrevocably, pursuant to SECTION 2.02B of the Credit Agreement and the Addendum that the undersigned hereby requests a Local Currency Borrowing under the Credit Agreement and the Addendum, and in that connection sets forth below the information relating to such Local Currency Borrowing (the "Proposed Borrowing") as required by SECTION 2.02B(a) of the Credit Agreement:

                  (i) The Borrower is proposed to be [name of Borrowing Subsidiary or the Company.]


                                Exhibit B-4 - 1

                  (ii) The Business Day of the Proposed Borrowing is ________, 20__.

                  (iii) The Type of Advances comprising the Proposed Borrowing is [Floating Rate Advances] [Eurocurrency Advances] [other type of Fixed Rate Advances].

                  (iv)   The aggregate amount of the Proposed Borrowing is ___.

                 [(v) The Interest Period for each Advance made as part of the Proposed Borrowing is [___ days] [___ months].*

                  (vi) The exchange rate in respect of the Proposed Borrowing is ______________.]

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

                  (A) The representations and warranties contained in [subsections (a), (b), (c) and (d) of SECTION 4.01]** [SECTION 4.01 (other than subsections(j) and (o) thereof)]*** of the Credit Agreement are correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                  (B) No event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default [or would constitute an Event of Default but for the requirement that notice be given or time elapse or both].****

                  (C)      The Credit Ratings of the Company are as follows:
         S&P _________ and Moody's ________.

                  (D) The proposed Borrower has become, and remains qualified as, a "Borrowing Subsidiary" under and in accordance with the terms of the Credit Agreement and the representations and warranties contained in SECTION 4.02 of the Credit Agreement are correct as to the proposed Borrower in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date.


                                       Very truly yours,

                                       ECOLAB INC.

                                       By: ____________________________
                                       Title:

____________________
*     To be included for Proposed  Borrowing comprised of Fixed Rate Advances.

**    To be used unless the conditions precedent set forth in SECTION 3.03 of the Credit Agreement apply to the Proposed Borrowing.

***   To be used if the conditions precedent set forth in SECTION 3.03 of the
Credit Agreement apply to the Proposed Borrowing.

**** To be included if the conditions precedent set forth in SECTION 3.03 of the Credit Agreement apply to the Proposed Borrowing.



                                 Exhibit B-4 - 2

                                   EXHIBIT C-1

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                           Dated __________ __, 20__

          Reference is made to the Multicurrency Credit Agreement dated as of September 29, 1993, as amended and restated as of December 13, 2000 (the "Credit Agreement"), among Ecolab Inc., a Delaware corporation (the "Company"), the Banks (as defined in the Credit Agreement), Citicorp USA, Inc., as administrative agent for the Banks (the "Agent"), Citibank International plc, as Euro-Agent for the Banks (the "Euro-Agent"), and Bank One, NA and Credit Suisse First Boston, as Co-Agents. Terms defined in the Credit Agreement are used herein with the same meaning.

     _________(the "Assignor") and __________(the "Assignee") agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a __%* interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, such percentage interest in (i) the Assignor's Commitment, which (after giving effect to any other assignments thereof made prior to the Effective Date, whether or not such assignments have been effective, but without giving effect to any other assignments thereof also made on the Effective Date) is $ (or the equivalent thereof in one or more Alternative Currencies), [and each of the Assignor's Local Currency Commitments, which (after giving effect to any other assignments thereof made prior to the Effective Date, whether or not such assignments have been effective, but without giving effect to any other assignments thereof also made on the Effective Date) is $______ under the [_________________ Local Currency Addendum]], (ii) the aggregate outstanding principal amount of Advances owing to the Assignor on the Effective Date, which (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have been effective, but without giving effect to any other assignments thereof also made on the Effective Date) is $___ (or the equivalent thereof in one or more Alternative Currencies), and (iii) the Note[s] held by the Assignor).

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any Local Currency Addendum to which it is a party, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any Local Currency Addendum to which it is a party or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or Borrowing Subsidiary or the performance or observance by the Company or Borrowing Subsidiary of

_____________________________
*  Specify percentage in no more than 4 decimal points.

                               Exhibit C-1-1
any of its obligations under the Credit Agreement, any Local Currency Addendum to which it is a party or any other instrument or document furnished pursuant thereto and (iv) attaches the Note[s] referred to in paragraph 1 above and requests that the Agent exchange such Note[s] for [a new [A] [B] Note dated ______________, 20__ in the principal amount of $_________ payable to the order of the Assignee] [new Notes as follows: [a] [an] [A] [B] Note dated ____________, 20__ in the principal amount of $_____________ payable to the order of the Assignee and [a] [an] [A][B] Note dated ____________, 20__ in the principal amount of $_____________ payable to the order of the Assignor].

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, and any Local Currency Addendum to which the Assignor is a party together with copies of the financial statements referred to in Section
4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Euro-Agent, any Local Currency Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee and, if a Local Currency Commitment is being assigned, that it is (or its Affiliate, branch or agency which will be the Local Currency Bank is) an Eligible Local Currency Bank under the applicable Local Currency Addendum;
(iv) appoints and authorizes the Agent, the Euro-Agent, and any Local Currency Agency under any Local Currency Addendum to which it is or will become a party as a result of this Assignment, to take such action as agent on its behalf and to exercise such powers under the Credit Agreement or such Local Currency Addendum as are delegated to the Agent, the Euro-Agent or such Local Currency Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement, and any Local Currency Addendum to which it will be a party, are required to be performed by it as a Bank; [and] (vi) specifies as its Bank Domestic Lending Office (and address for notices), its Eurocurrency Lending Office, and, if applicable, its Local Currency Lending Office, the offices set forth beneath its name on the signature pages hereof [;and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States of America certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and any other forms required to be delivered pursuant to
SECTION 2.17(f)(ii) of the Credit Agreement or any applicable Local Currency Addendum for purposes of determining exemption from withholding taxes with respect to payments to be made by any Borrowers under such Local Currency Addendum.]**

_____________________________
** If the Assignee is organized under the laws of a jurisdiction outside the United States.

                               Exhibit C-1-2

                  4. The effective date for this Assignment and Acceptance shall be __________________ (the "Effective Date").*** Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent.

                  5. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and any Local Currency Addendum to which Assignor is a party, and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and any such Local Currency Addendum.

                  6. Upon such acceptance and recording, from and after the Effective Date, the Agent (and any applicable Local Currency Agent) shall make all payments under the Credit Agreement and any Local Currency Addendum to which the Assignee is or becomes a party in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and any Local Currency Addendum for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                                        [NAME OF ASSIGNOR]


                                        By:
                                            ----------------------------------
                                        Title:


                                        [NAME OF ASSIGNEE]


                                        By:
                                            ----------------------------------
                                        Title:

                                        Domestic Lending Office (and
                                            address for notices):
                                            [Address]

                                        Eurocurrency Lending Office:
                                            [Address]

                                        Local Currency Lending Office:
                                            [Address]

_____________________________
*** See SECTION 9.08(a). Such date shall be at least two Business Days after the execution of this Assignment and Acceptance.

                               Exhibit C-1-3

Accepted this ___day
of ____________, 20__

CITICORP USA, INC., as Agent


By:
    -----------------------------------
Title:

[     , as Local Currency Agent
under the _______Local Currency
Addendum]


-------------------------------

By:
    -----------------------------------
Title:


                               Exhibit C-1-4

                                   EXHIBIT C-2

                           FORM OF INCREASE AGREEMENT



                                   ECOLAB INC.

                        INCREASE OF COMMITMENTS AGREEMENT

                  This Increase of Commitments Agreement (this "AGREEMENT") is dated as of ________, 20__ and entered into by and among Ecolab Inc., a Delaware corporation (the "BORROWER"), the financial institutions which are increasing their Commitments as set forth on SCHEDULE A attached hereto (the "INCREASING BANKS"), the financial institutions which are agreeing to become parties to the Credit Agreement (as defined below) as set forth on SCHEDULE A attached hereto (the "ADDED BANKS") and Citicorp USA, Inc., as agent for the Banks (the "AGENT"), and is made with reference to that certain Multicurrency Credit Agreement dated as of September 29, 1993, as amended and restated as of December 13, 2000, by and among the Company, the Banks named therein, Citicorp USA, Inc. as Agent, Citibank International plc, as Euro-Agent and Bank One, NA and Credit Suisse First Boston, as Co-Agents (as amended, restated, supplemented, or otherwise modified from time to time the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                              PRELIMINARY STATEMENT

                  A. The Credit Agreement provides that the Company may request the Commitments under the Credit Agreement to be increased by an amount up to $50,000,000.

                  B. The Company has submitted a request to increase the Commitments by $_________.

                  C. The Increasing Banks are willing to increase their Commitments pursuant to the terms of the Credit Agreement.

                  D. The Added Banks are willing to become parties to the Credit Agreement and to take Commitments thereunder pursuant to the terms of the Credit Agreement.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

          SECTION 1.       INCREASE OF COMMITMENTS

                  A. Pursuant to SECTION 2.05 of the Credit Agreement, each of the Increasing Banks hereby agrees to increase its Commitment in an amount set forth opposite its name in SCHEDULE A attached hereto.


                                   EXHIBIT C-2-1

                  B. Pursuant to SECTION 2.05 of the Credit Agreement, each of the Added Banks hereby agrees to become a party to the Credit Agreement as a Bank with a Commitment in an amount set forth opposite its name in SCHEDULE A attached hereto, and to be bound by all the terms and provisions of the Credit Agreement.

          SECTION 2.       COMPANY'S REPRESENTATIONS AND WARRANTIES

                  In order to induce the Increasing Banks and the Added Banks to enter into this Agreement, the Borrower represents and warrants to each Increasing Bank and Added Bank that the following statements are true, correct and complete on and as of the Commitment Increase Date (as hereinafter defined):

                  A. The execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene
(i) the Company's restated certificate of incorporation or by-laws or (ii) any law or contractual restriction binding on or affecting the Company.

                  B. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Agreement, except any such approvals, notices, actions or filings which have already been made, obtained or given.

                  C. This Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity.

                  D.       The representations and warranties contained in
ARTICLE IV of the Credit Agreement are true, correct and complete in all material respects on and as of the Commitment Increase Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

          SECTION 3.       CONDITIONS TO EFFECTIVENESS

                  The increase in Commitments by the Increasing Banks and the addition of Commitments by the Added Banks referred to in SECTION 1 of this Agreement shall become effective only upon the satisfaction on or prior to ________, 20__ of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "COMMITMENT INCREASE DATE"):

                  A. The Agent shall have received executed counterparts of this Agreement, duly executed and delivered on behalf of each of the Company, the Agent, the Increasing Banks and the Added Banks.

                                   EXHIBIT C-2-2

                  B. The Agent shall have received a Certificate of the Secretary or an Assistant Secretary of the Company dated the Commitment Increase Date as to (i) the resolution of the Board of Directors of the Company authorizing this Agreement, and (ii) the incumbency and signatures of the person authorized to execute and deliver this Agreement.

                  C. The Agent shall have received an opinion of General Counsel for the Company with respect to the matters set forth in subsections
2 (A), (B), (C) and (D) above.

          SECTION 4.       MISCELLANEOUS

                  A.       REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

                  (i) On and after the Commitment Increase Date, each reference in the Credit Agreement, the Notes or any Local Currency Addendum to the "Banks", "Commitments", or words of like import shall mean and be a reference to the Banks and Commitments as amended by this Agreement.

                  (ii) Except as specifically amended by this Agreement, the Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Bank under, the Credit Agreement or any Local Currency Addendum.

                  B. FEES AND EXPENSES. The Company acknowledges that all costs, fees and expenses incurred by the Agent and its counsel with respect to this Agreement and the documents and transactions contemplated hereby shall be for the account of the Company.

                  C. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                  D. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  E. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                      [Remainder of page intentionally left blank]


                                   EXHIBIT C-2-3

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                   ECOLAB INC.



                                   By:
                                       ---------------------------------------
                                   Name:
                                   Title:

                                   CITICORP USA, INC., [as an Increasing Bank and] as Agent



                                   By:
                                       ---------------------------------------
                                   Name:
                                   Title:

                                   ___________________, as an Increasing Bank



                                   By:
                                       ---------------------------------------
                                   Name:
                                   Title:

                                   ___________________, as an Added Bank



                                   By:
                                       ---------------------------------------
                                   Name:
                                   Title:

                                   SCHEDULE A


INCREASING BANKS


BANK                             COMMITMENT INCREASE                   NEW COMMITMENT TOTAL
----                             -------------------                   --------------------

--------                            $--------                          $--------

--------                            $--------                          $--------

--------                            $--------                          $--------




ADDED BANKS


BANK                                                                   NEW COMMITMENT TOTAL
----                                                                   --------------------

--------                                                               $--------

--------                                                               $--------

                                    EXHIBIT D

                         FORM OF ELECTION TO PARTICIPATE

                                     [Date]

To: Citicorp USA, Inc., as Agent for the
      Banks parties to the Credit
      Agreement referred to below,
      and Citibank International plc,
      as Euro-Agent for such Banks

          Reference is made to the Multicurrency Credit Agreement dated as of September 29, 1993, as amended and restated as of December 13, 2000, among Ecolab Inc., the Banks parties thereto, Citicorp USA, Inc., as administrative agent for the Banks, Citibank International plc, as Euro-Agent for the Banks, and Bank One, NA and Credit Suisse First Boston, as Co-Agents (as the same may be amended from time to time, the "Credit Agreement"). Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meanings provided therein.

          The undersigned, [name of Borrowing Subsidiary], a [jurisdiction of organization/type of entity], hereby elects to be a Borrowing Subsidiary for purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in
SECTION 4.02 of the Credit Agreement are true and correct in all material respects as to the undersigned as of the date hereof, and the undersigned hereby agrees to perform all the obligations of a Borrowing Subsidiary under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation SECTION 9.09 thereof, as if the undersigned were a signatory party thereto.

          The address to which all notices to the undersigned under the Credit Agreement should be directed is: _______________________
________________________________________________. This instrument shall be construed in accordance with and governed by the laws of the State of New York.

          This Election to Participate may be executed in any number of counterparts and by different parties hereto in separate counterparts.

                                       [NAME OF BORROWING SUBSIDIARY]


                                       By: __________________________
                                       Title:


                                  Exhibit D-1

The undersigned hereby confirms that [name of Borrowing Subsidiary] is a Borrowing Subsidiary for purposes of the Credit Agreement described above and that the guaranty of the undersigned contained in Article VIII of the Credit Agreement applies to the obligations of [name of Borrowing Subsidiary] under the Credit Agreement and the Notes issued by it [and, if applicable, the Local Currency Addendum executed by it]. The undersigned hereby represents and warrants that [name of Borrowing Subsidiary] is a Consolidated Subsidiary.

                                       ECOLAB INC.


                                       By: __________________________
                                       Title:

Receipt of the above Election to Participate is hereby acknowledged on and as of the date set forth above.

                                       CITICORP USA, INC., as Agent


                                       By: __________________________
                                       Title:




                                  Exhibit D-2

                                    EXHIBIT E

                               FORM OF OPINION OF

                         GENERAL COUNSEL OF THE COMPANY

                       (Initial Borrowing by the Company)

                                     [Date]

To each of the Banks parties
to the Credit Agreement
referred to below, Citicorp USA,
Inc., as Agent, and Citibank
International Plc, as Euro-
Agent

          Re: ECOLAB INC.

Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 3.01(f) of the Multicurrency Credit Agreement dated as of September 29, 1993, as amended and restated as of December 13, 2000 (the "Credit Agreement"), among Ecolab Inc. (the "Company"), the banks parties thereto (the "Banks"), Citicorp USA, Inc., as Agent for the Banks, Citibank International Plc, as Euro-Agent for the Banks, and Bank One, NA and Credit Suisse First Boston, as Co-Agents. Terms defined in the Credit Agreement are used herein as so defined.

          As Senior Vice President-Law and General Counsel of the Company, I am familiar with the corporate history and organization of the Company and its Subsidiaries and the proceedings relating to the authorization, preparation, execution and delivery of, and the initial Borrowing by the Company made under, the Credit Agreement.

          In that connection, I have examined:

     (1) The Credit Agreement.

     (2) The documents furnished by the Company pursuant to Article III of the Credit Agreement.

     (3) The Restated Certificate of Incorporation of the Company and all amendments thereto (the "Charter").

     (4) The By-Laws of the Company and all amendments thereto (the "By-Laws").



                                  Exhibit E-1

     (5) A certificate of the Secretary of State of Delaware, dated ____________, 200_, attesting to the continued corporate existence and good standing of the Company in that State.

          In addition, I have examined the originals, or copies certified to my satisfaction, of such other corporate records of the Company, certificates of public officials and of officers of the Company, and agreements instruments and other documents as I have deemed necessary as a basis for the opinions with respect to the Company expressed below.

          As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the Company or its officers or of public officials. I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Banks and the Agent and Euro-Agent.

          Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

     (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (2) The execution, delivery and performance by the Company of the Credit Agreement and the Company's Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and will not conflict with, contravene, violate or constitute a default under (i) the Charter or the By-Laws, (ii) any law, rule or regulation, (iii) any material contractual restriction binding on or, to the best of my knowledge, affecting the Company or to which any of its property may be subject, (iv) to the best of my knowledge, any judicial or administrative order or decree of any governmental authority, or (v) to the best of my knowledge, any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. The Credit Agreement and the Company's Notes have been duly executed and delivered on behalf of the Company.

     (3) No authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body is required to authorize or is required in connection with the execution, delivery or performance by the Company of the Credit Agreement or the Company's Notes or the transactions contemplated thereby.

     (4) The Credit Agreement and the Company's Notes are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally and to general principles of equity.


                                  Exhibit E-2

     (5) To the best of my knowledge, there are no pending actions, suits or proceedings against the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is (in my best judgment) a reasonable possibility of an adverse decision which would affect (i) the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries to the extent that there is (in my best judgment) a reasonable possibility that such decision would prevent the Company from repaying its obligations under the Credit Agreement and the Company's Notes in accordance with the terms thereof, or (ii) the legality, validity, binding effect or enforceability of the Credit Agreement or any of the Company's Notes.

     (6) To the best of my knowledge, the Company and its Subsidiaries are in compliance in all material respects with all environmental and hazardous waste laws, rules and regulations and neither the Company nor any of its Subsidiaries has been cited by any Federal, state or local governmental agency or other authority responsible for or having jurisdiction over hazardous waste disposal, where the failure to so comply or being so cited would (in my best judgment) affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries to the extent that there is a reasonable possibility that such noncompliance or being so cited would prevent the Company from repaying its obligations under the Credit Agreement and the Company's Notes in accordance with the terms thereof.

     (7) To the best of my knowledge, there are no pending or threatened actions, suits or proceedings against the Company or any of its Subsidiaries before any court or arbitrator or other governmental agency or authority arising out of or relating to hazardous waste disposal or environmental compliance or asserting a claim for damages based upon the use or other application of any products of the Company or any of its Subsidiaries, in which there is (in my best judgment) a reasonable possibility of an adverse decision which would affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries to the extent that there is (in my best judgment) a reasonable possibility that such decision would prevent the Company from repaying its obligations under the Credit Agreement and the Company's Notes in accordance with the terms thereof.

          The opinion set forth above is subject to the following qualifications:

     (a) In rendering this opinion, my examination of matters of law has been limited to the laws of the State of Minnesota, the General Corporation


                                  Exhibit E-3

          Law of the State of Delaware and United States federal law. In addition, for purposes of my opinion in paragraphs (3) and (4) above, insofar as the Credit Agreement and the Company's Notes shall be governed by, and construed in accordance with, the laws of the State of New York, I assume that such laws conform with the laws of the State of Minnesota.

     (b) For purposes of my opinion in paragraph (2) above, "material contractual restriction" shall mean the restrictions in the contracts filed by the Company as exhibits to its reports and registration statements filed with the Securities and Exchange Commission, and, if not included among such exhibits, restrictions in contracts of the Company dealing with borrowed money.

     (c) My opinion in paragraph (4) above is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and the availability of the remedy of specific performance.

          I am aware that [special counsel for the Company] and Sidley & Austin will rely upon the opinion set forth herein in rendering their respective opinions furnished pursuant to Section 3.01(f) and (g) of the Credit Agreement.

          Except as set forth in the foregoing paragraph, the opinion contained herein is for the sole benefit of the Agent, the Euro-Agent, the Banks parties to the Credit Agreement and their respective successors and assigns, and may not be relied upon by any other person.


                                       Very truly yours,


                                       Lawrence T. Bell



                                  Exhibit E-4

                                    EXHIBIT F

                               FORM OF OPINION OF

                         SPECIAL COUNSEL FOR THE COMPANY

                       (Initial Borrowing by the Company)

                                     [Date]

To each of the Banks party
to the Credit Agreement referred
to below, Citicorp USA, Inc., as
Agent, Citibank International Plc,
as Euro-Agent, and Bank One, NA
and Credit Suisse First Boston,
as Co-Agents

               Re:ECOLAB INC.

Ladies and Gentlemen:

          We have acted as special counsel to Ecolab Inc., a Delaware corporation (the "COMPANY"), in connection with the preparation, execution and delivery of that certain U.S. $275,000,000 Multicurrency Credit Agreement, dated as of September 29, 1993, as amended and restated as of December 13, 2000 (the "CREDIT Agreement"), among the Company, the financial institutions party thereto (the "BANKS"), Citicorp USA, Inc., as administrative agent (the "Agent"), Citibank International Plc, as Euro-Agent (as defined therein), and Bank One, NA and Credit Suisse First Boston, as Co-Agents (as defined therein). This opinion is being delivered pursuant to Section 3.01(f) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

          In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

          (i) the Credit Agreement;

          (ii) the A Notes, each dated the date hereof, executed by the Company;

          (iii) a certificate executed by Ken Iverson, Vice President and Secretary of the Company, dated the date hereof, a copy of which is attached hereto as Exhibit A (the "OPINION CERTIFICATE"); and


                                  Exhibit F-1

          (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

          The documents identified in clauses (i) and (ii) above shall hereinafter be referred to herein as the "LOAN DOCUMENTS." "APPLICABLE LAWS" means those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Loan Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation.

          In our examination we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion (and in the case of public officials, legal conclusions as well) which we did not independently establish or verify, we have relied upon statements and representations of each of the Company and its officers and other representatives and of public officials, including the facts and conclusions set forth in the Opinion Certificate.

          We express no opinion as to the laws of any jurisdiction other than
(i) the Applicable Laws of the State of New York and (ii) the Applicable Laws of the United States of America to the extent specifically referred to herein. We have relied, with your consent, as to matters of the laws of the State of New York on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated the date hereof and addressed to us.

          Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

          1. Each of the Loan Documents constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

          2. Neither the execution, delivery or performance by the Company of the Loan Documents, nor the compliance by the Company with the terms and provisions thereof, will contravene any provision of any Applicable Law of the State of New York or any Applicable Law of the United States of America.

          Our opinions are subject to the following assumptions and qualifications:

               (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

               (b) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party (other than the Company to the



                                  Exhibit F-2
extent expressly set forth herein) to the Loan Documents with any state, federal or other laws or regulations applicable to any of them or (ii) the legal or regulatory status or the nature of the business of the Agent, the Euro-Agent, any Co-Agent, any Bank, the Local Currency Agent or any of the Local Currency Banks;

               (c) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Loan Documents that are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

               (d) we express no opinion with respect to the enforceability of the last sentence of Section 9.09(a) of the Credit Agreement to the extent that it provides that a final judgment against any Borrowing Subsidiary obtained in an action or proceeding in the United States may be enforced in other jurisdictions by suit on the judgment;

               (e) we have assumed that each of the Loan Documents constitutes the valid and binding obligation of each party thereto (other than the Company), enforceable against each such other party thereto in accordance with its terms;

               (f) we express no opinion as to the applicability or effect of any fraudulent transfer or similar laws on the Loan Documents or any transactions contemplated thereby;

               (g) our opinions stated herein are subject to possible judicial action giving effect to governmental actions by foreign governments or foreign laws affecting creditors' rights;

               (h) we call to your attention that (i) effective enforcement of a claim denominated in a foreign currency may be limited by requirements that the claim (or a judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a specified date and (ii) we express no opinion as to whether a federal or a New York state court would award a judgment in a currency other than United States dollars;

               (i) we express no opinion herein with respect to either of the Australian Local Currency Addenda; and

               (j) we express no opinion with respect to any provision of any Loan Document to the extent it authorizes or permits any purchaser of a participation interest to set-off or apply any deposit, property or indebtedness with respect to any participation interest.

          In rendering the foregoing opinions, we have also assumed, with your consent, that:

               (a) the Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware;


                                  Exhibit F-3

               (b) the Company has the requisite power and authority to execute, deliver and perform all of its obligations under each of the Loan Documents and the execution and delivery by the Company of each of the Loan Documents and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite action on the part of the Company; each of the Loan Documents has been duly authorized, executed and delivered by the Company;

               (c) the execution and delivery by the Company of the Loan Documents, and the performance of each of its obligations thereunder, do not and will not conflict with, contravene, violate or constitute a default under (i) the Certificate of Incorporation or By-Laws of the Company, (ii) any rule, law or regulation to which the Company is subject (other than Applicable Laws of the State of New York and Applicable Laws of the United States of America as to which we express our opinion in paragraph 2 herein), (iii) any lease, indenture, instrument or other agreement to which the Company or its property is subject or
(iv) any judicial or administrative order or decree of any governmental authority; and

               (d) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body is required to authorize or is required in connection with the execution, delivery or performance by the Company of the Loan Documents or the transactions contemplated thereby.

          We understand that you are separately receiving an opinion with respect to certain of the foregoing assumptions from Lawrence T. Bell, Senior Vice President-Law and General Counsel of the Company (the "CORPORATE COUNSEL OPINION"). Our opinions herein stated are based on the assumptions specified above, and we express no opinion as to the effect on the opinions herein stated of the qualifications contained in the Corporate Counsel Opinion.

          This opinion is being furnished only to you in connection with the Loan Documents and is solely for your benefit and for the benefit of any Person that shall become a Bank under the Credit Agreement after the date hereof and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person for any purpose without our prior written consent.

                                       Very truly yours,




                                  Exhibit F-4

                                    EXHIBIT G

                               FORM OF OPINION OF

                   SPECIAL COUNSEL FOR A BORROWING SUBSIDIARY

                                     [Date]

To each of the Banks parties to
the Credit Agreement referred to
below, Citicorp USA, Inc., as Agent,
[and] Citibank International Plc,
as Euro-Agent [and ______________,
as Local Currency Agent]*

          Re: ECOLAB INC.

Ladies and Gentlemen:

          We have acted as special counsel for [name of Borrowing Subsidiary], a [jurisdiction of organization/type of entity] (the "Borrower"), in connection with the Multicurrency Credit Agreement dated as of September 29, 1993, as amended and restated as of December 13, 2000 (the "Credit Agreement"), among Ecolab Inc., the Banks listed on the signature pages thereof, Citibank USA, Inc., as Agent for the Banks, Citibank International Plc, as Euro-Agent for the Banks, and Bank One, NA and Credit Suisse First Boston, as Co-Agents [, and the ________________ Local Currency Addendum dated as of ______________, ____ among the Borrower, the Company, the Agent, the Local Currency Agent named therein and the Local Currency Banks party thereto (the "Addendum")].* This opinion is furnished to you pursuant to Section 3.01(f) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as so defined.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records of the Borrower, certificates of public officials, of officers of the Borrower and of the Company and other instruments, and have conducted such other investigations of fact and law, as we have deemed necessary or advisable for purposes of this opinion. We have assumed for purposes of this opinion that the Borrower is a Consolidated Subsidiary and that the contents of the certificates received from officers of the Borrower and of the Company are true, accurate and complete.

          Upon the basis of the foregoing we are of the opinion that:

          1. The Borrower is a [type of entity] duly organized, validly existing and in good standing under the laws of [jurisdiction of organization], and is a Wholly-Owned Consolidated Subsidiary.


                                  Exhibit G-1

          2. The execution and delivery by the Borrower of its Election to Participate[, the Addendum]* and its Notes and the performance by the Borrower of the Credit Agreement[, the Addendum]* and its Notes are within the Borrower's powers, have been duly authorized by all necessary action, and do not contravene any provision of applicable law or regulation or of the [describe constituent documents] of the Borrower or, to the best of our knowledge after due inquiry, of any material contractual restriction binding on or affecting the Borrower or to which any of its property may be subject. The Election to Participate[, the Addendum]* and the Borrower's Notes have been duly executed and delivered by the Borrower.

          3. No authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body of [country or jurisdiction of organization] or any political subdivision thereof is required to authorize or is required in connection with the execution and delivery by the Borrower of its Election to Participate[, the Addendum]* or its Notes, or performance by the Borrower of the Credit Agreement[, the Addendum]* or its Notes or the transactions contemplated thereby.

          This Opinion is qualified as follows:

          a. Having no knowledge of or access to independent information on the financial position of the Borrower, we construe "validly existing and in good standing" as the legal existence as a legal entity and the absence of public notification of any financial circumstances leading to composition for the benefit of creditors or bankruptcy proceedings with respect to the Borrower.

          b. We construe "material contractual restriction" only in the context of application of [country or jurisdiction of organization] law.

          We are qualified to practice law in the [jurisdiction of organization] and do not purport to express any opinion herein concerning any law other than the law of [jurisdiction of organization].



                                  Exhibit G-2

          This opinion is furnished by us, as special counsel for the Borrower, to the Agent, the Euro-Agent[, the Local Currency Agent under the Addendum]* and the several Banks listed on the signature pages of the Credit Agreement solely for the benefit of the Agent, the Euro-Agent[, such Local Currency Agent]* and such Banks and their respective successors and assigns and may not be relied upon by any other person other than Ecolab Inc.'s General Counsel, [special counsel for the Company], Ecolab Inc.'s outside counsel, and Sidley & Austin, special counsel for the Agent and the Euro-Agent, each in connection with their opinions furnished pursuant to Section 3.01(f) and (g) of the Credit Agreement.

                                       Very truly yours,
























-------------------
* To be used if the Borrowing is to be pursuant to a Local Currency Addendum.



                                  Exhibit G-3

                                    EXHIBIT H

                               FORM OF OPINION OF

                         GENERAL COUNSEL OF THE COMPANY

                  (Initial Borrowing by a Borrowing Subsidiary)

                                     [Date]

To each of the Banks parties
to the Credit Agreement
referred to below, Citicorp USA,
Inc., as Agent, and Citibank
International Plc, as Euro-
Agent

          Re: ECOLAB INC.

Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 3.01(f) of the Multicurrency Credit Agreement dated as of September 29, 1993, as amended and restated as of December 13, 2000 (the "Credit Agreement"), among Ecolab Inc. (the "Company"), the banks parties thereto (the "Banks"), Citicorp USA, Inc., as Agent for the Banks, Citibank International Plc, as Euro-Agent for the Banks, and Bank One, NA and Credit Suisse First Boston, as Co-Agents[, and the _______________ Local Currency Addendum dated as of ___________, ___________
among [name of Borrowing Subsidiary] (the "Borrower), the Company, the Agent the Local Currency Agent named therein and the Local Currency Banks party thereto (the "Addendum")].* Terms defined in the Credit Agreement are used herein as so defined.

          As Senior Vice President-Law and General Counsel of the Company, I am familiar with the corporate history and organization of the Company and its Subsidiaries and the proceedings relating to the authorization, preparation, execution and delivery of the Credit Agreement by the Company and the initial Borrowing thereunder by [name of Borrowing Subsidiary (the "Borrower")].

          In that connection, I have examined:

     (1) The Credit Agreement [and the Addendum].*

     (2) The documents furnished by the Company pursuant to Article III of the Credit Agreement.

     (3)  The Borrower's Election to Participate.


                                  Exhibit H-1

     (4) The Restated Certificate of Incorporation of the Company and all amendments thereto (the "Charter").

     (5) The By-Laws of the Company and all amendments thereto ( the "By-Laws").

     (6) A certificate of the Secretary of State of Delaware, dated ____________, 2000, attesting to the continued corporate existence and good standing of the Company in that State.

          In addition, I have examined the originals, or copies certified to my satisfaction, of such other corporate records of the Company, certificates of public officials and of officers of the Company, and agreements instruments and other documents as I have deemed necessary as a basis for the opinions with respect to the Company expressed below.

          As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the Company or its officers or of public officials. I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement [and the Addendum]* by the Banks and the Agent, the Euro-Agent [and the Local Currency Agent].*

          Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

     (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (2) The execution, delivery and performance by the Company of the Credit Agreement[, the Addendum]* and the Borrower's Election to Participate are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and will not conflict with, contravene, violate or constitute a default under, and, to the best of my knowledge, the execution, delivery and performance by the Borrower of [the Addendum,]* its Election to Participate and its Notes will not conflict with, contravene, violate or constitute a default under, (i) the Charter or the By-Laws, (ii) any law, rule or regulation, (iii) any material contractual restriction binding on or, to the best of my knowledge, affecting the Company or to which any of its property may be subject, (iv) to the best of my knowledge, any judicial or administrative order or decree of any governmental authority, or (v) to the best of my knowledge, any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. The Credit Agreement[, the Addendum]* and the Borrower's Election to Participate have been duly executed and delivered on behalf of the Company.



                                  Exhibit H-2

     (3) No authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body is required to authorize or is required in connection with the execution, delivery or performance by the Company of the Credit Agreement[, the Addendum]* or the Borrower's Election to Participate or the transactions contemplated thereby.

     (4) [Each of]* the Credit Agreement [and the Addendum]* is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally and to general principles of equity.

     (5) To the best of my knowledge, there are no pending actions, suits or proceedings against the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is (in my best judgment) a reasonable possibility of an adverse decision which would affect (i) the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries to the extent that there is (in my best judgment) a reasonable possibility that such decision would prevent the Company from repaying its obligations under the Credit Agreement [and the Addendum]* in accordance with the terms thereof, or (ii) the legality, validity, binding effect or enforceability of the Credit Agreement [and the Addendum].*

     (6) To the best of my knowledge, the Company and its Subsidiaries are in compliance in all material respects with all environmental and hazardous waste laws, rules and regulations and neither the Company nor any of its Subsidiaries has been cited by any Federal, state or local governmental agency or other authority responsible for or having jurisdiction over hazardous waste disposal, where the failure to so comply or being so cited would (in my best judgment) affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries to the extent that there is a reasonable possibility that such noncompliance or being so cited would prevent the Company from repaying its obligations under the Credit Agreement [and the Addendum]* in accordance with the terms thereof.

     (7) To the best of my knowledge, there are no pending or threatened actions, suits or proceedings against the Company or any of its Subsidiaries before any court or arbitrator or other governmental agency or authority arising out of or relating to hazardous waste disposal or environmental compliance or asserting a claim for damages based upon the use or other application of any products of the Company or any of its Subsidiaries, in



                                  Exhibit H-3
          which there is (in my best judgment) a reasonable possibility of an adverse decision which would affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries to the extent that there is (in my best judgment) a reasonable possibility that such decision would prevent the Company from repaying its obligations under the Credit Agreement in accordance with the terms thereof.

          The opinion set forth above is subject to the following qualifications:

     (a) In rendering this opinion, my examination of matters of law has been limited to the laws of the State of Minnesota, the General Corporation Law of the State of Delaware and United States federal law. In addition, for purposes of my opinion in paragraphs (3) and (4) above, insofar as the Credit Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, I assume that such laws conform with the laws of the State of Minnesota.

     (b) For purposes of my opinion in paragraph (2) above, "material contractual restriction" shall mean the restrictions in the contracts filed by the Company as exhibits to its reports and registration statements filed with the Securities and Exchange Commission, and, if not included among such exhibits, restrictions in contracts of the Company dealing with borrowed money.

     (c) My opinion in paragraph (4) above is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and the availability of the remedy of specific performance.

          I am aware that [special counsel for the Company] and Sidley & Austin will rely upon the opinion set forth herein in rendering their respective opinions furnished pursuant to Section 3.01(f) and (g) of the Credit Agreement.

          Except as set forth in the foregoing paragraph, the opinion contained herein is for the sole benefit of the Agent, the Euro-Agent, [the Local Currency Agent,]* the Banks parties to the Credit Agreement and their respective successors and assigns, and may not be relied upon by any other person.


                                       Very truly yours,

                                       Lawrence T. Bell


-----------------------------
* To be used if the Borrowing is to be pursuant to a Local Currency Addendum.



                                  Exhibit H-4

                                    EXHIBIT I

                               FORM OF OPINION OF

                         SPECIAL COUNSEL FOR THE COMPANY

                  (Initial Borrowing by a Borrowing Subsidiary)

                                     [Date]

To each of the Banks party
to the Credit Agreement referred to
below, Citicorp USA, Inc., as Agent, and
Citibank International Plc, as Euro-Agent


                  Re:      ECOLAB INC.

Ladies and Gentlemen:

                  We have acted as special counsel to Ecolab Inc., a Delaware corporation (the "Company"), in connection with the execution and delivery of that certain Multicurrency Credit Agreement dated as of September 29, 1993, as amended and restated as of December 13, 2000 (the "Credit Agreement") among the Company, the financial institutions party thereto (the "Banks"), Citicorp USA, Inc., as Agent, Citibank International Plc, as Euro-Agent, and Bank One, NA and Credit Suisse First Boston, as Co-Agents[, and the ___________________ Local Currency Addendum dated as of ____________, ____ among the Borrower, the Company, the Agent, the Local Currency Agent named thereunder and the Local Currency Banks party thereto (the "Addendum")].* This opinion is being delivered pursuant to Section 3.02(f) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Credit Agreement.

                  In our examination we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials, including the facts set forth in the Company's Certificate described below.

                  In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:


                                   Exhibit I - 1

                  (i)      the Credit Agreement [and the Addendum];*

                  (ii) the Notes, each dated the date hereof, executed by [Borrowing Subsidiary];

                  (iii) the Election to Participate dated as of the date hereof executed by the Company and [Borrowing Subsidiary] and delivered to the Agent;

                  (iv) the certificate of the Company as to factual matters executed by ____________, the ________ of the Company, dated the date hereof, a copy of which is attached hereto as Exhibit A (the "Company's Certificate"); and

                  (v) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

                  The documents identified in clauses (i) through (iii) above shall hereinafter be referred to herein as the "Loan Documents."

                  Members of our firm are admitted to the bar of the States of New York. We express no opinion as to the laws of any jurisdiction other than
(i) the laws of the State of New York, and (ii) the federal laws of the United States of America to the extent specifically referred to herein.

                  The opinions set forth below are subject to the following qualifications:

                  (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

                  (b) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of the Agent, the Euro-Agent, [the Local Currency Agent,]* the Co-Agents or any of the Banks with any state, federal or other laws or regulations applicable to it or (b) the legal or regulatory status or the nature of the business of the Agent, the Euro-Agent, [the Local Currency Agent,]* the Co-Agents or the Banks;

                  (c) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Loan Documents which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

                  (d) our opinion is subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights;

                  (e) we express no opinion with respect to the enforceability of the last sentence of Section 9.09(a) of the Credit Agreement to the extent that it provides that a final


                                   Exhibit I - 2
judgment against any Borrowing Subsidiary obtained in an action or proceeding in the United Sates may be enforced in other jurisdictions by suit on the judgment; and

                  (f) we have assumed that each of the Loan Documents is the legal, valid and binding obligation of each party thereto other than the Company and [Borrowing Subsidiary], enforceable against each such party thereto in accordance with its terms.

                  Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                  1. Each of the Loan Documents to which the Company is a party constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  2. Each of the Loan Documents to which [Borrowing Subsidiary]is a party constitutes the valid and binding obligation of [Borrowing Subsidiary], enforceable against [Borrowing Subsidiary] in accordance with its terms.

                  3. Neither the execution, delivery or performance by the Company or [Borrowing Subsidiary] of the Loan Documents to which it is a party nor the compliance by the Company or [Borrowing Subsidiary] with the terms and provisions thereof will contravene any provision of any Applicable Law. For purposes of this paragraph 3, "Applicable Law" shall mean those laws, rules and regulations of the State of New York and the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Loan Documents.

                  In rendering the foregoing opinions, we have assumed with your consent, that:

                  (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (ii) the Company has the corporate power and corporate authority to execute, deliver and perform all of its obligations under each of the Loan Documents to which it is a party. The execution, delivery and performance by the Company of each of the Loan Documents to which it is a party have been duly authorized by all requisite corporate action on the part of the Company. Each of the Loan Documents to which the Company is a party has been duly executed and delivered by the Company.

                  (iii) the execution and delivery by the Company and [Borrowing Subsidiary] of, and the performance of the obligations of the Company and [Borrowing Subsidiary] under, the Loan Documents does not and will not conflict with, contravene, violate or constitute a default under (a) any indenture, mortgage, deed of trust or other instrument or agreement to which the Company is a party or by which the Company may be or become bound or to which any of the property or assets of the Company may be subject, (b) any rule, law or regulation to which the Company is subject (provided that we make no such assumption with respect to Applicable Laws as to which we opine in paragraph 3 above), (c) the Certificate of Incorporation or By-Laws of

                                   Exhibit I - 3
the Company, (d) any judicial or administrative order or decree of any governmental authority or (e) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority; and

                  (iv) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body is required to authorize or is required in connection with the execution, delivery or performance by the Company of any Loan Document to which it is a party or the transactions contemplated thereby.

                  We understand that you are separately receiving an opinion with respect to certain of the foregoing from Lawrence T. Bell, Senior Vice President-Law and General Counsel of the Company (the "Corporate Counsel Opinion"). Our opinions herein stated are based on the assumptions specified above, and we express no opinion as to the effect on the opinions herein stated of the qualifications contained in the Corporate Counsel Opinion.

                  In rendering the foregoing opinions, we have also assumed with your consent, that:

                  (i) [Borrowing Subsidiary] is duly organized, validly existing and in good standing under the laws of [jurisdiction of organization];

                  (ii) [Borrowing Subsidiary] has the power and authority to execute, deliver and perform all of its obligations under each of the Loan Documents to which it is a party;

                  (iii) the execution, delivery and performance by [Borrowing Subsidiary] of each of the Loan Documents to which it is a party have been duly authorized by all requisite action on the part of [Borrowing Subsidiary];

                  (iv) each of the Loan Documents to which [Borrowing Subsidiary] is a party has been duly executed and delivered by [Borrowing Subsidiary];

                  (v) the execution and delivery by [Borrowing Subsidiary] of each of the Loan Documents to which it is a party and the performance by [Borrowing Subsidiary] of its obligations thereunder, each in accordance with its terms, do not conflict with the constating documents of [Borrowing Subsidiary];

                  (vi) the execution, delivery and performance of any of [Borrowing Subsidiary]'s obligations under the Loan Documents does not and will not conflict with, contravene, violate or constitute a default under (a) any indenture, mortgage, deed of trust or other instrument or agreement to which [Borrowing Subsidiary] is a party or by which [Borrowing Subsidiary] may be or become bound or to which any of the property or assets of [Borrowing Subsidiary] may be subject or (b) any rule, law or regulation (provided that we make no such assumption with respect to Applicable Laws as to which we opine in paragraph 3 above); and

                                   Exhibit I - 4

                  (vii) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body is required to authorize or is required in connection with the execution, delivery or performance by [Borrowing Subsidiary] of any Loan Document to which it is a party or the transactions contemplated thereby.

                  We understand that you are separately receiving an opinion with respect to certain of the foregoing from ___________________, special ________ counsel for [Borrowing Subsidiary] (the "(_______ Counsel Opinion"). Our opinions herein stated are based on the assumptions specified above, and we express no opinion as to the effect on the opinions herein stated of the qualifications contained in the _______ Counsel Opinion.

                  This opinion is being furnished only to you in connection with the execution and delivery of the Loan Documents and is solely for your benefit and for the benefit of any Person that shall become a Bank under the Credit Agreement after the date hereof and is not to be used, circulated, quoted, relied upon or otherwise referred to by any other Person or for any other purpose without our prior written consent.

                                       Very truly yours,










_______________________
* To be used if the Borrowing is to be pursuant to a Local Currency Addendum.



                                   Exhibit I - 5

                                     EXHIBIT J

                                FORM OF OPINION OF

                           SPECIAL COUNSEL FOR THE AGENT

                                AND THE EURO-AGENT

                                      [Date]

To each of the Banks parties to
the Credit Agreement referred to
below, Citicorp USA, Inc., as Agent,
and Citibank International Plc,
as Euro-Agent

                  Re:      ECOLAB INC.

Ladies and Gentlemen:

                  We have acted as special counsel for Citicorp USA, Inc., as agent (the "Agent"), and Citibank International Plc, as agent (the "Euro-Agent"), in connection with the execution and delivery of the Multicurrency Credit Agreement dated as of September 29, 1993, as amended and restated as of January 1, 1995, as further amended and restated as of October 17, 1997, and as further amended and restated as of December 13, 2000 (the "Credit Agreement"), among Ecolab Inc. (the "Company"), the Banks listed on the signature pages thereof, Citicorp USA, Inc., as Agent for the Banks, Citibank International Plc, as Euro-Agent for the Banks, and Bank One, NA and Credit Suisse First Boston, as Co-Agents[, and the _______________ Local Currency Addendum dated as of ____________, ____ among [name of Borrowing Subsidiary] (the "Borrower"), the Company, the Agent, the Local Currency Agent named therein and the Local Currency Banks party thereto (the "Addendum")]***. This opinion is furnished to you pursuant to Section 3.01(g) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as so defined.

                  In connection herewith we have examined the following documents: (1) the Credit Agreement [, the Addendum]***[and the Election to Participate of [name of Borrowing Subsidiary] (the "Borrower")],* and (2) the documents furnished by the Company [and the Borrower]* pursuant to Section 3.01 of the Credit Agreement and listed on Schedule I hereto, including, without limitation, the opinion of Lawrence T. Bell, Senior Vice President-Law and General Counsel of the Company[, and the opinion of ____________, special counsel for the Borrower]*.

                  In our examination of the documents referred to above, we have assumed (i) the authenticity of all such documents submitted to us as originals, the conformity to authentic originals of all such documents submitted to us as copies, the genuineness of all signatures and the due authority of the parties executing such documents; (ii) that each of the Banks, the Agent,

                                   Exhibit J - 1
the Euro-Agent and the Co-Agents has duly executed and delivered the Credit Agreement with all necessary power and authority (corporate and otherwise);
(iii) that the Company has duly executed and delivered the Credit Agreement [,the Addendum]*** and [its Notes]** [the Borrower's Election to Participate, and the Borrower has duly executed and delivered its Election to Participate [, the Addendum]*** and its Notes, in each case]* with all necessary power and authority (corporate and otherwise); and (iv) that the Credit Agreement is the legal, valid and binding obligation of each party thereto other than the Company, enforceable against each such party thereto in accordance with its terms. To the extent that our opinion expressed below involves conclusions as to the matters set forth in paragraphs 1, 2 and 3 of the above-mentioned opinion of Lawrence T. Bell [and in the above-mentioned opinion of _______________,]* we have assumed without independent investigation the correctness of the opinions set forth therein, our opinion being subject to the assumptions, qualifications and limitations set forth in such opinion[s] with respect thereto.

                  Based upon the foregoing and upon such other investigation as we have deemed necessary, we are of the opinion that (i) the Credit Agreement [and the Company's Notes]** [is a] [are] legal, valid and binding obligation[s] of the Company, enforceable against the Company in accordance with [its] [their respective] terms, [and the [Addendum, the]*** Borrower's Election to Participate and its Notes are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms,]* and (ii) the documents listed on Schedule I are substantially responsive to the requirements of Section 3.01 of the Credit Agreement.

                  Our opinion above is subject to the following qualifications and limitations:

                  (a) Our opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to the effect of general equitable principles, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or at law) and the availability of the remedy of specific performance.

                  (b) We express no opinion as to the effect on the opinion expressed herein of (i) the compliance or noncompliance by the Agent, the Euro-Agent, [the Local Currency Agent,]*** the Co-Agents or any of the Banks with any state, federal or other laws or regulations applicable to it or (b) the legal or regulatory status or the nature of the business of the Agent, the Euro-Agent, [the Local Currency Agent,]*** the Co-Agents or the Banks.

                  (c) We express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Credit Agreement [or the Addendum]*** which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

                  (d) Our opinion is limited to the laws of the State of New York, and we do not express any opinion herein concerning any other law.

                                   Exhibit J - 2

                  (e) This opinion speaks as of the date hereof, and we assume no obligation to supplement the foregoing opinion if any applicable laws change after the date hereof or if we become aware of any facts which might change such opinion after the date hereof.

                  [(f) Our opinion is subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.

                  (g) We express no opinion with respect to the enforceability of the last sentence of Section 9.09(a) of the Credit Agreement to the extent that it provides that a final judgment against any Borrowing Subsidiary obtained in an action or proceeding in the United States may be enforced in other jurisdictions by suit on the judgment.]*

                  This opinion is furnished by us, as special counsel for the Agent and the Euro-Agent, to the Agent, the Euro-Agent and the several Banks listed on the signature pages of the Credit Agreement solely for the benefit of the Agent, the Euro-Agent and such Banks and their respective successors and assigns and may not be used, quoted or relied upon by any other person.

                                       Very truly yours,




--------------------
 *  To be used in connection with the initial Borrowing by a Borrowing
    Subsidiary.

**  To be used in connection with the initial Borrowing by the Company.

*** To be used if the Initial Borrowing by a Borrowing Subsidiary is pursuant to a Local Currency Addendum.

                                   Exhibit J - 3

                                    SCHEDULE I

                                Documents Furnished

                            Pursuant to Section 3.01

                             OF THE CREDIT AGREEMENT





                                    Schedule I - 1

                                    EXHIBIT K

                                       to

                                     FORM OF

                             LOCAL CURRENCY ADDENDUM

                          [NAME OF SUBSIDIARY BORROWER]

                             LOCAL CURRENCY ADDENDUM

         [SPECIFY CURRENCY] ADDENDUM dated as of [    ], to the Credit Agreement
(as defined below).


                                    ARTICLE I


                                   DEFINITIONS

                  SECTION 1.01. DEFINED TERMS. As used in this Addendum, the following terms shall have the meanings specified below:

                  "BASE RATE" means [identify any base rate customarily used in connection with floating rate loans in the applicable currency].

                  "BORROWING SUBSIDIARY" means [insert name of Borrowing Subsidiary].

                  "[Insert Definition of Rate Used for Fixed Rate Loans, if any, other than Eurocurrency Loans] shall mean [___________________________________].

                  "[Insert applicable definitions for reserve adjustments to Fixed Rate Loans] shall mean [____________________].

                  "CREDIT AGREEMENT" means the Credit Agreement dated as of September 29, 1993, as amended and restated as of December 13, 2000, among Ecolab Inc., the Borrowing Subsidiaries from time to time party thereto, the financial institutions from time to time party thereto as Banks, Citicorp USA, Inc., as Administrative Agent, Citibank International PLC, as Euro-Agent and Bank One, NA and Credit Suisse First Boston, as Co-Agents, and as the same may be amended, waived, modified or restated from time to time.

                  "ELIGIBLE LOCAL CURRENCY BANK" means any Local Currency Bank meeting the eligibility criteria set forth in SCHEDULE III.

                                   Exhibit K - 1

                  "LOCAL CURRENCY ADVANCE" means any Advance, denominated in [specify currency], made to [the Borrowing Subsidiary or the Company], a [corporation organized under the laws of _____________], pursuant to SECTIONS 2.2A AND 2.2B of the Credit Agreement and this Addendum. A Local Currency Advance shall bear interest at one of the rates specified in SCHEDULE II.

                  "LOCAL CURRENCY BANK" means each Bank listed on the signature pages of this Addendum or which becomes a party hereto pursuant to an Assignment and Acceptance.

                  SECTION 1.02. TERMS GENERALLY. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Addendum. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Sections and Schedules shall be deemed references to Sections of and Schedules to this Addendum unless the context shall otherwise require.


                                   ARTICLE II


                                   THE CREDITS

                  SECTION 2.01. LOCAL CURRENCY ADVANCES. (a) This Addendum (as the same may be amended, waived, modified or restated from time to time) is a "Local Currency Addendum" as defined in the Credit Agreement and is, together with the borrowings made hereunder, subject in all respects to the terms and provisions of the Credit Agreement except to the extent that the terms and provisions of the Credit Agreement are modified by or are inconsistent with this Addendum, in which case this Addendum shall control. The Local Currency Banks party to this Addendum are set forth on SCHEDULE I.

                  (b) Any modifications to the interest payment dates, Interest Periods, interest rates and any other special provisions applicable to Local Currency Advances under this Addendum are set forth on SCHEDULE II. If SCHEDULE II states "None" with respect to any item listed thereon, then the corresponding provisions of the Credit Agreement, without modification, shall govern this Addendum and the Local Currency Advances made pursuant to this Addendum.

                  (c) Any special borrowing procedures or funding arrangements for Local Currency Advances under this Addendum, any provisions for the issuance of promissory notes to evidence the Local Currency Advances made hereunder and any additional information requirements applicable to Local Currency Advances under this Addendum are set forth on SCHEDULE III. If no such special procedures, funding arrangements, provisions or additional requirements are set forth on SCHEDULE III, then the corresponding procedures, funding arrangements, provisions and information requirements set forth in the Credit Agreement shall govern this Addendum.

                                   Exhibit K - 2

                  SECTION 2.02. MAXIMUM BORROWING AMOUNTS. (a) The Local Currency Commitment for each Local Currency Bank party to this Addendum is set forth on SCHEDULE I. The Local Currency Facility Aggregate Commitment is set forth on SCHEDULE I.

                  (b) Upon at least ten (10) Business Days prior irrevocable written notice to the Agent, the Company may from time to time permanently reduce the Local Currency Commitments under this Addendum in whole, or in part ratably among the Local Currency Banks, in an aggregate minimum and integral amounts of [$1,000,000]; PROVIDED, HOWEVER, that the amount of the Local Currency Commitments may not be reduced below the aggregate principal amount of the outstanding Local Currency Advances with respect thereto. Any reduction in the Local Currency Commitments shall be an automatic reduction of the Local Currency Facility Aggregate Commitment. Any such reduction shall be allocated pro rata among all the Local Currency Banks party to this Addendum by reference to their Local Currency Commitments.


                                   ARTICLE III


                         REPRESENTATIONS AND WARRANTIES

                  Each Borrower party hereto makes and confirms each representation and warranty applicable to each Borrower or any of its Subsidiaries contained in ARTICLE IV of the Credit Agreement. Each Borrower party hereto represents and warrants to each of the Local Currency Banks party to this Addendum that no Default or Events of Default has occurred and is continuing, and no Default or Events of Default shall arise as a result of the making of Local Currency Advances hereunder or any other transaction contemplated hereby.


                                   ARTICLE IV


                            MISCELLANEOUS PROVISIONS

                  SECTION 4.01. AMENDMENT; TERMINATION. (a) This Addendum (including the Schedules hereto) may not be amended without the prior written consent of the Local Currency Agent and the Majority Local Currency Banks hereunder, but subject to the provisions of SECTION 9.01 of the Credit Agreement; PROVIDED, HOWEVER, that this SECTION 4.01(a) shall not restrict assignments pursuant to SECTION 4.02.

                  (b) This Addendum may not be terminated without the prior written consent of each Local Currency Bank party hereto and each Borrower party hereto unless there are no Local Currency Advances outstanding hereunder, in which case no such consent of any Local Currency Bank shall be required; PROVIDED, HOWEVER, that this Addendum shall terminate on the date that the Credit Agreement terminates in accordance with its terms.

                                   Exhibit K - 3

                  SECTION 4.02. ASSIGNMENTS. SECTION 9.08 of the Credit Agreement shall apply to assignments by Local Currency Banks of obligations, Commitments and Advances hereunder; PROVIDED, HOWEVER, that an Local Currency Bank may not assign any obligations, Commitments or rights hereunder to any Person who is not (and does not simultaneously become) a Bank under the Credit Agreement.

                  SECTION 4.03. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrowing Subsidiary under this Addendum, at
         [    ], Attention [     ] (Telecopy No. [         ]) with a copy to
         the Company at its address and telecopy number referenced in
         SECTION 9.02 of the Credit Agreement;

                  (b) if to the Company, at its address and telecopy number referenced in SECTION 9.02 of the Credit Agreement;

                  (c) if to the Local Currency Agent, at [      ],
         Attention: [            ] (Telecopy No.: [        ]) with a copy to
         the Agent at its address and telecopy number referenced in
         SECTION 9.02 of the Credit Agreement; and

                  (d) if to a Local Currency Bank, at its address and telecopy number set forth in SCHEDULE I or in the Assignment and Acceptance pursuant to which such Local Currency Bank became a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

                  SECTION 4.04. RATIFICATION OF GUARANTY. By its execution of this Addendum, the Company ratifies and confirms its guaranty contained in
ARTICLE VIII of the Credit Agreement with respect to the Local Currency Advances made pursuant to this Addendum which Guaranty remains in full force and effect

                  SECTION 4.05. SHARING OF PAYMENTS, ETC. If any Local Currency Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Local Currency Advances made by it (other than pursuant to SECTION 2.08, 2.12 or 2.17 of the Credit Agreement) in excess of its ratable share of payments on account of the Local Currency Advances obtained by all the Local Currency Banks, such Local Currency Bank shall forthwith purchase from the other Local Currency Banks such participations in the Local Currency Advances made by them as shall be necessary to cause such purchasing Local Currency Bank to share the excess payment ratably with each of them, PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Local Currency Bank, such purchase from each Local Currency Bank shall be rescinded and

                                   Exhibit K - 4
such Local Currency Bank shall repay to the purchasing Local Currency Bank the purchase price to the extent of such recovery together with an amount equal to such Local Currency Bank's ratable share (according to the proportion of (i) the amount of such Local Currency Bank's required repayment to (ii) the total amount so recovered from the purchasing Local Currency
Bank) of any interest or other amount paid or payable by the purchasing Local Currency Bank in respect of the total amount so recovered. Each Borrower agrees that any Local Currency Bank so purchasing a participation from another Local Currency Bank pursuant to this SECTION 4.05 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Local Currency Bank were the direct creditor of such Borrower in the amount of such participation.

                  SECTION 4.06. APPLICABLE LAW. THIS ADDENDUM SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 4.07. ELIGIBLE LOCAL CURRENCY BANKS. Each Local Currency Bank confirms that on the date of this Addendum it is an Eligible Local Currency Bank, and agrees that it will promptly notify the Local Currency Agent, the Agent and the Company if at any time in the future it determines that it has ceased to be an Eligible Local Currency Bank.

                                    ARTICLE V


                            THE LOCAL CURRENCY AGENT

         SECTION 5.01 APPOINTMENT; NATURE OF RELATIONSHIP. [Name of Local Currency Agent] is appointed by the Local Currency Banks as the Local Currency Agent hereunder, and each of the Local Currency Banks irrevocably authorizes the Local Currency Agent to act as the contractual representative of such Local Currency Bank with the rights and duties expressly set forth herein and in the Credit Agreement applicable to the Local Currency Agent. The Local Currency Agent agrees to act as such contractual representative upon the express conditions contained in this ARTICLE V. Notwithstanding the use of the defined term "Local Currency Agent," it is expressly understood and agreed that the Local Currency Agent shall not have any fiduciary responsibilities to any Local Currency Bank or other Bank by reason of this Addendum and that the Local Currency Agent is merely acting as the representative of the Local Currency Banks with only those duties as are expressly set forth in this Addendum and the Credit Agreement. In its capacity as the Local Currency Banks' contractual representative, the Local Currency Agent (i) does not assume any fiduciary duties to any of the Banks, (ii) is a "representative" of the Local Currency Banks within the meaning of Section 9-105 of the Uniform Commercial Code and
(iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Addendum and the Credit Agreement. Each of the Banks agrees to assert no claim against the Local Currency Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Bank waives.

                                   Exhibit K - 5

         SECTION 5.02 POWERS. The Local Currency Agent shall have and may exercise such powers under this Addendum and the Credit Agreement as are specifically delegated to the Local Currency Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Local Currency Agent shall have no implied duties or fiduciary duties to the Banks, or any obligation to the Banks to take any action hereunder or under the Credit Agreement except any action specifically provided by this Addendum or the Credit Agreement required to be taken by the Local Currency Agent.

         SECTION 5.03 GENERAL IMMUNITY. Neither the Local Currency Agent nor any of its respective directors, officers, agents or employees shall be liable to any of the Borrowers or any Bank for any action taken or omitted to be taken by it or them hereunder or under the Credit Agreement or in connection herewith or therewith except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of such Person.

         SECTION 5.04 NO RESPONSIBILITY FOR ADVANCES, CREDITWORTHINESS, COLLATERAL, RECITALS, ETC. Neither the Local Currency Agent nor any of its respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with this Addendum or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under this Addendum; (iii) the satisfaction of any condition specified in ARTICLE IV to the Credit Agreement; (iv) the existence or possible existence of any Default or Event of Default or (v) the validity, effectiveness or genuineness of the Credit Agreement, this Addendum, or any other instrument or writing furnished in connection therewith. The Local Currency Agent shall not be responsible to any Bank for any recitals, statements, representations or warranties herein or in the Credit Agreement, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Addendum or the transactions contemplated hereby or thereby, or for the financial condition of the Company or any of its Subsidiaries.

         SECTION 5.05 ACTION ON INSTRUCTIONS OF LOCAL CURRENCY BANKS. The Local Currency Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under the Credit Agreement in accordance with written instructions signed by Local Currency Banks with not less than 51% of the Local Currency Commitments (except with respect to actions that require the consent of all of the Banks or all of the Local Currency Banks as provided in SECTION 9.01 of the Credit Agreement), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Local Currency Banks. The Local Currency Agent shall be fully justified in failing or refusing to take any action hereunder and under the Credit Agreement unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         SECTION 5.06 EMPLOYMENT OF AGENTS AND COUNSEL. The Local Currency Agent may execute any of its duties hereunder and under the Credit Agreement by or through employees, agents, and attorneys-in-fact, and shall not be answerable to the Banks, except as to money or

                                   Exhibit K - 6
securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Local Currency Agent shall be entitled to advice of counsel concerning the contractual arrangement among the Local Currency Agent and the Banks, as the case may be, and all matters pertaining to its duties hereunder and under the Credit Agreement.

         SECTION 5.07 RELIANCE ON DOCUMENTS; COUNSEL. The Local Currency Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Local Currency Agent, which counsel may be employees of the Local Currency Agent.

         SECTION 5.08 THE LOCAL CURRENCY AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Local Currency Banks agree to reimburse and indemnify the Local Currency Agent ratably in proportion to their respective Local Currency Commitments (i) for any amounts not reimbursed by the Borrowers for which the Local Currency Agent is entitled to reimbursement or indemnification by the Borrowers under the Credit Agreement, (ii) for any other expenses incurred by the Local Currency Agent on behalf of the Local Currency Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Addendum including as a result of a dispute among the Local Currency Banks or between any Local Currency Bank and the Agent or the Local Currency Agent, and
(iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Local Currency Agent in any way relating to or arising out of the Addendum, the Credit Agreement or any other document delivered in connection therewith or the transactions contemplated hereby or thereby, or the enforcement of any of the terms thereof or of any such other documents, including as a result of a dispute among the Banks or between any Bank and the Agent or the Local Currency Agent, provided that no Bank shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of the Local Currency Agent.

         SECTION 5.09 RIGHTS AS A BANK. With respect to its Commitment, Local Currency Commitment, Advances made by it, and any Notes issued to it in its individual capacity, the Local Currency Agent shall have the same rights and powers hereunder and under the Credit Agreement as any Bank and may exercise the same as through it were not the Local Currency Agent, and the term "Bank" or "Banks" or "Local Currency Bank" or "Local Currency Banks", as applicable, shall, unless the context otherwise indicates, include the Local Currency Agent in its individual capacity. The Local Currency Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Addendum or the Credit Agreement, with the Company or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

         SECTION 5.10 BANK CREDIT DECISION. Each Local Currency Bank acknowledges that it has, independently and without reliance upon the Local Currency Agent or any other Local

                                   Exhibit K - 7

Currency Bank and based on the financial statements prepared by the Company and the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Addendum and the Credit Agreement. Each Local Currency Bank also acknowledges that it will, independently and without reliance upon the Local Currency Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Addendum and the Credit Agreement.

         SECTION 5.11 SUCCESSOR LOCAL CURRENCY AGENT. The Local Currency Agent may resign at any time by giving written notice thereof to the Agent, the Local Currency Banks and the Company. Upon any such resignation, the Majority Local Currency Banks, with the consent of the Agent, shall have the right to appoint, on behalf of the Borrowers and the Banks, a successor Local Currency Agent. If no successor Local Currency Agent shall have been so appointed by the Majority Local Currency Banks and shall have accepted such appointment within thirty days after the retiring Local Currency Agent's giving notice of resignation, then the retiring Local Currency Agent may appoint, on behalf of the Borrowers and the Banks, a successor Local Currency Agent. Notwithstanding anything herein to the contrary, so long as no Default or Event of Default has occurred and is continuing, each such successor Local Currency Agent shall be subject to approval by the Company, which approval shall not be unreasonably withheld. Such successor Local Currency Agent shall be a commercial bank having capital and retained earnings of at least $250,000,000. Upon the acceptance of any appointment as the Local Currency Agent hereunder by a successor Local Currency Agent, such successor Local Currency Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Local Currency Agent, and the retiring Local Currency Agent shall be discharged from its duties and obligations hereunder and under the Credit Agreement. After any retiring Local Currency Agent's resignation hereunder as Local Currency Agent, the provisions of this ARTICLE V shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Local Currency Agent hereunder and under the Credit Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed by their duly authorized officers, all as of the date and year first above written.

                                       ECOLAB INC.

                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                       [INSERT NAME OF ENTITY TO BE THE
                                       SUBSIDIARY BORROWER UNDER THIS
                                       ADDENDUM], as the applicable Borrowing
                                       Subsidiary

                                   Exhibit K - 8

                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                       CITICORP USA, INC., as the Agent,
                                       [the Local Currency Agent,] [a Local
                                       Currency Bank]


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                       Notice Address:
                                       ---------------------------------------

                                       ---------------------------------------

                                       ---------------------------------------

                                       ---------------------------------------
                                       Attention:
                                                  ----------------------------
                                       Telephone No.:
                                                      ------------------------
                                       Facsimile No.:
                                                      ------------------------


                                       Payment Address:


                                       ---------------------------------------

                                       ---------------------------------------

                                       ---------------------------------------

                                       ---------------------------------------
                                       Attention:
                                                  ----------------------------
                                       Telephone No.:
                                                      ------------------------
                                       Facsimile No.:
                                                      ------------------------


                                       [OTHER LOCAL CURRENCY BANK NAMES], as a
                                       Local Currency Bank

                                       By:
                                           -----------------------------------
                                            Name:
                                            Title:

                                       Notice Address:

                                       ---------------------------------------

                                       ---------------------------------------

                                   Exhibit K - 9

                                       ---------------------------------------

                                       ---------------------------------------
                                       Attention:
                                                  ----------------------------
                                       Telephone No.:
                                                      ------------------------
                                       Facsimile No.:
                                                      ------------------------



                                       Payment Address:


                                       ---------------------------------------

                                       ---------------------------------------

                                       ---------------------------------------

                                       ---------------------------------------
                                       Attention:
                                                  ----------------------------
                                       Telephone No.:
                                                      ------------------------
                                       Facsimile No.:
                                                      ------------------------


                                 Exhibit K - 10

                                                                      SCHEDULE I
                                                      to Local Currency Addendum


                              Local Currency Banks

                           Local Currency Commitments

               Local Currency Facility        Aggregate Commitment

                           Applicable Lending Offices


     ------------------------------------------------------------------------------------------------
                       Local Currency Bank Name                       Local Currency Commitment
     ------------------------------------------------------------------------------------------------
                                                                             $__________
     ------------------------------------------------------------------------------------------------
                                                                             $__________
     ------------------------------------------------------------------------------------------------
                                                                             $__________
     ------------------------------------------------------------------------------------------------
                                                                             $__________
     ------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------------
     Local Currency Facility                                                 $__________
     Aggregate Commitment
     ------------------------------------------------------------------------------------------------

                                                                       Applicable Local
                                                                       Currency Lending
Local Currency Bank Name                                                  Office
------------------------                                                  ------


                                 Schedule I - 1

                                                                     SCHEDULE II
                                                      to Local Currency Addendum


                                  MODIFICATIONS

1.   BUSINESS DAY DEFINITION:

          ["BUSINESS DAY" shall mean a day (other than a Saturday or Sunday) on which banks are open for business in [_____________].]

2. INTEREST PAYMENT DATES: [Interest shall be paid (a) monthly in arrears on the tenth day of each month for Local Currency Advances which are Floating Rate Advances; and (b) at the end of each Interest Period for Local Currency Advances that are Fixed Rate Advances; PROVIDED, HOWEVER, for each Interest Period longer than three months, interest shall also be payable on the last day of each three-month interval during such Interest Period.]

3.   INTEREST PERIODS: [None.]

4.   INTEREST RATES:

          [(a) FIXED RATE LOCAL CURRENCY ADVANCES (OTHER THAN EUROCURRENCY ADVANCES) DENOMINATED IN [INSERT CURRENCY]: Each Local Currency Advance denominated in [Insert Currency] and for which an Interest Period has been selected in accordance with the terms of Article II of the Credit Agreement and this Addendum shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at a rate per annum equal to the sum of (i) the [Insert Defined Term for Fixed Rate Interest] for such Local Currency Advance for such Interest Period PLUS (ii) the Applicable Margin as in effect from time to time during such Interest Period [insert any adjustments for reserve requirements]; PROVIDED, HOWEVER, that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at all times equal to 2% per annum above the Base Rate PLUS the Applicable Margin.

          (b) A Local Currency Advance may be a Eurocurrency Advance, in which case it shall have Interest Periods as set forth in the Credit Agreement, and bear interest as set forth in the Credit Agreement, provided that the Applicable Margin shall be as set forth herein; and PROVIDED FURTHER that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at all times equal to 2% per annum above the Base Rate PLUS the Applicable Margin.


                                Schedule II - 1

          (c) FLOATING RATE LOCAL CURRENCY ADVANCES DENOMINATED IN [INSERT CURRENCY]: Each Local Currency Advance for which no Interest Period has been selected in accordance with the terms of Article II of the Credit Agreement and this Addendum shall bear interest from and including the date such Local Currency Advance is made to (but not including) the date such Local Currency Advance is repaid or converted into a Fixed Rate Advance in accordance with the terms of Article II of the Credit Agreement and this Addendum at a rate per annum equal to the sum of (i) the [insert defined term for floating rate interest] as in effect from time to time, changing as and when said [insert defined term for floating rate interest] changes PLUS (ii) the Applicable Margin as in effect from time to time changing as and when such Applicable Margin changes; PROVIDED, HOWEVER, that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at all times equal to 2% per annum above such [floating rate] PLUS the Applicable Margin.

     Initial Interest Rate Applicable to Local Currency Advances: [None.]

5.   APPLICABLE MARGINS.

     "APPLICABLE MARGINS" shall mean the Applicable Floating Rate Margin and/or Applicable Fixed Rate Margin, with respect to Local Currency Advances made pursuant to this Addendum. The Applicable Margins shall be determined, in accordance with the provisions of SECTION 2.7(c) of the Credit Agreement, by reference to the following:


         Applicable
                                                     Applicable Fixed Rate       Floating Rate
                                                          Margin                    Margin
Credit Rating                                        (Rate per Annum)           (Rate per Annum)
-------------                                        ----------------           ----------------
A or better (S&P) OR
A2 or better (Moody's)                               _____%                     _____%

Below A (S&P) and A2
(Moody's) but
A- (S&P) OR A3 (Moody's)                             _____%                     _____%

Below A- (S&P) and A3 (Moody's)
but
BBB+ (S&P) OR Baa1 (Moody's)                         _____%                     _____%

Below BBB+ (S&P) and Baa1 (Moody's)
but
BBB (S&P) OR Baa2 (Moody's)                          _____%                     _____%

Below BBB (S&P) and Baa2 (Moody's)
but
BBB- (S&P) AND Baa3 (Moody's)                        _____%                     _____%

Below BBB- (S&P) OR Baa3 (Moody's)                   _____%                     _____%


                                Schedule II - 2

     If, on the first day of the Interest Period for any Fixed Rate Advance, the Company shall not have Credit Ratings from both S&P and Moody's, the Credit Ratings of the Company for purposes of this Addendum shall be deemed to be below BBB- (S&P) and below Baa3 (Moody's) during such period. In addition, and notwithstanding the foregoing chart, if the Credit Rating of the Company from S&P is more than one level higher or lower than the equivalent Credit Rating from Moody's at such time, then the Applicable Fixed Rate Margin shall be determined as if the applicable Credit Rating of the Company from each of S&P and Moody's were one level higher than the lower of the two Credit Ratings.

6.   MODIFICATIONS TO INTEREST PERIOD SELECTION/CONVERSION CONTAINED IN
SECTION 2.10:

     Notice of selection of Interest Period or conversion/continuation shall be given by the Borrowing Subsidiary as follows:

     [__]:00 a.m. ([local] time) [___ Business Days prior to] [on] the proposed commencement of Interest Period or conversion;

7.   OTHER:

     Additional Conditions Precedent:

     Termination Date for Addendum:

     Maximum Number of Interest Periods: [___________].

     Prepayment Notices: The Borrowing Subsidiary or the Company, as applicable, shall be permitted to prepay the Local Currency Advances provided notice thereof is given to the Local Currency Agent not later than [__]:00 a.m. ([local] time) [on the date of such prepayment] [at least [_____] Business Days prior to the date of such prepayment].


                                Schedule II - 3

                                                                    SCHEDULE III
                                                      to Local Currency Addendum


                                OTHER PROVISIONS


1.   BORROWING PROCEDURES:

          (a) Notice of Borrowing shall be given by the Borrowing Subsidiary or the Company, as applicable, to the Local Currency Agent as follows:

          [__]:00 a.m. ([local] time) [___ Business Days prior to] [on] the date of the proposed Borrowing;

2.   FUNDING ARRANGEMENTS:

     Minimum amounts/increments for Local Currency Advances, repayments and prepayments: [$_______________ with increments of $_________]

3.   PROMISSORY NOTES:

4.   INFORMATION REQUIREMENTS:

5.   PAYMENT OFFICE/PAYMENT TIME:

6.   ELIGIBILITY CRITERIA FOR LOCAL CURRENCY BANKS:



                                Schedule III - 1

                                   SCHEDULE I

                 Applicable Lending Offices and Notice Addresses

CITICORP USA, INC.

Notice Address:

Citicorp USA, Inc.
c/o Citicorp Securities, Inc.
500 West Madison Street
Chicago, Illinois 60661
Attn: Ms. Lesley Noer
Telecopier No.: 312-627-3990

Domestic Lending Office and Eurodollar Lending Office:

Citicorp USA, Inc.
Bank Loan Syndications
Two Penns Way, Suite 200
New Castle, Delaware 19720
Attn: Ms. Lisa Rodriguez
Telecopier No.: 302-894-6120

Eurocurrency Lending Office:

Citibank, N.A.
Riverdale House
68 Molesworth Street
Lewisham SE13 7EU, England
Attn: Mr. Andrew Bennett, Loans Agency
Telecopier No.: 0171-500-4482
Telex No./Answerback: 299831 CIBLA


MORGAN GUARANTY TRUST COMPANY OF NEW YORK

Notice Address:

Morgan Guaranty Trust Company of New York
60 Wall Street
New York, New York 10260-0600
Attn: Mr. Kit C. Wong, Associate
Telecopier No.: 212-648-5336
Telex No./Answerback: 177615 MGT UT or 620106 MGT UW

Domestic Lending Office:

Morgan Guaranty Trust Company of New York
60 Wall Street
New York, New York 10260-0060
Attn: Loan Department
Telex No./Answerback: 177615 MGT UT or 62010 MGT UW

Eurodollar Lending Office:

Morgan Guaranty Trust Company of New York
Nassau, Bahamas Office
c/o J.P. Morgan Services Inc.
Loan Operations - 3rd Floor
500 Stanton-Christiana Road
Newark, Delaware 19713
Telex No./Answerback: 177425 MBDEL UT

Eurocurrency Lending Office:

Morgan Guaranty Trust Company of New York
c/o Commercial Loan
60 Victoria Embankment
London EC4YOJP
Attn: Tony Mitchell
Telecopier No.: 071-325-8114
Telex No./Answerback: 896631 MGTJ

(With a copy to: Multi-Option Unit - Loan Department
           Telecopier No.: 302-634-1094

     and to: Barbara McCarney, Credit Administration
                         Telecopier No.: 302-634-1091)

WELLS FARGO BANK, NATIONAL ASSOCIATION

Notice Address and Domestic Lending Office:

Wells Fargo Bank, National Association
Sixth & Marquette - MAC N305-031
Minneapolis, MN 55479
Attn: Ethel Philips
Telecopier No.: 612-667-4145
     and to: Allison Gelfman
             Telecopier No.: 612-667-4145


Eurodollar Lending Office and Eurocurrency Lending Office:

Wells Fargo Bank, National Association
Sixth & Marquette - MAC N305-031
Minneapolis, MN 55479
Attn: Ethel Philips
Telecopier No.: 612-667-4145


CREDIT SUISSE FIRST BOSTON

Notice Address:

Credit Suisse First Boston
227 West Monroe Street - 40th Floor
Chicago, Illinois 60606
Attn: T. Toulouse, Member of Senior Management
Telecopier No.: 312-630-0359
Telex No./Answerback: 4932176 CREDUI

Domestic Lending Office, Eurodollar Lending Office and Eurocurrency Lending Office:

Credit Suisse First Boston
12 East 49th Street - 41st Floor
New York, New York 10017
Attn: H. Leslie
Telecopier No.: 212-238-5246
Telex No./Answerback: 420149 CRESWIS
(With a copy to the Notice Address)

BANK ONE, NA

Notice Address:

Bank One, NA
Suite 0173, 14th Floor
1 Bank One Plaza
Chicago, Illinois 60670-0324
Attn: Mr. J. Garland Smith, Managing Director
Telecopier No.: 312-732-1117

Domestic Lending Office and Eurodollar Lending Office:

Bank One, NA
Suite 0634, 10th Floor
1 Bank One Plaza
Chicago, Illinois 60670
Attn: Ms. Carlene Hicks, Customer Service Officer
Telecopier No.: 312-732-4840
Telex No./Answerback: 4330253, FNBC UI or FNBC UT

Eurocurrency Lending Office:

Bank One, London
First Chicago House
90 Long Acre WCZE9RB
London, United Kingdom
Attn: Leigh Haaems/Dot O'Flagherty
Telecopier No.: 44 71 240 0011
Telex No./Answerback: 887716 FNBCLN G
(With a copy to the Domestic Lending Office)

BANK OF AMERICA, N.A.

Notice Address:

Bank of America, N.A.
70 West Madison Street, Suite 5300
Chicago, Illinois 60602
Attn: Ms. E. Brooke Bauer, Vice President
Telecopier No.: 312-372-9194

Domestic Lending Office, Eurodollar Lending Office and Eurocurrency Lending Office:

Bank of America, N.A.
1 NationsBank Plaza
NC1002-06-19
Charlotte, North Carolina 28255
Attn: Ms. Kathy Mumpower, Corporate Banking Officer
Telecopier No.: 704-386-8694

WACHOVIA BANK, N.A.

Notice Address, Domestic Lending Office and Eurodollar Lending Office:

Wachovia Bank of Georgia, N.A.
191 Peachtree Street
Mail Code 370
Atlanta, Georgia 30303
Attn: Ms. Frances Whitington, Banking Officer (Credit Matters)
          Ms. Teresa Howard (Operations/Administration)
Telecopier No.: 404-332-6898 (Credit Matters)
                        404-332-1118 (Operations/Administration)

Eurocurrency Lending Office:

Wachovia Bank of North Carolina
301 Main Street
Winston-Salem, North Carolina 27102
Attn: Ms. Jane Beasley
Telecopier No.: 919-770-4875
Telex No./Answerback: 806474                                  WACHFXAWSL